Exhibit 10.1

FOURTH AMENDMENT TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

FOURTH AMENDMENT TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Fourth Amendment”), dated as of March 16, 2021, by and among DESTINATION XL GROUP, INC., a Delaware corporation, for itself and as Lead Borrower (in such capacity, the “Lead Borrower”) for the other Borrowers (individually, a “Borrower” and, collectively, the “Borrowers”), the Borrowers, the Guarantors, the Lenders party hereto, BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent (in such capacities, the “Agent”), and PLC AGENT LLC, a Delaware limited liability company in its capacity as agent for the FILO Lenders (in such capacity, the “FILO Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agent, among others, have entered into a certain Seventh Amended and Restated Credit Agreement, dated as of May 24, 2018, as amended by a certain First Amendment to Seventh Amended and Restated Credit Agreement, dated as of June 3, 2019, as amended by a certain Waiver and Second Amendment to Seventh Amended and Restated Credit Agreement, dated as of September 5, 2019, and as amended by a certain Third Amendment to Seventh Amended and Restated Credit Agreement as of April 15, 2020 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrowers have requested, among other things, that the Agent and the Lenders agree to (a) the Borrowers repaying, refinancing, and replacing the existing first-in, last-out term loan provided under the Credit Agreement prior to the effectiveness of this Fourth Amendment (the “Existing FILO”) and held by the existing FILO Lenders party to the Credit Agreement prior to the effectiveness of this Fourth Amendment (such lenders, the “Existing FILO Lenders”) in full with a new first-in, last-out term loan facility by the FILO Lenders party hereto pursuant to this Fourth Amendment and (b) amend certain other provisions of the Credit Agreement, in each case, subject to the terms and conditions set forth herein; and

WHEREAS, the Borrowers, the Guarantors, the Agent, the FILO Agent, the Revolving Lenders, and the FILO Lenders have agreed to, on the terms and conditions set forth herein, (a) after giving effect to the Fourth Amendment, the Existing FILO Lenders having no further obligations to make FILO Loans under the Existing FILO, (b) the FILO Lenders party hereto making the FILO Loan on the Fourth Amendment Effective Date (as defined below) to the Borrowers to repay, refinance, and replace the Existing FILO in full, and (c) amend certain other provisions of the Credit Agreement.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.

Incorporation of Terms and Conditions of Credit Agreement.  Except as amended hereby, all of the terms and conditions of the Credit Agreement (including, without limitation, all definitions set forth therein) are specifically incorporated herein by reference.  Except as amended hereby, all capitalized terms used (including in the preamble hereto) but not otherwise defined herein shall have the same meaning as in the Credit Agreement, as applicable.

2.	Representations and Warranties. Each Loan Party hereby represents and warrants that, as of the Fourth Amendment Effective Date:

a.

the transactions contemplated hereby are within each Loan Party’s corporate powers and have been duly authorized by all necessary corporate, membership, partnership or other necessary action.  This Fourth Amendment has been duly executed and delivered by each Loan Party that is a party hereto and this Fourth Amendment and the other Loan Documents to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

b.

the transactions to be entered into and contemplated by this Fourth Amendment (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect and except filings and recordings necessary to perfect Liens created under the Loan Documents, (ii) will not violate any applicable Law or the Organization Documents of any Loan Party, (iii) will not violate or result in a default under any Material Contract, any indenture or any other agreement, instrument or other evidence of Material Indebtedness or other material instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, except to the extent that such violation or default would not reasonably be expected to result in a Material Adverse Effect, and (iv) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Loan Documents; and

c.

(i) no Default or Event of Default exists under the Credit Agreement or under any other Loan Document and (ii) all representations and warranties contained in the Credit Agreement or in any other Loan Document are true and correct in all material respects, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case, they are true and correct as of such earlier date and (y) in the case of any representation and warranty qualified by materiality, they are true and correct in all respects.

3.

Ratification of Loan Documents, Guaranties and Security Interests.  Each of the Loan Parties agrees that, after giving effect to this Fourth Amendment and except as otherwise expressly provided herein, all terms and conditions of the Credit Agreement, the Security Agreement, the Facility Guaranty, and the other Loan Documents remain in full force and effect, and each such Person reaffirms and confirms the continued validity of, and ratifies each Loan Document to which it is a party and agrees and confirms that it will perform and observe on and after the Fourth Amendment Effective Date, all Obligations (including, without limitation, the Revolving Obligations and the FILO Obligations), covenants and agreements to be performed by it under and in accordance with the Credit Agreement and the other Loan Documents.  Each of the Loan Parties hereby ratifies, confirms, and reaffirms that all representations and warranties of the Loan Parties contained in the Credit Agreement and other Loan Documents or otherwise made in writing in connection therewith are true and correct in all material respects as of the date hereof, except to the extent that (a) such representations and warranties are qualified as to “materiality”, “Material Adverse Effect” or similar language, in which case they are true and correct in all respects (as so qualified by “materiality”, “Material Adverse Effect” or similar language), and (b) such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects (or in all respects, as applicable) on and as of such earlier date.  Each of the Guarantors hereby acknowledges, restates, confirms and agrees that the Guaranteed Obligations (as defined in the Facility Guaranty) include, without limitation, all Obligations (including, without limitation, the Revolving Obligations and the FILO Obligations) of the Loan Parties at any time (including, without limitation, Obligations incurred prior to the date hereof) and from time to time outstanding under the Credit Agreement and the other Loan Documents, as such Obligations (including, without limitation, the Revolving Obligations, and the FILO Obligations) have been amended pursuant to this Fourth Amendment.  Each Loan Party hereby acknowledges, ratifies, restates and affirms to the Agent, the FILO Agent, and each other Credit Party its grant of a continuing security interest and lien on, and hereby grants a security interest and lien on, all of the Collateral in favor of the Agent and each Credit Party as security for the Obligations (including, without limitation, the Revolving Obligations and the FILO Obligations), in each case, subject to no other Liens (other than Permitted Encumbrances).  The Loan Parties hereby acknowledge, confirm and agree (i) that the Security Documents and any and all Collateral previously pledged (except to the extent expressly released prior to the Fourth Amendment Effective Date) to the Agent, for the benefit of the Credit Parties, pursuant thereto, shall continue to secure all applicable Obligations (including, without limitation, the Revolving Obligations and the FILO Obligations) of the Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents, as such Obligations (including, without limitation, the Revolving Obligations, and the FILO Obligations) have been amended pursuant to this Fourth Amendment, and (ii) nothing herein shall nor is it intended to (A) constitute a novation or accord and satisfaction with respect to the Loan Documents or (B) operate as a waiver of any right, power or remedy.

4.	Amendments to Credit Agreement. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 7 hereof:
a.

Credit Agreement.  The Credit Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto.

b.

Exhibits to Credit Agreement.  Exhibit A (Form of Committed Loan Notice), Exhibit C-3 (Form of FILO Loan Note), Exhibit D (Form of Compliance Certificate), Exhibit E (Form of Assignment and Assumption), and Exhibit F (Form of Borrowing Base Certificate) are hereby deleted in their entirety and a new Exhibit A, Exhibit C-3, Exhibit D, Exhibit E, and Exhibit F are substituted in their stead, each as attached hereto as Annex B.

c.	Schedules to Credit Agreement. Each of the schedules to the Credit Agreement is hereby deleted in its entirety and substituted in its stead is each of the updated schedules attached hereto as Annex C.
5.

Appointment of FILO Agent.  Effective as of the Fourth Amendment Effective Date, the Credit Agreement is hereby amended to add PLC Agent LLC as the FILO Agent and, from and after such date, such Person will be bound by the terms of the Credit Agreement relating to the FILO Agent.

6.	Joinder of FILO Lenders; Acknowledgments of FILO Lenders.
(a)

Each FILO Lender, by its signature below, confirms that it has agreed to become a “Lender” and a “FILO Lender” under, and as defined in, the Credit Agreement holding FILO Loans in the amount set forth opposite such FILO Lender’s name on Schedule 2.01 attached hereto, effective on the Fourth Amendment Effective Date.  Each FILO Lender (i) acknowledges that in connection with it becoming a Lender and a FILO Lender it has received a copy of the Credit Agreement (including all schedules and exhibits thereto), together with copies of the most recent financial statements delivered by the Borrowers pursuant to the existing Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender and a FILO Lender; and (ii) agrees that, upon it becoming a Lender and a FILO Lender on the Fourth Amendment Effective Date, it will, independently and without reliance upon the Agent, the FILO Agent, any L/C Issuer or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement. In addition, each FILO Lender represents and warrants that it is duly organized and existing and it has full power and authority to take and has taken all action necessary to execute and deliver this Fourth Amendment and to consummate the transactions contemplated hereby and to become a Lender and a FILO Lender on the Fourth Amendment Effective Date.  Each FILO Lender acknowledges and agrees that, on the Fourth Amendment Effective Date, such FILO Lender shall become a Lender and a FILO Lender and, from and after such date, such FILO Lender will be bound by the terms of the Credit Agreement.

(b)

Each FILO Lender acknowledges that it has received such information and documents as it has deemed appropriate and has made its own credit analysis and decision to become a FILO Lender and make a FILO Loan to the Borrowers. Each FILO Lender acknowledges that the FILO Agent and its Affiliates’ activities in connection with the FILO Loans, this Fourth Amendment and the transactions contemplated hereby are undertaken by the FILO Agent or such Affiliates as a principal on an arm’s-length basis and neither the FILO Agent nor any of its Affiliates has any fiduciary, advisory or similar responsibilities in favor of such FILO Lender in connection with the FILO Loans, this Fourth Amendment or the transactions contemplated hereby or the process related thereto.  Each of the FILO Lenders hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the FILO Agent or any of its Affiliates with respect to any breach or alleged breach of agency or fiduciary duty.  In connection with all aspects of each transaction contemplated hereby, each FILO Lender acknowledges and agrees that:  (i) the FILO Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such FILO Lender and its Affiliates, and neither the FILO Agent nor any of its Affiliates has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship, (ii) the FILO Agent has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and such FILO Lender has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, (iii) (w) neither the FILO Agent nor any of its Affiliates bears any responsibility (or shall be liable) for the accuracy or completeness (or lack thereof) of any documents or information provided to such FILO Lender in connection with the FILO Loans, this Fourth Amendment and the transactions contemplated hereby; (x) no representation regarding any such documents or information is made by the FILO Agent or any of its Affiliates; (y) neither the FILO Agent nor any of its Affiliates has made any independent verification as to the accuracy or completeness of any such documents or information; and (z) the FILO Agent and its Affiliates shall have no obligation to update or supplement any such documents or information or otherwise provide additional information.  In connection with the transaction contemplated hereby, including its decision to become a FILO Lender and to make a FILO Loan to the Borrowers, each FILO Lender acknowledges and agrees that it is not relying upon any representations or warranties made by the FILO Agent or any of its Affiliates or, except as expressly set forth in this Fourth Amendment and the other Loan Documents, any other Person.

7.

Conditions to Effectiveness.  This Fourth Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Agent, the FILO Agent, and the Lenders party hereto (as applicable) (such date being the “Fourth Amendment Effective Date”):

a.	The Agent and the FILO Agent (or their respective counsel) shall have received each of the following, and in form and substance satisfactory to the Agent and the FILO Agent:
i.	counterparts of this Fourth Amendment duly executed and delivered by the Agent, the FILO Agent, each of the Lenders and each Loan Party;
ii.	a FILO Note executed by the Borrowers in favor of each FILO Lender requesting a FILO Note;
iii.

a Borrowing Base Certificate, dated as of the Fourth Amendment Effective Date, executed by a Responsible Officer of the Lead Borrower, relating to the Fiscal Month ending February 28, 2021, which shall demonstrate that Availability as of the Fourth Amendment Effective Date and after giving pro forma effect to this Fourth Amendment and the transactions contemplated hereby, is not less than twenty percent (20%) of the Revolving Loan Cap;

iv.	the FILO Fee Letter, executed by the Borrowers and the FILO Agent, shall be delivered to the FILO Agent;
v.	a completed information certificate of the Loan Parties in form consistent with the information certificate delivered on the Closing Date;
vi.

such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Agent may require evidencing (A) the authority of each Loan Party to enter into this Fourth Amendment and the other Loan Documents to which such Loan Party is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Fourth Amendment and the other Loan Documents to which such Loan Party is a party or is to become a party, and attaching copies of each Loan Party’s organizational documents and such other documents and certifications as the Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of formation;

vii.

a certificate from the chief financial officer of the Borrowers reasonably satisfactory in form and substance to the Agent, certifying that as of the Fourth Amendment Effective Date, after giving effect to the transactions contemplated hereby, (A) the Loan Parties, on a Consolidated basis, are Solvent, (B) all representations and warranties contained in this Fourth Amendment and the other Loan Documents or otherwise made in writing in connection herewith or therewith are true and correct in all material respects as of the Fourth Amendment Effective Date with the same effect as if made on and as of such date, except to the extent that (x) such representations and warranties are qualified as to “materiality”, “Material Adverse Effect” or similar language, in which case they are true and correct in all respects (as so qualified by “materiality”, “Material Adverse Effect”

or similar language) on and as of such date, and (y) such representations and warranties that relate to an earlier date, in which case they are true and correct in all material respects on and as of such earlier date, and (C) no Default or Event of Default shall have occurred and be continuing; and

viii.	to the extent not previously delivered, there shall have been delivered to the Agent the additional instruments and documents described in the information certificate.
b.

The Agent, the FILO Agent, and the Lenders shall have received all documentation and other information reasonably requested by them that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

c.

At least five (5) Business Days prior to the Fourth Amendment Effective Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests in writing to the Lead Borrower at least five (5) Business Days prior to the Fourth Amendment Effective Date, a Beneficial Ownership Certification in relation to such Borrower.

d.

The Agent shall have received a favorable opinion of Greenberg Traurig, LLP, counsel to the Loan Parties, addressed to the Agent, the FILO Agent, and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Agent may reasonably request.

e.

Results of searches or other evidence reasonably satisfactory to the Agent (in each case dated as of a date reasonably satisfactory to the Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases, satisfactions and discharges of any mortgages, and releases or subordination agreements reasonably satisfactory to the Agent are being tendered concurrently with such extension of credit or other arrangements reasonably satisfactory to the Agent for the delivery of such termination statements, releases, satisfactions and discharges and subordinations have been made.

f.	The Agent and the FILO Agent shall have completed business and legal due diligence, including, without limitation, 2021 monthly projected financial statements.
g.

All accrued fees and expenses of the Agent, the FILO Agent and the Lenders (including the reasonable fees and expenses of counsel (including any local counsel) for the FILO Agent) due and owing as of the Fourth Amendment Effective Date and invoiced not less than one (1) Business Day prior to the Fourth Amendment Effective Date shall have been (or concurrently therewith, will be) paid in full, including, for the avoidance of doubt, any fees payable pursuant to the Fee Letter and the FILO Fee Letter that are due and payable on the date hereof.

h.	After giving effect to this Fourth Amendment, no Default or Event of Default shall have occurred and be continuing.
i.	All action on the part of each Loan Party necessary for the valid execution, delivery and performance by such Loan Party of this Fourth Amendment shall have been duly and effectively taken.

j.	Since February 2, 2020, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
k.

The absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Borrowers, threatened in writing in any court or before any arbitrator or governmental authority in which there is a reasonable possibility of a decision which would reasonably be expected to have a Material Adverse Effect.

l.

To the extent not previously delivered, the Agent and the FILO Agent shall have received all documents and instruments, including Uniform Commercial Code financing statements and any amendments thereto, required by law or reasonably requested by the Agent to be filed, registered, published or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and substantially concurrently herewith, all such documents and instruments shall be so filed, registered, published or recorded to the satisfaction of the Agent, and all filing and recording fees and taxes in connection therewith shall be duly paid.

m.

The FILO Agent shall have received, at least three (3) Business Days prior to the Fourth Amendment Effective Date, a Committed Loan Notice with respect to the FILO Loan, which shall, among other things, specify the proposed Fourth Amendment Effective Date.

8.	Post-Closing Covenants.
a.

Within thirty (30) days (or such longer period as agreed by the Agent in its sole discretion) following the Fourth Amendment Effective Date, the Borrowers shall deliver to Agent in form and substance satisfactory to the Agent, updated insurance certificates and insurance endorsements as required pursuant to Section 6.07 of the Credit Agreement.

b.

Within sixty (60) days (or such longer period as agreed by the Agent in its sole discretion following the Fourth Amendment Effective Date, the Borrowers shall use commercially reasonable efforts to deliver to the Agent in form and substance satisfactory to the Agent, a Customs Broker/ Carrier Agreement duly executed by the applicable Loan Party and each customs broker, freight forwarder, consolidator, or carrier, as applicable, engaged by any Loan Party as of the Fourth Amendment Effective Date.

9.	Loan Document. This Fourth Amendment shall constitute a Loan Document for all purposes.
10.

Binding Effect.  The terms and provisions hereof shall be binding upon the parties hereto and their successors and assigns and shall inure to the benefit of the Agent, the FILO Agent and each Lender and their respective successors and assigns.

11.

Multiple Counterparts.  This Fourth Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Fourth Amendment by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Fourth Amendment.

12.

Severability.  If any provision of this Fourth Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Fourth Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.	Headings. The headings at various places in this Fourth Amendment are intended for convenience only and shall not affect the interpretation of this Fourth Amendment.
14.

Governing Law.  THIS FOURTH AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS FOURTH AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Fourth Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written and is intended to take effect as a sealed instrument.

BORROWERS:

DESTINATION XL GROUP, INC., as a Lead Borrower and a Borrower
By:	/s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr
Title: Chief Financial Officer

CMRG APPAREL, LLC, as a Borrower
By:	/s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr
Title: Chief Financial Officer

[DXL – Signature Page to Fourth Amendment to Seventh Amended and Restated Credit Agreement]

GUARANTORS:

CASUAL MALE RBT, LLC, as a Guarantor
By:	/s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr
Title: Chief Financial Officer

CAPTURE, LLC, as a Guarantor
By:	/s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr
Title: Chief Financial Officer

CASUAL MALE STORE, LLC, as a Guarantor
By:	/s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr
Title: Chief Financial Officer

CASUAL MALE RETAIL STORE, LLC, as a Guarantor
By:	/s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr
Title: Chief Financial Officer

CASUAL MALE DIRECT, LLC, as a Guarantor
By:	/s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr
Title: Chief Financial Officer

THINK BIG PRODUCTS, LLC, as a Guarantor
By:	/s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr
Title: Chief Financial Officer

CMRG HOLDCO, LLC, as a Guarantor
By:	/s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr
Title: Chief Financial Officer

[DXL – Signature Page to Fourth Amendment to Seventh Amended and Restated Credit Agreement]

DXLG WHOLESALE, LLC, as a Guarantor
By:	/s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr
Title: Chief Financial Officer

CMRG APPAREL MANAGEMENT, INC., as a Guarantor
By:	/s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr
Title: Chief Financial Officer

CMXL APPAREL, LP, as a Guarantor
By:	/s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr
Title: Chief Financial Officer

CASUAL MALE (EUROPE), LLC, as a Guarantor
By:	/s/ Peter H. Stratton, Jr.
Name: Peter H. Stratton, Jr
Title: Chief Financial Officer

[DXL – Signature Page to Fourth Amendment to Seventh Amended and Restated Credit Agreement]

AGENT:

bank of america, n.a., as Administrative Agent and as Collateral Agent
By:	/s/ Christine Hutchinson
Name: Christine Hutchinson
Title: Senior Vice President

[DXL – Signature Page to Fourth Amendment to Seventh Amended and Restated Credit Agreement]

FILO AGENT:

PLC AGENT LLC, as FILO Agent
By: PATHLIGHT CAPITAL LP, its Sole Member
By:	PATHLIGHT GP LLC, its General Partner
By:	/s/ Matthew Williams
Name: Matthew Williams
Title: Managing Director

[DXL – Signature Page to Fourth Amendment to Seventh Amended and Restated Credit Agreement]

LENDERS:

bank of america, n.a., as a Revolving Lender, L/C Issuer and Swing Line Lender
By:	/s/ Christine Hutchinson
Name: Christine Hutchinson
Title: Senior Vice President

[DXL – Signature Page to Fourth Amendment to Seventh Amended and Restated Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Revolving Lender
By:	/s/ Dan Hurley
Name: Dan Hurley
Title: Assistant Vice President

[DXL – Signature Page to Fourth Amendment to Seventh Amended and Restated Credit Agreement]

CITIZENS BANK, N.A., as a Revolving Lender
By:	/s/ Madison Burns
Name: Madison Burns
Title: Assistant Vice President

[DXL – Signature Page to Fourth Amendment to Seventh Amended and Restated Credit Agreement]

PATHLIGHT CAPITAL FUND II LP, as a FILO Lender
By: PATHLIGHT PARTNERS II GP LLC, its General Partner
By:	/s/ Matthew Williams
Name: Matthew Williams
Title: Managing Director

[DXL – Signature Page to Fourth Amendment to Seventh Amended and Restated Credit Agreement]

ANNEX A

Conformed Credit Agreement

See attached.

Annex A – Conformed ~~Through Third~~through Fourth Amendment

SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of May 24, 2018,
as amended on June 3, 2019,
as amended on September 5, 2019,
as amended on April 15, 2020,
as amended on March 16, 2021

among

DESTINATION XL GROUP, INC.,
as the Lead Borrower

For

The Borrowers Named Herein

The Guarantors Named Herein

Bank of America, N.A.,
as Administrative Agent and Collateral Agent

and

PLC AGENT LLC,
as FILO Agent

and

The Other Lenders Party Hereto

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agent

BANK OF AMERICA, N.A.,
as Sole Lead Arranger and Sole Bookrunner

(i)

5.03	Governmental Authorization; Other Consents	103
5.04	Binding Effect	103
5.05	Financial Statements; No Material Adverse Effect	103
5.06	Litigation	104
5.07	No Default	104
5.08	Ownership of Property; Liens	104
5.09	Environmental Compliance	105
5.10	Insurance	105
5.11	Taxes	105
5.12	ERISA Compliance	106
5.13	Subsidiaries; Equity Interests	106
5.14	Margin Regulations; Investment Company Act	107
5.15	Disclosure	107
5.16	Compliance with Laws	107
5.17	Intellectual Property; Licenses, Etc	107
5.18	Labor Matters	108
5.19	Security Documents	108
5.20	Solvency	109
5.21	Deposit Accounts; Credit Card Arrangements	109
5.22	Brokers	109
5.23	Customer and Trade Relations	109
5.24	Material Contracts	109
5.25	Casualty	109
5.26	EEA Financial Institution	110
5.27	OFAC; Sanctions	110
5.28	Beneficial Ownership Certification	110

ARTICLE VI AFFIRMATIVE COVENANTS		110

6.01	Financial Statements	110
6.02	Certificates; Other Information	112
6.03	Notices	114
6.04	Payment of Obligations	115
6.05	Preservation of Existence, Etc	115
6.06	Maintenance of Properties	115
6.07	Maintenance of Insurance	115
6.08	Compliance with Laws	117
6.09	Books and Records; Accountants	117
6.10	Inspection Rights	117
6.11	Additional Loan Parties	118
6.12	Cash Management	119
6.13	Information Regarding the Collateral	120
6.14	Physical Inventories	120
6.15	Environmental Laws	121
6.16	Further Assurances	121
6.17	Compliance with Terms of Leaseholds	121
6.18	Material Contracts	122
6.19	OFAC; Sanctions	122
6.20	FILO Push Down Reserve	122

ARTICLE VII NEGATIVE COVENANTS		122

7.01	Liens	122

(ii)

7.02	Investments	122
7.03	Indebtedness; Disqualified Stock; Equity Issuances	123
7.04	Fundamental Changes	123
7.05	Dispositions	123
7.06	Restricted Payments	124
7.07	Prepayments of Indebtedness	124
7.08	Change in Nature of Business	124
7.09	Transactions with Affiliates	125
7.10	Burdensome Agreements	125
7.11	Use of Proceeds	125
7.12	Amendment of Material Documents	126
7.13	Fiscal Year	126
7.14	Deposit Accounts; Credit Card Processors	126
7.15	Financial Covenant	126
7.16	Excess Cash Amounts	126

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		126

8.01	Events of Default	128
8.02	Remedies Upon Event of Default	129
8.03	Application of ~~Funds~~Proceeds of Collateral (Other than FILO Collateral)	131
8.04	Application of Proceeds of FILO Collateral	133
8.05	DIP Financings; Proceeds under Debtor Relief Laws	135
8.06	Avoidance and Reinstatement	137
8.07	Payments Over	137
8.08	Subrogation	137

ARTICLE IX THE ~~AGENT~~AGENTS		138

9.01	Appointment and Authority	138
9.02	Rights as a Lender	138
9.03	Exculpatory Provisions	138
9.04	Reliance by Agent	140
9.05	Delegation of Duties	140
9.06	Resignation of Agent	140
9.07	Non-Reliance on Agent and Other Lenders	141
9.08	No Other Duties, Etc	142
9.09	Agent May File Proofs of Claim	142
9.10	Collateral and Guaranty Matters	143
9.11	Notice of Transfer	144
9.12	Reports and Financial Statements	144
9.13	Agency for Perfection	145
9.14	Indemnification of Agent	145
9.15	Relation among Lenders	146
9.16	Reserves	146
9.17	Certain ERISA Matters	146
9.18	FILO Agent	147
9.19	Recovery of Erroneous Payments	148

ARTICLE X MISCELLANEOUS		148

10.01	Amendments, Etc	148
10.02	Notices; Effectiveness; Electronic Communications	156

(iii)

10.03	No Waiver; Cumulative Remedies	157
10.04	Expenses; Indemnity; Damage Waiver	158
10.05	Payments Set Aside	159
10.06	Successors and Assigns	159
10.07	Treatment of Certain Information; Confidentiality	163
10.08	Right of Setoff	164
10.09	Interest Rate Limitation	165
10.10	Counterparts; Integration; Effectiveness	165
10.11	Survival	165
10.12	Severability	166
10.13	Replacement of Lenders	166
10.14	Governing Law; Jurisdiction; Etc	167
10.15	Waiver of Jury Trial	167
10.16	No Advisory or Fiduciary Responsibility	168
10.17	USA PATRIOT Act Notice	168
10.18	Foreign ~~Asset~~Assets Control Regulations	169
10.19	Time of the Essence	169
10.20	Press Releases	169
10.21	Additional Waivers	169
10.22	No Strict Construction	171
10.23	Attachments	171
10.24	Electronic Execution of Assignments and Certain Other Documents	171
10.25	Keepwell	172
10.26	Acknowledgement Regarding Any Supported QFCs	172
10.27	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	173
10.28	Amendment and Restatement	173

SIGNATURES		S-1, 3, 4

(iv)

SCHEDULES

1.01	Borrowers
0	Commitments and Applicable Percentages
2.03	Existing Letters of Credit
5.01	Loan Parties Organizational Information
0	Litigation
5.08(b)(1)	Owned Real Estate
5.08(b)(2)	Leased Real Estate
5.10	Insurance
0	Subsidiaries; Other Equity Investments; Equity Interests in the Borrowers
0	Intellectual Property Matters
5.18	Collective Bargaining Agreements
5.21(a)	DDAs
5.21(b)	Credit Card Arrangements
5.24	Material Contracts
6.02	Financial and Collateral Reporting
0	Existing Liens
7.02	Existing Investments
0	Existing Indebtedness
7.09	Affiliate Transactions
0	Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Revolving Note
C-2	Swing Line Note
C-3	FILO Loan Note
D	Compliance Certificate
E	Assignment and Assumption
F	Borrowing Base Certificate
G-1 – G-4	Tax Compliance Certificates

(v)

SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

This SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of May 24, 2018, as amended on June 3, 2019, and as further amended on September 5, 2019, and as further amended on April 15, 2020, and a further amended on March 16, 2021, among:

DESTINATION XL GROUP, INC., a Delaware corporation (the “Lead Borrower”),

the Persons named on Schedule 1.01 hereto (collectively, the “Borrowers”),

the Guarantors,

each Revolving Lender and each FILO Lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”),

BANK OF AMERICA, N.A., a national banking association with offices at 100 Federal Street, Boston, Massachusetts 02110, as Administrative Agent and Collateral Agent,

PLC AGENT LLC, a Delaware limited liability company, with offices at 18 Shipyard Drive, Suite 2C, Hingham, Massachusetts 02043, as the FILO Agent, and

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent.

W I T N E S S E T H:

WHEREAS, the Borrowers have requested that (x) the Revolving Lenders provide a revolving credit facility, and the Revolving Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue Letters of Credit, in each case on the terms and conditions set forth herein, and (y) the FILO Lenders provide a first in, last out term loan facility as of the Fourth Amendment Effective Date, and the FILO Lenders have indicated their willingness to lend on the terms and conditions set forth herein;

WHEREAS, the Borrowers have entered into a Sixth Amended and Restated Loan and Security Agreement, dated as of November 10, 2010 (as amended and in effect, the “Existing Credit Agreement”), among such Borrowers, the “Lenders” as defined therein, and Bank of America, N.A. as “Administrative Agent” and “Collateral Agent”; and

WHEREAS, in accordance with ARTICLE 15.1 of the Existing Credit Agreement, the Borrowers, the Lenders and the Agent desire to amend and restate the Existing Credit Agreement as provided herein and in the Security Agreement.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree that the Existing Credit Agreement shall be amended and restated as set forth herein and in the Security Agreement in its entirety to read as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01Defined Terms

.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Accelerated Borrowing Base Delivery Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrowers to maintain Availability at least equal to fifteen percent (15%) of the Revolving Loan Cap (calculated without giving effect to the FILO Push Down Reserve).  For purposes of this Agreement, the occurrence of an Accelerated Borrowing Base Delivery Event shall be deemed continuing at the Agent’s option (i) so long as such Event of Default has not been waived or is no longer continuing, and/or (ii) if the Accelerated Borrowing Base Delivery Event arises as a result of the Borrowers’ failure to achieve Availability as required hereunder, until Availability has exceeded fifteen percent (15%) of the Revolving Loan Cap (calculated without giving effect to the FILO Push Down Reserve) for sixty (60) consecutive calendar days, in which case an Accelerated Borrowing Base Delivery Event shall no longer be deemed to be continuing for purposes of this Agreement. The termination of an Accelerated Borrowing Base Delivery Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Accelerated Borrowing Base Delivery Event in the event that the conditions set forth in this definition again arise.

“Acceptable Document of Title” means, with respect to any Inventory, a tangible, negotiable bill of lading or other Document (as defined in the UCC) that (a) is issued by a common carrier which is not an Affiliate of the Approved Foreign Vendor or any Loan Party which is in actual possession of such Inventory, (b) is issued to the order of a Loan Party or, if so requested by the Agent, to the order of the Agent, (c) names the Agent as a notify party and bears a conspicuous notation on its face of the Agent’s security interest therein, (d) is not subject to any Lien (other than in favor of the Agent), and (e) is on terms otherwise reasonably acceptable to the Agent.

“ACH” means automated clearing house transfers.

“Accommodation Payment” [~~as defined~~]has the meaning set forth in Section 0.

“Account” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, or (b) for services rendered or to be rendered.

“Account Control Agreement” has the meaning specified in the Security Agreement.

“Acquisition” means, with respect to any Person (a) a purchase of a Controlling interest in, the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, or (d) any acquisition of any Store locations of any Person, in each case in any transaction or group of transactions which are part of a common plan, with an aggregate purchase price of $5,000,000.

“Act” [~~shall have~~]has the meaning [~~provided~~]set forth in Section 0.

“Additional Commitment Lender” [~~shall have~~]has the meaning [~~provided~~]set forth in Section 0.

[~~“Adjustment” has the meaning specified in Section 3.03(b).~~]

“Adjustment Date” means the first day of each Fiscal Quarter, commencing with November 5, 2018.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Affected Financial Institution” means any EEA Financial Institution or UK Financial Institution.

“Affiliate” means, with respect to any Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (ii) any director, officer, managing member, partner, trustee or beneficiary of that Person, (iii) any other Person directly or indirectly holding 25% or more of any class of the Equity Interests of that Person, and (iv) any other Person 25% or more of any class of whose Equity Interests is held directly or indirectly by that Person.

“Agent” means Bank of America in its capacity as administrative agent and collateral agent under any of the Loan Documents, or any successor thereto.

“Agent Parties” [~~shall have~~]has the meaning [~~specified~~]set forth in Section 0.

“Agent’s Office” means the Agent’s address set forth on Schedule 10.02, or such other address as the Agent may from time to time notify the Lead Borrower and the Lenders.

[~~“Aggregate Commitments” means the sum of the Aggregate Revolving Commitments and the FILO Commitment. As of the Closing Date, the Aggregate Commitments are $140,000,000.~~]

“Aggregate Revolving Commitments” means the sum of the Revolving Commitments of all the Revolving Lenders. As of the [~~Closing~~]Fourth Amendment Effective Date, the Aggregate Revolving Commitments are $125,000,000.

“Agreement” means this Credit Agreement.

“Allocable Amount” has the meaning [~~specified~~]set forth in Section 10.21(c).

“Amazon” means Amazon.com Services, Inc., a Delaware corporation, and its affiliates.

“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Lenders” means the Required Lenders, the Required Revolving Lenders, the Required FILO Lenders, the Required Supermajority Lenders, all affected Lenders, or all Lenders, as the context may require.

“Applicable Margin” means:

(a)From and after the Closing Date until the first Adjustment Date, the percentages set forth in Level I of the pricing grid below; and

(b)From and after the first Adjustment Date and on each Adjustment Date thereafter, the Applicable Margin shall be determined from the following pricing grid based upon the Average Revolving Availability as of the Fiscal Quarter ended immediately preceding such Adjustment Date; provided, however, if any Borrowing Base Certificates are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in  any Borrowing Base Certificates otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Average Revolving Availability	Applicable Margin for Revolving Loans that are LIBOR Rate Loans	Applicable Margin for Revolving Loans that are Base Rate Loans	[~~Applicable Margin for FILO Loans that are LIBOR Rate Loans from September 5, 2019 through May 24, 2021~~]	[~~Applicable Margin for FILO Loans that are Base Rate Loans from September 5, 2019 through May 24, 2021~~]	[~~Applicable Margin for FILO Loans that are LIBOR Rate Loans after May 24, 2021 through the Maturity Date~~]	[~~Applicable Margin for FILO Loans that are Base Rate Loans after May 24, 2021 through the Maturity Date~~]
I	Greater than 35% of the Borrowing Base	2.75%	1.75%	[~~4.75%~~]	[~~3.75%~~]	[~~4.25%~~]	[~~3.25%~~]
II	Less than or equal to 35% of the Borrowing Base	3.00%	2.00%	[~~5.00%~~]	[~~4.00%~~]	[~~4.50%~~]	[~~3.50%~~]

“Applicable Percentage” means (a) with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Revolving Lender’s Revolving Commitment at such time, (b) with respect to any FILO Lender at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal balance of the FILO Loan represented by such FILO Lender’s outstanding FILO Loan at such time, and (c) any Lender at any time, the percentage (carried out to the ninth decimal place) of the sum of the Revolving Commitments plus the outstanding portion of the FILO Loan, in each case represented by the sum of such Lender’s Aggregate Revolving Commitment plus the portion of the FILO Loan held by such Lender at such time, subject to adjustment provided in Section 0.  If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 0 or Section 0 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, at any time of calculation, (a) with respect to Commercial Letters of Credit, a per annum rate equal to the Applicable Margin for Revolving Loans which are LIBOR Rate Loans minus 0.50%, and (b) with respect to Standby Letters of Credit, a per annum rate equal to the Applicable Margin for Revolving Loans which are LIBOR Rate Loans.

“Appraised Value” means (a) with respect to Inventory, the appraised orderly liquidation value, net of costs and expenses to be incurred in connection with any such liquidation, which value is expressed as a percentage of Cost of Inventory as set forth in the inventory stock ledger of the Lead Borrower, which value shall be determined from time to time by the most recent appraisal undertaken by an independent appraiser engaged by the Agent, or (b) with respect to Eligible Trade Names, the forced liquidation value, net of costs and expenses to be incurred in connection with any such liquidation, which value shall be determined from time to time by the most recent appraisal undertaken by an independent appraiser engaged by the FILO Agent.

“Approved Foreign Vendor” means a Foreign Vendor which (a) is located in any country acceptable to the Agent in its discretion, (b) has received timely payment or performance of all obligations owed to it by the Loan Parties, (c) has not asserted and has no right to assert any reclamation, repossession, diversion, stoppage in transit, Lien or title retention rights in respect of such Inventory and (d), if so requested by the Agent, shall use commercially reasonable efforts to enter into the Foreign Vendor Agreement.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, (c) an entity or an Affiliate of an entity that administers or manages a Lender or (d) the same investment advisor or an advisor under common control with such Lender, Affiliate or advisor, as applicable.

“Arranger” means Bank of America, in its capacity as sole lead arranger and sole book manager.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 0), and accepted by the Agent, in substantially the form of Exhibit E or any other form approved by the Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Lead Borrower and its Subsidiaries for the Fiscal Year ended February [~~3~~]1, [~~2018~~]2020, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year of the Lead Borrower and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” [~~shall have~~]has the meaning [~~specified~~]set forth in Section 0.

“Availability” means, as of any date of determination thereof by the Agent, the result, if a positive number, of:

(a)The Revolving Loan Cap

Minus

(b)	The aggregate amount of the Total Revolving Outstandings.

In calculating Availability at any time and for any purpose under this Agreement, the Lead Borrower shall certify to the Agent that all accounts payable and Taxes are being paid on a timely basis.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 0, and (c) the date of termination of the Aggregate Revolving Commitments and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 0.

“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Agent, or, in the case of reserves implemented in respect of any FILO Collateral, the FILO Agent, from time to time determines in its discretion as being appropriate (a) to reflect the impediments to the Agent’s ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Agent, or, with respect to FILO Collateral, the FILO Agent, determines will need to be satisfied in connection with the realization upon [~~the~~]such Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, the FILO Borrowing Base or the assets, business, financial performance or financial condition of any Loan Party, [~~or~~ ](d) to reflect that a Default or an Event of Default then exists or (e) on account of Cash Management Services and Bank Products. Without limiting the generality of the foregoing, Availability Reserves may include, in the Agent’s (or, as applicable, the FILO Agent’s) discretion, (but are not limited to) reserves based on: (i) rent; (ii) customs duties, and other costs to release Inventory which is being imported into the United States; (iii) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, claims of the PBGC and other Taxes which may be pari passu with or have priority over the interests of the Agent in the Collateral; (iv) salaries, wages and benefits due to employees of any Borrower, (v) Customer Credit Liabilities, (vi) customer deposits, (vii) reserves for reasonably anticipated changes in the Appraised Value of Eligible Inventory or Eligible Trade Names between appraisals, (viii) warehousemen’s or bailee’s charges and other Permitted Encumbrances which are pari passu with or may have priority over the interests of the Agent in the Collateral, (ix) amounts due to vendors on account of consigned goods, (x) Cash Management Reserves, (xi) Bank Products Reserves, and (xii) royalties payable in respect of licensed merchandise.

“Average Revolving Availability” shall mean the average daily Availability for the immediately preceding Fiscal Quarter.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means[~~,~~] with respect to (a) any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, or (b) the United Kingdom, Part I of the United Kingdom Banking Act 2009 and any other law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Bank Product Reserves” means such reserves as the Agent from time to time determines in its reasonable discretion as being appropriate to reflect the liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.

“Bank Products” means any services or facilities provided to any Loan Party by the Agent, any Lender, or any of their respective Affiliates (or by a Person that, at the time it entered into an agreement to provide such services or facilities, was the Agent, a Lender or an Affiliate thereof), including, without limitation, on account of (a) Swap Contracts, (b) leasing, (c) factoring, (d) purchase cards, (e) credit or debit cards and ([~~d~~]f) supply chain finance services (including, without limitation, trade payable services and supplier accounts receivable purchases), but excluding Cash Management Services.

~~“Bank Product Reserves” means such reserves as the Agent from time to time determines in its reasonable discretion as being appropriate to reflect the liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.~~

“Banker’s Acceptance” means a time draft or bill of exchange or other deferred payment obligation relating to a Commercial Letter of Credit which has been accepted by the L/C Issuer.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the LIBOR Rate plus 1.00% (which rate, for the avoidance of doubt, shall not be less than the LIBOR Floor).  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower Materials” has the meaning [~~specified~~]set forth in Section 0.

“Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a Committed Borrowing, a Swing Line Borrowing or the borrowing of the FILO Loan on the [~~Closing~~]Fourth Amendment Effective Date, as the context may require.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a)the face amount of Eligible Credit Card Receivables multiplied by 90%;

plus

(b) the product of (i) the Inventory Advance Rate multiplied by (ii) the Appraised Value of Eligible Inventory (other than Eligible In-Transit Inventory or Eligible Letters of Credit) of the Loan Parties, multiplied by (iii) the Cost of Eligible Inventory (other than Eligible In-Transit Inventory or Eligible Letters of Credit) of the Loan Parties, net of Inventory Reserves;

plus

(c) the product (without duplication) of (i) the In-Transit Advance Rate multiplied by (ii) the Appraised Value of Eligible In-Transit Inventory of the Loan Parties, multiplied by (iii) the Cost of Eligible In-Transit Inventory of the Loan Parties, net of Inventory Reserves;

plus

(d)the product (without duplication) of (i) the Letter of Credit Inventory Advance Rate multiplied by (ii) the Appraised Value of the Inventory of the Loan Parties supported by the Eligible Letters of Credit, multiplied by (iii) the Cost of such Inventory when completed, net of Inventory Reserves;

plus

(e)the face amount of Eligible Amazon Receivables (net of Receivables Reserves applicable thereto) multiplied by 85%; provided that the amounts advanced under the Borrowing Base pursuant to this clause (e) shall at no time exceed $8,000,000;

minus

(f)the FILO Push Down Reserve;

minus

(g) the then amount of all Availability Reserves.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit F hereto (with such changes therein as may be required by the Agent to reflect the components of and reserves against the

Borrowing Base and the FILO Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Responsible Officer of the Lead Borrower which shall include appropriate exhibits, schedules, supporting documentation and additional reports as reasonably requested by the Agent.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Agent’s Office is located and, if such day relates to any LIBOR Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral Account” means a non-interest bearing account established by one or more of the Loan Parties with Bank of America, and in the name of, the Agent (or as the Agent shall otherwise direct) and under the sole and exclusive dominion and control of the Agent, in which deposits are required to be made in accordance with Section 0 or [~~0~~]8.02(a)(iii)0.

“Cash Collateralize” means to deposit in the Cash Collateral Account or to pledge and deposit with or deliver to the Agent, for the benefit of one or more of the Agent, the L/C Issuer or the Revolving Lenders, as collateral for L/C Obligations or obligations of the Revolving Lenders to fund participations in respect thereof (as the context may require), L/C Obligations, cash or deposit account balances or, if the Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Dominion Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrowers to maintain Availability at all times equal to or greater than twelve and one-half percent (12.5%) of the Revolving Loan Cap (calculated without giving effect to the FILO Push Down Reserve).  For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing at the Agent’s option (i) so long as such Event of Default has not been waived or is no longer continuing, and/or (ii) if the Cash Dominion Event arises as a result of the Borrowers’ failure to achieve Availability as required hereunder, until Availability has equaled or exceeded twelve and one-half percent (12.5%) of the Revolving Loan Cap (calculated without giving effect to the FILO Push Down Reserve) for sixty (60) consecutive calendar days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Cash Dominion Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Availability exceeds the required amount for sixty (60) consecutive calendar days) at all times after a Cash Dominion Event has occurred and been discontinued on two (2) occasions after the Closing Date. The termination of a Cash

Dominion Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Cash Dominion Event in the event that the conditions set forth in this definition again arise.

“Cash Management Reserves” means such reserves as the Agent, from time to time, determines in its reasonable discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.

“Cash Management Services” means [~~any~~]the following cash management services provided to any Loan Party by the Agent or any Lender or any of their respective Affiliates (or by a Person that, at the time it entered into an agreement to provide such cash management services, was the Agent, a Lender or an Affiliate thereof), including, without limitation, (a) ACH transactions, (b) treasury and/or cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services[~~,~~] and (c) credit card processing services[~~, (d) purchase cards~~] and ~~(e) credit or debit cards~~other credit card merchant services (other than those constituting a line of credit).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the Equity Interests of the Lead Borrower entitled to vote for members of the board of directors or equivalent governing body of the Lead Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)any “change in control” or “sale” or “disposition” or similar event as defined in any Organizational Document of any Loan Party or in any Material Contract, or any document governing Material Indebtedness of any Loan Party;

(c)at any time, occupation of a majority of the seats (other than vacant seats) on the board of directors of the Lead Borrower by Persons who were neither (i) nominated by the board of directors of the Lead Borrower nor (ii) appointed by directors so nominated; or

(d)the Lead Borrower fails at any time to own, directly or indirectly, 100% of the Equity Interests of each other Loan Party free and clear of all Liens (other than the Liens in favor of the Agent), except where such failure is as a result of a transaction permitted by the Loan Documents.

“Closing Date” means the first date all the conditions precedent in Section 0 [~~are~~]were satisfied or waived in accordance with Section 0.

“Closing Date Audited Financial Statements” means the audited consolidated balance sheet of the Lead Borrower and its Subsidiaries for the Fiscal Year ended February 3, 2018, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year of the Lead Borrower and its Subsidiaries, including the notes thereto.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as amended and in effect.

“Collateral” means any and all “Collateral” as defined in any applicable Security Document and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Agent.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Agent executed by (a) a bailee or other Person in possession of Collateral, and/or (b) any landlord of Real Estate leased by any Loan Party, pursuant to which such Person (i) acknowledges the Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such Real Estate, (iii) provides the Agent with access to the Collateral held by such bailee or other Person or located in or on such Real Estate, (iv) as to any landlord, provides the Agent with a reasonable time to sell and dispose of the Collateral from such Real Estate, and (v) makes such other agreements with the Agent as the Agent may reasonably require.

“Collection Account” has the meaning [~~provided~~]set forth in Section 0.

“Commercial Letter of Credit” means any letter of credit or similar instrument (including, without limitation, Bankers’ Acceptances) issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Loan Party in the ordinary course of business of such Loan Party.

“Commitment” means the Revolving Commitments and the FILO Commitment.

“Commitment Fee” has the meaning [~~specified~~]set forth in Section 0.

“Commitment Fee Percentage” means 0.25% per annum.

“Commitment Increase” has the meaning [~~specified~~]set forth in Section 2.15(a).

“Committed Borrowing” means a borrowing consisting of a[ ~~Committed~~] Loan or simultaneous[ ~~Committed~~] Loans of the same Type and, in the case of LIBOR Rate Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 0.

“Committed Loan” has the meaning [~~specified~~]set forth in Section 0.

“Committed Loan Notice” means a notice of (a) a[ ~~Committed~~] Borrowing, (b) a Conversion of Committed Loans from one Type to the other, or (c) a continuation of LIBOR Rate Loans, pursuant to Section 0, which, if in writing, shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communication” has the meaning set forth in Section 10.24.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming DIP” shall has the meaning set forth in Section 8.04.

“Consent” means (a) actual consent given by a Lender from whom such consent is sought; or (b) except with respect to (x) matters set forth in Section 10.01(i) – (xi) (as to which matters actual written consent given by the Lender from whom such consent is sought shall be required) and (y) matters requiring the consent of the FILO Agent or any FILO Lender, the passage of seven (7) Business Days from receipt of written notice to a Lender from the Agent of a proposed course of action to be followed by the Agent without such Lender’s giving the Agent written notice of that Lender’s objection to such course of action; provided that the Agent and the FILO Agent may rely on such passage of time as consent by a Lender only if such written notice states that consent will be deemed effective if no object is received within such time period.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Lead Borrower and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income Taxes, (iii) depreciation and amortization expense and (iv) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Lead Borrower and its Subsidiaries for such Measurement Period), minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits and (ii) all non-cash items increasing Consolidated Net Income (in each case of or by the Lead Borrower and its Subsidiaries for such Measurement Period), all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) Capital Expenditures made during such period, minus (iii) the aggregate amount of Federal, state, local and foreign income taxes paid in cash during such period (but not less than zero) to (b) the sum of (i) Debt Service Charges plus (ii) for the purposes of calculating the Consolidated Fixed Charge Coverage Ratio when determining compliance with the RP Conditions for the making of any Restricted Payment, the amount of all Restricted Payments to be made at such time and previously made in reliance on the RP Conditions, in each case, of or by Lead Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts, but excluding any non-cash or deferred interest financing costs, and (b) the portion of rent expense with respect to such period under Capital Lease Obligations that is treated as interest in accordance with GAAP, in each case of or by the Lead Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, as of any date of determination, the net income of the Lead Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP, provided, however, that there shall be excluded (a) the income (or loss) of any Subsidiary during such Measurement Period in which any other Person has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid in cash to the Lead Borrower during such period, (b) the income (or loss) of such Subsidiary during such Measurement Period and accrued prior to the date it becomes a Subsidiary of the Lead Borrower or any of its Subsidiaries or is merged into or consolidated the Lead Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Lead Borrower or any of its Subsidiaries, and (c) the income of any direct or indirect Subsidiary of the Lead Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, except that the Lead Borrower’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Account” has the meaning [~~provided~~]set forth in Section 0.

“Controlled Account Bank” means each bank with whom deposit accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom an Account Control Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Committed Loans of one Type into Committed Loans of the other Type.

“Cost” means the lower of cost or market value of Inventory, based upon the Borrowers’ accounting practices, known to the Agent, which practices are in effect on the [~~Closing~~]Fourth Amendment Effective Date as such calculated cost is determined from invoices received by the Borrowers, the Borrowers’

purchase journals or the Borrowers’ stock ledger.  “Cost” does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrowers’ calculation of cost of goods sold.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning [~~specified~~]set forth in Section 10.26.

“Credit Card Issuer” shall mean any person (other than a Borrower or other Loan Party) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc.,  and Novus Services, Inc. and other issuers approved by the Agent.

“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Receivables” means each “payment intangible” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such Credit Card Issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

“Credit Extensions” mean each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Party” or “Credit Parties” means (a) individually, (i) each Lender and its Affiliates, (ii) the Agent, (iii) the FILO Agent, (iv) each L/C Issuer, ([~~iv~~]v) the Arranger, ([~~v~~]vi) each beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, ([~~vi~~]vii) any other Person to whom Obligations under this Agreement and other Loan Documents are owing, and ([~~vii~~]viii) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

“Credit Party Expenses” means (a) all reasonable out-of-pocket expenses incurred by the Agent, the Arranger and their respective Affiliates, in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) counsel for the Agent and the Arranger, (B) outside consultants for the Agent, (C) appraisers, [~~and~~ ](D) commercial finance examiners, and (E) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, (ii) in connection with (A) the syndication of the credit facilities provided for herein, (B) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (C) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral or in connection with any proceeding under any Debtor Relief Laws, or (D) any workout, restructuring or negotiations in respect of any Obligations, and (iii) all customary fees and charges (as adjusted from time to time) of the Agent with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrowers (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, [~~and (b~~](b) all reasonable out-of-pocket expenses incurred by the FILO Agent in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) counsel for the FILO Agent, (B) outside consultants for the FILO Agent, (C) appraisers, (D) commercial finance examiners, and (E) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, (ii) in connection with (A) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (B) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral or in connection with any proceeding under any Debtor Relief Laws, or (C) any workout, restructuring or negotiations in respect of any Obligations, and (iii) all customary fees and charges (as adjusted from time to time) of the FILO Agent with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrowers (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith; (c) with respect to the L/C Issuer, and its Affiliates, all reasonable out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and ([~~c~~]d) all reasonable out-of-pocket expenses incurred by the Credit Parties who are not the Agent, the FILO Agent, the Arranger, the L/C Issuer or any Affiliate of any of them, after the occurrence and during the continuance of an Event of Default, provided that such Credit Parties shall be entitled to reimbursement for no more than one counsel representing all such Credit Parties (absent a conflict of interest in which case the Credit Parties may engage and be reimbursed for additional counsel).

“Customer Credit Liabilities” means at any time, the aggregate remaining value at such time of (a) outstanding gift certificates and gift cards of the Borrowers entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits of the Borrowers.

“Customs Broker/Carrier Agreement” means an agreement in form and substance satisfactory to the Agent among a Loan Party, a customs broker, freight forwarder, consolidator, or carrier, and the Agent, in which the customs broker, freight forwarder, consolidator, or carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Agent and agrees, upon notice from the Agent, to hold and dispose of the subject Inventory solely as directed by the Agent.

“DDA” means each checking, savings or other demand deposit account maintained by any of the Loan Parties.  All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

“Debt Service Charges” means for any Measurement Period, the sum of (a) Consolidated Interest Charges paid or required to be paid for such Measurement Period, plus (b) principal payments made or required to be made on account of Indebtedness (excluding the Obligations and any Synthetic Lease Obligations but including, without limitation, Capital Lease Obligations) for such Measurement Period, in each case determined on a Consolidated basis in accordance with GAAP.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Loans, an interest rate equal to the interest rate (including the Applicable Margin) otherwise applicable to such Loan plus two percent (2%) per annum, (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Standby Letters of Credit or Commercial Letters of Credit, as applicable, plus two percent (2%) per annum, and (c) with respect to all other Obligations, an interest rate equal to the Base Rate, plus  the then Applicable Margin, plus two percent (2%) per annum.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 0, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to the Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Lead Borrower, the Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three (3) Business Days after written request by the Agent or the Lead Borrower, to confirm in writing to the Agent and the Lead Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Lead Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 0) as of the date established therefor by the Agent in a written notice of such determination, which shall be delivered by the Agent to the Lead Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Dilution Reserve” means, for any period, that percentage reasonably determined by the[ ~~Administrative~~] Agent by (i) dividing (A) the amount of charge-offs of Eligible Amazon Receivables and returns of goods purchased from the Borrowers during such period which had, at the time of sale, resulted in the creation of an Eligible Amazon Receivable, by (B) the amount of sales (exclusive of sales and other similar taxes) of the Borrowers during such period and thereafter (ii) deducting five percent (5%) (but in no event shall the Dilution Reserve be less than zero).

“DIP Financing” shall mean, in connection with a proceeding under any Debtor Relief Laws, with respect to a Loan Party, the consensual use of cash collateral by, or the provision of financing or financial accommodations to such Loan Party by one or more Credit Parties, permitted under and subject to applicable Law, and pursuant to an order of a court of competent jurisdiction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction), whether in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise, of any property (including, without limitation, any Equity Interests other than Equity Interests of the Lead Borrower) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith .

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Latest Maturity Date (determined at the time of issuance).  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Lead Borrower and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollars” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any State thereof or the District of Columbia (excluding, for the avoidance of doubt, any Subsidiary organized under the laws of Puerto Rico or any other territory).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” has the meaning set forth in Section 10.24.

“Electronic Record” has the meaning set forth in Section 10.24.

“Electronic Signature” has the meaning set forth in Section 10.24.

“Eligible Amazon Receivables” means Accounts with respect to Amazon arising from the sale of the Loan Parties’ Inventory (but excluding, for the avoidance of doubt, Credit Card Receivables) that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) has been earned by performance and represents the bona fide amounts due to a Loan Party from Amazon, and in each case is originated in the ordinary course of business of such Loan Party, and (ii) in each case is reasonably acceptable to the Agent in its discretion, and is not ineligible for inclusion in the calculation of the Borrowing Base and the FILO Borrowing Base pursuant to any of clauses (a) through (k) below.  Without limiting the foregoing, to qualify as an Eligible Amazon Receivable, an Account shall indicate no Person other than a Loan Party as payee or remittance party.  In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Loan Party may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Loan Parties to reduce the amount of such Eligible Amazon Receivable.  Except as otherwise agreed by the Agent and the FILO Agent, any Account included within any of the following categories shall not constitute an Eligible Amazon Receivable:

(a)Accounts that have been outstanding for more than one hundred twenty (120) days from the date of sale or more than thirty (30) days past the due date;

(b)Accounts (i) that are not subject to a perfected first-priority security interest in favor of the Agent, or (ii) with respect to which a Loan Party does not have good and valid title thereto, free and clear of any Lien (other than Liens granted to the Agent pursuant to the Security Documents);

(c)Accounts which are disputed or with respect to which a claim, counterclaim, offset or chargeback has been asserted, but only to the extent of such dispute, counterclaim, offset or chargeback;

(d)Accounts which arise out of any sale (i) not made in the ordinary course of business, (ii) made on a basis other than upon credit terms usual to the business of the Loan Parties or (iii) are not payable in Dollars;

(e)Accounts for which all consents, approvals or authorizations of, or registrations or declarations with any Governmental Authority required to be obtained, effected or given in connection with the performance of such Account by Amazon or in connection with the enforcement of such Account by the Agent have not been duly obtained, effected or given and are not in full force and effect;

(f)all Accounts if Amazon is the subject of any bankruptcy or insolvency proceeding, has had a trustee or receiver appointed for all or a substantial part of its property, has made an assignment for the benefit of creditors or has suspended its business;

(g)Accounts representing any manufacturer’s or supplier’s credits, discounts, incentive plans or similar arrangements entitling a Loan Party or any of its Subsidiaries to discounts on future purchase therefrom;

(h)Accounts arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return;

(i)Accounts evidenced by [~~a promissory note~~]“chattel paper” or [~~other~~ ]an “instrument” of any kind;

(j)Accounts consisting of amounts due from vendors as rebates or allowances; or

(k)Accounts which are in excess of the credit limit for Amazon established by the Loan Parties in the ordinary course of business and consistent with past practices.

“Eligible Assignee” means (a) a Credit Party or any of its Affiliates; (b) a bank, insurance company, or company engaged in the business of making commercial loans[~~, which~~]; provided that, solely with respect to the Revolving Facility, any such Person described in this clause (b), together with its Affiliates, has a combined capital and surplus in excess of $250,000,000; (c) an Approved Fund; (d) any Person to whom a Credit Party assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Credit Party’s rights in and to a material portion of such Credit Party’s portfolio of asset based credit facilities, and (e) any other Person (other than a natural Person) approved by (i) (x) in the case of an assignment of the Revolving Commitment, the Agent, the L/C Issuer and the Swing Line Lender and (y) in the case of an assignment of the outstanding FILO Loan, the Agent and FILO Agent and (ii) unless a Default or Event of Default has occurred and is continuing, the Lead Borrower (each such approval not to be unreasonably withheld or delayed).

“Eligible Credit Card Receivables” means at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Receivable (i) has been earned by performance and represents the bona fide amounts due to a Loan Party from a Credit Card Issuer or Credit Card Processor, and in each case is originated in the ordinary course of business of such Loan Party, and (ii) in each case is acceptable to the Agent in its reasonable discretion, and is not ineligible for inclusion in the calculation of the Borrowing Base and the FILO Borrowing Base pursuant to any of clauses (a) through (i) below.  Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, such Credit Card Receivable shall indicate no Person other than a Loan Party as payee or remittance party.  In determining the amount to be so included, the face amount of a Credit Card Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Loan Party may be obligated to rebate to a customer, a Credit Card Issuer or Credit Card Processor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Credit Card Receivable but not yet applied by the Loan Parties to reduce the amount of such Credit Card Receivable.  Except as otherwise agreed by the Agent and the FILO Agent, any Credit Card Receivable included within any of the following categories shall not constitute an Eligible Credit Card Receivable:

(a)Credit Card Receivables which do not constitute a “payment intangible” (as defined in the UCC);

(b)Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale;

(c)Credit Card Receivables (i) that are not subject to a perfected first-priority security interest in favor of the Agent, or (ii) with respect to which a Loan Party does not have good and valid title thereto, free and clear of any Lien (other than Liens granted to the Agent pursuant to the Security Documents);

(d)Credit Card Receivables which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

(e)Credit Card Receivables as to which a Credit Card Issuer or a Credit Card Processor has the right under certain circumstances to require a Loan Party to repurchase the Credit Card Receivables from such Credit Card Issuer or Credit Card Processor;

(f)Credit Card Receivables due from a Credit Card Issuer or a Credit Card Processor of the applicable credit card which (i) is the subject of a proceeding under any [~~bankruptcy or insolvency proceedings~~]Debtor Relief Law or (ii) is a target of Sanctions;

(g) Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable Credit Card Issuer or a Credit Card Processor with respect thereto;

(h)Credit Card Receivables which do not conform to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables;

(i)Credit Card Receivables which are evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Agent, and to the extent necessary or appropriate, endorsed to the Agent; or

(j)Credit Card Receivables which the Agent determines in its reasonable discretion to be uncertain of collection or which do not meet such other reasonable eligibility criteria for Credit Card Receivables as the Agent may determine.

“Eligible In-Transit Inventory” means, as of any date of determination thereof, without duplication of other Eligible Inventory, In-Transit Inventory:

(a)[~~Which~~]which has been shipped from a foreign location for receipt by a Loan Party, but which has not yet been delivered to such Loan Party, which In-Transit Inventory has been in transit for forty-five (45) days or less from the date of shipment of such Inventory;

(b)[~~For~~]for which the purchase order is in the name of a Loan Party and title and risk of loss has passed to such Loan Party;

(c)[~~For~~]for which an Acceptable Document of Title has been issued, and in each case as to which the Agent has control (as defined in the UCC) over the documents of title which evidence ownership of the subject Inventory (including, if requested by the Agent, by the delivery of a Customs Broker/Carrier Agreement);

(d)[~~Which~~]which is insured to the reasonable satisfaction of the Agent (including, without limitation, pursuant to marine cargo insurance);

(e)the Foreign Vendor with respect to such In-Transit Inventory is an Approved Foreign Vendor;

(f)[~~For~~]for which payment of the purchase price has been made by the Borrowers or the purchase price is supported by a Commercial Letter of Credit; and

(g)[~~Which~~]which otherwise would constitute Eligible Inventory;

provided that the Agent may, in its discretion, exclude any particular Inventory from the definition of “Eligible In-Transit Inventory” in the event the Agent determines that such Inventory is subject to any Person’s right of reclamation, repudiation, stoppage in transit or any event has occurred or is reasonably anticipated by the Agent to arise which may otherwise adversely impact the value of such Inventory or the ability of the Agent to realize upon such Inventory.

“Eligible Inventory” means, as of the date of determination thereof, without duplication, (i) Eligible In-Transit Inventory, (ii) Eligible Letters of Credit and (iii) items of Inventory of a Loan Party that are finished goods, merchantable and readily saleable to the public in the ordinary course of the Loan Party’s business deemed by the Agent in its reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base and the FILO Borrowing Base, in each case that, except as otherwise agreed by the Agent and the FILO Agent, (A) complies with each of the representations and warranties respecting Inventory made by the Loan Parties in the Loan Documents, and (B) is not excluded as ineligible by virtue of one or more of the criteria set forth below.  Except as otherwise agreed by the Agent[~~, in its reasonable discretion~~] and the FILO Agent, the following items of Inventory shall not be included in Eligible Inventory:

(a)Inventory that is not solely owned by a Loan Party or a Loan Party does not have good and valid title thereto free and clear of any Lien (other than Liens granted to the Agent pursuant to the Security Documents);

(b)Inventory that is leased by or is on consignment to a Loan Party or which is consigned by a Loan Party to a Person which is not a Loan Party;

(c)Inventory (other than Eligible In-Transit Inventory) that is not located in the United States of America (excluding territories or possessions of the United States) at a location that is owned or leased by a Loan Party, except (i) Inventory in transit between such owned or leased locations of such Person, or (ii) to the extent that the Loan Parties have furnished the Agent with (A) any UCC financing statements or other documents that the Agent may determine to be necessary to perfect its security interest in such Inventory at such location, and (B) a Collateral Access Agreement executed by the Person owning any such location to the extent required by the Agent;

(d)Inventory that is located in a distribution center leased by a Loan Party unless the applicable lessor has delivered to the Agent a Collateral Access Agreement;

(e)Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, or custom items, work-in-process, raw materials, or that constitute samples, spare parts, promotional, marketing, labels, bags and other packaging and shipping materials or supplies used or consumed in a Loan Party’s business, (iv) are seasonal in nature and which have been packed away for sale in the subsequent season, (v) not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, or (vi) are bill and hold goods;

(f)Inventory that is not subject to a perfected first-priority security interest in favor of the Agent;

(g)Inventory that is not insured in compliance with the provisions of Section 0[ ~~hereof~~];

(h)Inventory that has been sold to a buyer but not yet delivered to such buyer or as to which a Loan Party has accepted a deposit;

(i)Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which any Loan Party or any of its Subsidiaries has received notice of a dispute in respect of any such agreement; or

(j)Inventory acquired in a Permitted Acquisition or which is not of the type usually sold in the ordinary course of the Borrowers’ business, unless and until the Agent has completed or received (A) an appraisal of such Inventory from appraisers satisfactory to the Agent and establishes Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, and (B) such other due diligence as the Agent may require, all of the results of the foregoing to be reasonably satisfactory to the Agent.

“Eligible Letter of Credit” means, as of any date of determination thereof, a Commercial Letter of Credit which supports the purchase of Inventory, (a) which Inventory does not constitute Eligible In-Transit Inventory and for which no documents of title have then been issued; (b) which Inventory otherwise would constitute Eligible Inventory when completed, (c) which Commercial Letter of Credit has an expiry within one hundred and eighty (180) days of the date of initial issuance of such Commercial Letter of Credit, (d) which Inventory has been in transit for forty-five (45) days or less from the date of shipment of such Inventory, (e) which Commercial Letter of Credit provides that it may be drawn only after the Inventory is completed and after an Acceptable Document of Title has been issued for such Inventory reflecting a Loan Party or the Agent as consignee of such Inventory, and (f) which will constitute Eligible In-Transit Inventory upon satisfaction of the requirements of clause (e) hereof.

“Eligible Trade Names” means each Trademark of the Loan Parties deemed by the FILO Agent in its reasonable discretion to be eligible for inclusion in the calculation of the FILO Borrowing Base that, except as otherwise agreed by the FILO Agent, complies with the following criteria:

(a)such Trademark is validly registered with the United States Patent and Trademark Office;

(b)a Loan Party owns such Trademark, free and clear of any Liens other than Liens granted to the Agent;

(c)such Loan Party is in compliance in all material respects (subject to any materiality requirements set forth therein) with the representations, warranties and covenants set forth in the Loan Documents relating to such Trademark;

(d)the FILO Agent shall have received an appraisal (based upon Appraised Value) of such Trademark by a third party appraiser reasonably acceptable to the FILO Agent and otherwise in form and substance reasonably satisfactory to the FILO Agent; and

(e)the FILO Agent shall have received evidence reasonably satisfactory to the FILO Agent that (i) all actions have been taken that the FILO Agent may reasonably deem necessary or appropriate in order to create valid first and subsisting Liens in favor of the Agent, and (ii) all filings reasonably requested by the FILO Agent have been filed with the United States Patent and Trademark Office to further evidence the Agent’s Lien on such Trademark.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning set forth in the UCC.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrowers within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrowers or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrowers or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon  the Borrowers or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 0.  An Event of Default shall be deemed to be continuing unless and until that Event of Default has been duly waived as provided in Section 0 or, if applicable, Section 10.01-A hereof.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party under the Facility Guaranty of, or the grant under a Loan Document by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.25 hereof and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the guaranty of such Loan Party, or grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such guaranty or security interest becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient  or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 0) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 0 or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 0 and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Executive Order” has the meaning set forth in Section 0.

“Existing Credit Agreement” means that certain Sixth Amended and Restated Loan and Security Agreement, dated as of November 10, 2010, among the Loan Parties, Bank of America, as agent, and a syndicate of lenders.

“Existing Letters of Credit” means the letters of credit issued under the Existing Credit Agreement and set forth on Schedule 2.03 hereto.

“Existing Term Loan Agreement” means that certain Term Loan Agreement, dated as of October 29, 2014, by and among the Borrowers, the lenders party thereto, and Wells Fargo Bank, National Association, as agent (the “Term Loan Agent”).

“Facility Guaranty” means the Second Amended and Restated Guaranty dated as of the Closing Date and made by the Guarantors in favor of the Agent and the other Credit Parties, in form reasonably satisfactory to the Agent.

“FASB” means the Financial Accounting Standards Board, which promulgates accounting standards.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means the letter agreement, dated May 7, 2018, among the Lead Borrower, the Agent and the Arranger, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.

“FILO [~~Advance Rate” shall mean~~]Applicable Margin” means:

(a)from and after the Fourth Amendment Effective Date and until the date that is six (6) months after the Fourth Amendment Effective Date, the percentages set forth in Level II of the pricing grid below[~~:~~ ]

[~~Period~~]	[~~FILO Advance Rate~~]
[~~From the Third Amendment Effective Date through December 31, 2020~~]	[~~10%~~]
[~~From January 1, 2021 until May 24, 2021~~]	[~~7.5%~~]
[~~From May 25, 2021 until the Maturity Date~~]	[~~5%~~]

; and

(b)thereafter, the FILO Applicable Margin shall be determined from the following pricing grid based upon the TTM EBITDA by reference to the TTM EBITDA as set forth in the most recent Compliance Certificate delivered to the FILO Agent pursuant to Section 6.02.  Any increase or decrease in the FILO Applicable Margin resulting from a change in the TTM EBITDA shall become effective as of the first day of the immediately succeeding calendar month following the date a Compliance Certificate is delivered to the FILO Agent pursuant to Section 6.02; provided that, if a Compliance Certificate is not delivered to the FILO Agent when due in accordance with Section 6.02, then Level II of the pricing grid below shall apply as of the first day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.  If any financial statements are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in such financial statements otherwise proves to be false or incorrect such that the FILO Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately and retroactively recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

FILO Applicable Margin
Level	TTM EBITDA	FILO Rate for FILO Loans
I	Greater than or equal to $18,000,000	7.00%
II	Less than $18,000,000	7.50%

“FILO Agent” means PLC Agent LLC, a Delaware limited liability company, in its capacity as agent for the FILO Lenders, or any successor thereto.

“FILO Borrowing Base” means, at any time of calculation, an amount equal to:

[~~(a)the lesser of (i) the product of the FILO IP Advance Rate multiplied by the Appraised Value of Eligible Trade Names of the Loan Parties, and (ii) $4,000,000;~~ ]

(a)the face amount of Eligible Credit Card Receivables multiplied by 10%;

plus

[~~(b)the product of (i) the FILO Advance Rate multiplied by the face amount of~~ ]~~Eligible Credit Card Receivables~~[~~;~~ ]

(b)the face amount of Eligible Amazon Receivables (net of Receivables Reserves applicable thereto) multiplied by 15%; provided that the amounts advanced under the FILO Borrowing Base pursuant to this clause (b) shall at no time exceed $1,400,000;

plus

(c)[  ~~(c)~~ ]the product (without duplication) of (i) the [~~FILO~~]Inventory Advance Rate multiplied by (ii) the Appraised Value  of Eligible Inventory ([~~excluding any~~]other than Eligible In-

Transit Inventory or Eligible Letters of Credit) of the Loan Parties, multiplied by  (iii) the Cost of Eligible Inventory ([~~excluding any~~]other than Eligible In-Transit Inventory or Eligible Letters of Credit) of the Loan Parties,  net of Inventory Reserves;

plus

(d)the product (without duplication) of (i) the In-Transit Advance Rate multiplied by (ii) the Appraised Value of Eligible In-Transit Inventory of the Loan Parties, multiplied by (iii) the Cost of Eligible In-Transit Inventory of the Loan Parties, net of Inventory Reserves;

plus

(e)the product (without duplication) of (i) the Letter of Credit Inventory Advance Rate multiplied by (ii) the Appraised Value of the Inventory of the Loan Parties supported by the Eligible Letters of Credit, multiplied by (iii) the Cost of such Inventory when completed, net of Inventory Reserves;

plus

(f)the FILO IP Advance Rate multiplied by the Appraised Value of Eligible Trade Names of the Loan Parties;

minus

[~~(d)~~]

(g)without duplication of Reserves maintained against the Borrowing Base, the then amount of all Availability Reserves;

provided that, for every $1,000,000 in aggregate principal amount of the FILO Loans prepaid or repaid (other than pursuant to Section 2.07(b))by the Borrowers, each of the Inventory Advance Rate, the In-Transit Advance Rate and the Letter of Credit Inventory Advance Rate, in each case, with respect to the FILO Borrowing Base shall be reduced based on a rate of one hundred (100) basis points for every $1,000,000 (e.g., if the amount of such repayment or prepayment was $1,000,000 and the relevant advance rate prior to such prepayment was 10%, such advance rate will be reduced to 9%).  Such reduction shall be effective on the next succeeding date following the date of the relevant prepayment on which a Borrowing Base Certificate is required to be delivered under Section 6.02(b).

“FILO Collateral” means:

(a)means all Intellectual Property, including, without limitation, license rights, patents, industrial designs, trademarks, tradenames, domain names, trade secrets, copyrights, and proceeds and products of the foregoing;

(b)Supporting Obligations to the extent arising out of, or related to, or derivative of, the property or interests described in this definition;

(c)contracts, contract rights and other General Intangibles, Commercial Tort Claims, Documents, Chattel Paper, and Instruments (including promissory notes), in each case, to the extent arising out of, or related to, or derivative of the property or interests in property described in this definition;

(d)books and records relating to [~~Eligible Trade Names~~]the items referred to in the preceding clauses (a) though (c) (including books, databases, data processing software, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (a) through (c));

(e)all proceeds from the sale, license, assignment or other disposition of any of the property described in the foregoing clauses (a) through (d); and

(f)all proceeds of any of the foregoing, including collateral security and guarantees with respect to any of the foregoing.

“FILO Commitment” means, as to each FILO Lender, its obligation to make the FILO Loan to the Borrowers on the [~~Closing~~]Fourth Amendment Effective Date pursuant to Article II in the amount set forth opposite such FILO Lender’s name on Schedule 2.01.

[ ~~“FILO IP Advance Rate” shall mean the percentages set forth below:~~]

[~~Period~~]	[~~FILO IP Advance Rate~~]
[~~From the Third Amendment Effective Date through December 31, 2020~~]	[~~50%~~]
[~~From January 1, 2021 through May 24, 2021~~]	[~~45%~~]
[~~From May 25, 2021 through May 24, 2022~~]	[~~40%~~]
[~~From May 25, 2022 through the Maturity Date~~]	[~~35%~~]

“FILO Credit Party” or “FILO Credit Parties” means (a) individually, (i) each FILO Lender and its Affiliates, (ii) the FILO Agent, (iii) any other Person to whom FILO Obligations under this Agreement and other Loan Documents are owing, and (iv) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

“FILO Default Rate” means an interest rate equal to the interest rate (including any FILO Applicable Margin) otherwise applicable to the FILO Loans plus two percent (2.00%) per annum, to the fullest extent permitted by applicable Laws.

“FILO Event of Default” means (a) an Event of Default under Section 8.01(a) with respect to the FILO Loans or any other FILO Obligations, (b) an Event of Default under Section 8.01(a) with respect to the Obligations (other than the FILO Obligations) as a result of failure of the Borrowers to pay all such Obligations then due and owing due on the Termination Date for the Revolving Facility and (c) an Event of Default under Section 8.01(b) or Section 8.01(c), as applicable, but only to the extent such Event of Default arises from the Loan Parties’ failure to comply with the provisions of Section 6.02(b), Section 6.20 or Section 7.15.  Each determination of whether a FILO Event of Default has occurred and is continuing shall be made without giving effect to any waiver or modification of any such provision effected pursuant to the terms hereof without the consent of the FILO Agent.

“FILO [~~Lenders~~]Facility” means[ ~~Lenders having~~], at any time, the FILO Commitments and the FILO Loans made pursuant to Article II.

“FILO Fee Letter” means the letter agreement, dated as of the Fourth Amendment Effective Date, among the Lead Borrower and the FILO Agent.

“FILO IP Advance Rate” means 50%; provided that the then-applicable percentage shall decrease by twenty (20) basis points beginning on December 31, 2021 and on the last day of each calendar quarter thereafter (e.g., the FILO IP Advance Rate on each of December 31, 2021, March 31, 2022 and June 30, 2022 shall be 49.8%, 49.6% and 49.4%, respectively).

“FILO Lender” means, at any time, each Person that makes all or a portion of the FILO Loan to the Borrowers in the amount set forth opposite such Lender’s name on Schedule 2.01 hereto or as may be subsequently set forth in the Register from time to time[ ~~or at any time~~].

“FILO Loan” means the extension of credit by the FILO Lenders to the Borrowers under Article II on the [~~Closing~~]Fourth Amendment Effective Date in the original principal amount of $[~~15,000,000~~]17,500,000.

“FILO Note” means a promissory note made by the Borrowers in favor of a FILO Lender evidencing the portion of the FILO Loan made by such FILO Lender, substantially in the form of Exhibit C-3.

[ ~~“FILO Push Down Reserve” means the amount, if any, by which the outstanding amount of the FILO Loan exceeds the FILO Borrowing Base as the Agent determines in its reasonable discretion.~~]

[~~“First Amendment Effective Date”: means June 3, 2019.~~]

“FILO Obligations” means (a) the due and punctual payment of (i) the principal of, and interest (including all interest that accrues after the commencement of any case or proceeding by or against any Loan Party under any Debtor Relief Laws, whether or not allowed in such case or proceeding) on the FILO Loans, as and when due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees (including, without limitation, the FILO Prepayment Premium, if applicable), costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of the Loan Parties to the FILO Agent and FILO Lenders under this Agreement and the other Loan Documents, including, without limitation, for all such items that accrue after the commencement of any case or proceeding by or against any Loan Party under any Debtor Relief Laws, whether or not allowed in such case or proceeding, and (b) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents related to the FILO Loans.

“FILO Prepayment Premium” shall have the meaning given to such term in the FILO Fee Letter.

“FILO Push Down Reserve” means the amount, if any, by which the then-outstanding amount of the FILO Loan exceeds the FILO Borrowing Base as reflected in the most recent Borrowing Base Certificate furnished by the Lead Borrower to the Agent and the FILO Agent; provided, however, that if (x) any Borrowing Base Certificate is not furnished by the Lead Borrower when due or (y) the FILO Agent determines in good faith that there has been a mathematical error in calculating the FILO Push Down Reserve, the FILO Agent may notify the Agent (and shall notify the Lead Borrower) thereof, setting forth the amount of the FILO Push Down Reserve to be established as calculated by the FILO Agent and the basis for its determination, together with its detailed calculation(provided that no such calculation shall be required by the FILO Agent in the event that the Borrowing Base Certificate is not furnished by the Lead Borrower when due, in which case the FILO Push Down Reserve may be reasonably estimated by the FILO Agent).  Within three (3) Business Days after receipt of such notice from the FILO Agent, the Agent shall establish a FILO Push Down Reserve in the amount requested by the FILO Agent (in the absence of manifest error).  The Agent shall have no obligation to investigate the basis for the FILO Agent’s dispute or calculation, may conclusively rely on the notice furnished by the FILO Agent with respect thereto, and shall have no liability to any Loan Party or Credit Party for following the instructions of the FILO Agent.  If at any time the circumstances giving rise to any imposition of the FILO Push Down Reserve have ceased to exist then immediately following receipt of a Borrowing Base Certificate in accordance with the terms hereof reflecting that no FILO Push Down Reserve is then applicable, the Agent shall remove such FILO Push Down Reserve, without need for further instruction from the FILO Agent; provided that the Agent shall be entitled to verify with the FILO Agent that such circumstances have ceased to exist.

“FILO Rate” means, the higher of (a) 1.00% per annum, and (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100th), determined on the first day of each calendar month, appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service as determined by the FILO Agent) as the London interbank offered rate for deposits in Dollars for an interest period of three (3) months as of such date (but if more than one rate is specified on such page, the rate will be an arithmetic average of all such rates).

“FILO Standstill Period” means, with respect to an FILO Event of Default, the period commencing on the date of the Agent’s and the Lead Borrower’s receipt of written notice from the FILO Agent that a FILO Event of Default has occurred and is continuing and that the FILO Agent is requesting the Agent to commence the enforcement of remedies, and ending on the date which is sixty (60) days after receipt of such notice with respect to any FILO Event of Default.

“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally end on the last Saturday of each calendar month in accordance with the fiscal accounting calendar of the Loan Parties.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on the last Saturday of each April, July, October and January of such Fiscal Year in accordance with the fiscal accounting calendar of the Loan Parties.

“Fiscal Year” means any period of twelve consecutive months ending on the Saturday closest to January 31 of any calendar year.

“Foreign [~~Asset~~]Assets Control Regulations” has the meaning set forth in Section 0.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Lead Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Vendor” means a Person that sells In-Transit Inventory to a Loan Party.

“Foreign Vendor Agreement” means an agreement between a Foreign Vendor and the Agent in form and substance satisfactory to the Agent and pursuant to which, among other things, the parties shall agree upon their relative rights with respect to In-Transit Inventory of a Loan Party purchased from such Foreign Vendor.

“Fourth Amendment Effective Date” means March 16, 2021.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Revolving Facility Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the FASB and the American Institute of Certified Public Accountants and statements and pronouncements of the FASB or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means (a) each Domestic Subsidiary of the Lead Borrower (other than any CFC, the Immaterial Subsidiary or any Borrower) existing on the Closing Date and (b) each other Subsidiary of the Lead Borrower that shall be required to execute and deliver a Facility Guaranty pursuant to Section 0.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning [~~specified~~]set forth in Section 0.

“Immaterial Subsidiary” means (a) Canton PL Liquidating Corp., a Nevada corporation, and (b) Casual Male RBT (U.K.) LLC, a Delaware limited liability company, in each case so long as such Person ([~~a~~]i) does not have assets in an amount greater than or equal to 3.0% of the consolidated assets of the Lead Borrower and its Subsidiaries as of the last day of the most recently completed Fiscal Quarter, as determined in accordance with GAAP for such period, and ([~~b~~]ii) does not hold legal or beneficial title to any assets of the type included in the Borrowing Base or the FILO Borrowing Base.

“Increase Effective Date” [~~shall have~~]has the meaning [~~provided therefor~~]set forth in Section 0.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)net obligations of such Person under any Swap Contract;

(d)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business[~~)~~] and[~~, in each case,~~] not past due for more than sixty (60) days after the date on which such trade account payable was created);

(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)[~~All~~]all Attributable Indebtedness of such Person;

(g)all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person (including, without limitation, Disqualified Stock), or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“[~~Indemnitees~~]Indemnitee” has the meaning [~~specified~~]set forth in Section 0.

“Information” has the meaning [~~specified~~]set forth in Section 0.

“Intellectual Property” [~~has the meaning given to~~]means Patents, Trademarks, Copyrights, Licenses and Goodwill (as each such term is defined in the Security Agreement).

“Interest Payment Date” means, (a) as to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and the [~~Maturity~~]Termination Date; provided, however, that if any Interest Period for a LIBOR Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the first calendar day of each month and the [~~Maturity~~]Termination Date.

“Interest Payment Date for FILO Loans” means with respect to any FILO Loans, (a) the first day of each calendar month, (b) the Termination Date, and (c) each date of any prepayment of the FILO Loans (with regard to the amount so prepaid).

“Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or Converted to or continued as a LIBOR Rate Loan and ending on the date one week or one (1), two (2), three (3) or six (6) months thereafter, as selected by the Lead Borrower in its Committed Loan Notice; provided that:

([~~i~~]a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

([~~ii~~]b)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

([~~iii~~]c)no Interest Period shall extend beyond the Maturity Date; and

([~~iv~~]d)notwithstanding the provisions of clause (iii), no Interest Period shall have a duration of less than one (1) week, and if any Interest Period applicable to a LIBOR Borrowing would be for a shorter period, such Interest Period shall not be available hereunder.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent Conversion or continuation of such Borrowing.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Lead Borrower’s and/or its Subsidiaries’ internal controls over financial reporting.

“In-Transit Advance Rate” means [~~80%~~](a) with respect to the Borrowing Base, 80% and (b) with respect to the FILO Borrowing Base, 25%; provided that the then-applicable percentage with respect to the FILO Borrowing Base shall decrease by twenty (20) basis points beginning on December 31, 2021 and on the last day of each calendar quarter thereafter (e.g., the In-Transit Advance Rate on each of December 31, 2021, March 31, 2022 and June 30, 2022, in each case, with respect to the FILO Borrowing Base, shall be 24.8%, 24.6% and 24.4%, respectively).

“In-Transit Inventory” means Inventory of a Loan Party which is in the possession of a common carrier and is in transit from a Foreign Vendor of a Loan Party from a location outside of the continental United States to a location of a Loan Party that is within the continental United States.

“Inventory” has the meaning given that term in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Inventory Advance Rate” means [~~90%~~](a) with respect to the Borrowing Base, 90% and (b) with respect to the FILO Borrowing Base, 15%; provided that the then-applicable percentage with respect to the FILO Borrowing Base shall decrease by twenty (20) basis points beginning on December 31, 2021 and on the last day of each calendar quarter thereafter (e.g., the Inventory Advance Rate on each of December 31, 2021, March 31, 2022 and June 30, 2022, in each case, with respect to the FILO Borrowing Base, shall be 14.8%, 14.6% and 14.4%, respectively).

“Inventory Reserves” means such reserves as may be established from time to time by the Agent in its discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory, which reflect such other factors as affect the market value of the Eligible Inventory or which reflect claims and liabilities that the Agent determines will need to be satisfied in connection with the realization upon the Inventory. Without limiting the generality of the foregoing, Inventory Reserves may, in the Agent’s discretion, include (but are not limited to) reserves based on:

(a)Obsolescence;

(b)Seasonality;

(c)Shrink;

(d)Imbalance;

(e)Change in Inventory character;

(f)Change in Inventory composition;

(g)Change in Inventory mix;

(h)Mark-downs (both permanent and point of sale);

(i)Retail mark-ons and mark-ups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events; and

(j)Out-of-date and/or expired Inventory.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) any Acquisition, or (d) any other investment of money or capital in order to obtain a profitable return.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and any Borrower (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

“Joinder Agreement” means an agreement, in form satisfactory to the Agent pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Guarantor, as the Agent may determine.

“[~~Landlord Lien State” means such state(s) in which a landlord’s claim for rent may have priority over the Lien of the Agent in any of the Collateral~~]Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (a) Bank of America in its capacity as issuer of Letters of Credit hereunder, or (b) any successor issuer of Letters of Credit hereunder, which successor may only be a Lender selected by the Agent in its discretion.  The L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 0.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any real property for any period of time.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Revolving Lenders, the FILO Lenders and the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Lead Borrower and the Agent.

“Letter of Credit” means each Banker’s Acceptance, each Standby Letter of Credit and each Commercial Letter of Credit issued hereunder and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning [~~specified~~]set forth in Section 0.

“Letter of Credit Inventory Advance Rate” means [~~85%~~](a) with respect to the Borrowing Base, 85% and (b) with respect to the FILO Borrowing Base, 20%; provided that the then-applicable percentage with respect to the FILO Borrowing Base shall decrease by twenty (20) basis points beginning on December 31, 2021 and on the last day of each calendar quarter thereafter (e.g., the Letter of Credit Inventory Advance Rate on each of December 31, 2021, March 31, 2022 and June 30, 2022, in each case, with respect to the FILO Borrowing Base, shall be 19.8%, 19.6% and 19.4%, respectively).

“Letter of Credit Sublimit” means an amount equal to $20,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.  A permanent reduction of the Aggregate Revolving Commitments shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that if the Aggregate Revolving Commitments are reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Lead Borrower’s option, less than) the Aggregate Revolving Commitments.

“LIBOR” has the meaning specified in the definition of LIBOR Rate.

“LIBOR Borrowing” means a Borrowing comprised of LIBOR Rate Loans.

“LIBOR Floor” means 1.00% per annum.

“LIBOR Rate” means the higher of:

(i) the LIBOR Floor, and

(ii) (a)   for any Interest Period with respect to a LIBOR Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two London Banking Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day.

“LIBOR Rate Loan” means a Committed Loan or the portion of the FILO Loan, as applicable, that bears interest at a rate based on the LIBOR Rate.

“LIBOR Replacement Date” has the meaning set forth in Section 3.03(c).

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Agent from time to time).

“LIBOR Successor Rate” has the meaning [~~specified~~]set forth in Section 3.03([~~b~~]c).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Agent determines is reasonably necessary in connection with the administration of this Agreement).

“Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidation” means the exercise by the Agent of those rights and remedies accorded to the Agent under the Loan Documents and applicable Laws as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Agent, of any public, private or “going-out-of-business”, “store closing” or other similar sale or any other disposition of the Collateral for the purpose of liquidating the Collateral.  Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan” means an extension of credit by a Lender to the Borrowers under Article 0 in the form of a Committed Loan, a Swing Line Loan or the FILO Loan.

“Loan Account” has the meaning [~~assigned to such term~~]set forth in Section 0.

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letter, the FILO Fee Letter, all Borrowing Base Certificates, the Account Control Agreements, the Credit Card Notifications, the Security Documents, the Facility Guaranty, and any other instrument or agreement now or hereafter executed and delivered in connection herewith, or in connection with any transaction arising out of any Cash Management Services and Bank Products provided by any Lender or any of its Affiliates, each as amended and in effect from time to time.

“Loan Parties” means, collectively, each Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of any Loan Party or the Lead Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material impairment of the rights and remedies of the Agent or the Lenders under any Loan Document or a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.  In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then -existing events would result in a Material Adverse Effect.

“Material Contract” means, with respect to any Person, each contract to which such Person is a party material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $5,000,000.   For purposes of determining the amount of Material Indebtedness at any time, (a) the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof, (b) undrawn committed or available amounts shall be included, and (c) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included.

“Maturity Date” means May 24, 2023; provided that, to the extent the Maturity Date for the Revolving Facility is extended pursuant to Section 10.01 or, if applicable, Section 10.01-A of this Agreement, the Maturity Date for the FILO Facility shall also be automatically extended, but in no event shall the Maturity Date of the FILO Facility be extended to a date later than March 16, 2026 without the consent of each FILO Lender.

“Maximum Rate” has the meaning [~~provided therefor~~]set forth in Section 0.

“Maximum Revolving Insolvency Amount” means the sum of (i) (A) the Borrowing Base minus (B) the minimum Availability required to be maintained under Section 7.15, plus (ii) Permitted Overadvances that satisfy the requirements contained in clauses (a) and (b) of the definition thereof (subject to the limitations set forth in clause (b) of such definition), plus (iii) in addition to the Permitted Overadvances described in clause (ii), Permitted Overadvances that satisfy the requirements contained in clause (a) of the definition thereof to fund payroll (and any associated payroll taxes) in an amount not to exceed the aggregate amount required (and actually used) to fund (A) payroll requests of the Loan Parties for a two-week period and (B) rent at the Loan Parties’ distribution centers and warehouses for a one (1) month period, plus (iv) after the commencement of any proceeding with respect to any Debtor Relief Laws, an amount not to exceed the result of (1) five percent (5.00%) of the Borrowing Base minus (2) the then outstanding amount of any Permitted Overadvances; provided that the amount set forth in this clause (iv) shall not be less than zero, plus (v) the amount of all Unintentional Overadvances.

“Measurement Period” means, at any date of determination, the most recently completed twelve (12) Fiscal Months of the Lead Borrower.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Lead Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Lead Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Proceeds” means (a) with respect to any Disposition by any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) minus (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), and (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Loan Party to third parties (other than Affiliates); and

(b)with respect to the sale or issuance of any Equity Interest by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction minus (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“Non-Consenting Lender” has the meaning [~~provided therefor~~]set forth in Section 0.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning [~~specified~~]set forth in Section 0.

“Note” means (a) a promissory note made by the Borrowers in favor of a Lender evidencing Committed Loans made by such Lender, substantially in the form of Exhibit C-1 (the “Revolving Note”), (b) the Swing Line Note and (c) the FILO Note, as each may be amended, supplemented or modified from time to time.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means[ ~~(a) all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees costs, expenses and indemnities are allowed claims in such proceeding, and (b) any Other Liabilities; provided that~~] ~~Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party~~, the Revolving Obligations and/or the FILO Obligations, as the context may require.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the Control or management of such Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Liabilities” means any obligation on account of (a) any Cash Management Services furnished to any of the Loan Parties or any of their Subsidiaries and/or (b) any Bank Product furnished to any of the Loan Parties and/or any of their Subsidiaries.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 0).

“Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts; and (iii) with respect to the FILO Loan on any date, the amount of the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of the FILO Loan occurring on such date.

“Overadvance” means a Credit Extension (other than the making of the FILO Loan) to the extent that, immediately after its having been made, Availability is less than zero.

“Participant” has the meaning [~~specified~~]set forth in Section 0.

“[~~Participation~~]Participant Register” has the meaning [~~provided therefor~~]set forth in Section 0.

“Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making of such payment, and (b) (i) for each day during the thirty (30) day period prior to the consummation of such transaction or payment and after giving pro forma effect to such transaction or payment, Availability will be equal to or greater than the greater of (x) twelve and one-half percent (12.5%) of the Revolving Loan Cap (calculated without giving effect to the FILO Push Down

Reserve) and (y) $12,500,000, and (ii) after giving pro forma effect to such transaction or payment, the Consolidated Fixed Charge Coverage Ratio, tested on a trailing twelve month basis, is equal to or greater than 1.0:1.0; provided that this clause (b)(ii) shall not apply if Availability for each day during the thirty (30) day period prior to the consummation of such transaction or payment and after giving pro forma effect to such transaction or payment was equal to or greater than the greater of (x) seventeen and one-half percent (17.5%) of the Revolving Loan Cap (calculated without giving effect to the FILO Push Down Reserve) and (y) $17,500,000.   Prior to undertaking any transaction or payment which is subject to the Payment Conditions, the Lead Borrower shall deliver to the Agent (i) a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of the Lead Borrower certifying that the conditions contained in clauses (a) and (b) of the preceding sentence have been satisfied, and (ii) evidence of satisfaction of the conditions contained in clause (b) (including a reasonably detailed calculation).

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that (a) is maintained or is contributed to by the Lead Borrower [~~and~~]or (b) with respect to which the Lead Borrower has any liability or contingent liability (including on account of any ERISA Affiliate) and, in each case, is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means an Acquisition in which all of the following conditions are satisfied:

(a)Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;

(b)The Lead Borrower shall have furnished the Agent with thirty (30) days’ prior written notice of such intended Acquisition and shall have furnished the Agent with a current draft of the Acquisition Documents (and final copies thereof as and when executed), a summary of any due diligence undertaken by the Loan Parties in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), and such other information as the Agent may reasonably require, all of which shall be in form reasonably satisfactory to the Agent;

(c)The legal structure of the Acquisition shall be acceptable to the Agent in its discretion;

(d)After giving effect to the Acquisition, if the Acquisition is an Acquisition of Equity Interests, a Loan Party shall acquire and own, directly or indirectly, a majority of the Equity Interests in the Person being acquired and shall Control a majority of any voting interests or shall otherwise Control the governance of the Person being acquired;

(e)Any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or acquisition of Equity Interests, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Borrower under this Agreement;

(f)If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Loan Party, such Subsidiary shall have been joined as a “Borrower” hereunder or as a Guarantor, as the Agent shall determine, and the Agent shall have received a first priority security interest in such Subsidiary’s Equity Interests and property of such Subsidiary and of the same nature as constitutes Collateral under the Security Documents in accordance with Section 6.16; and

(g)The Loan Parties shall have satisfied the Payment Conditions.

“Permitted Disposition” means any of the following:

(a)[~~dispositions~~]Dispositions of Inventory in the ordinary course of business;

(b)Dispositions (including those made in connection with bulk sales or other dispositions of the Inventory of a Loan Party not in the ordinary course of business) at arm’s length in connection with Permitted Store Closings;

(c)non-exclusive licenses of Intellectual Property of a Loan Party or any of its Subsidiaries in the ordinary course of business;

(d)licenses for the conduct of licensed departments within the Loan Parties’ Stores in the ordinary course of business; provided that, if requested by the Agent, the Agent shall have entered into an intercreditor agreement with the Person operating such licensed department on terms and conditions reasonably satisfactory to the Agent;

(e)[~~dispositions~~]Dispositions of Equipment in the ordinary course of business that is substantially worn, damaged, obsolete or, in the judgment of a Loan Party, no longer useful or necessary in its business or that of any Subsidiary;

(f)[~~Sales, transfers and dispositions~~]Dispositions among the Loan Parties or by any Subsidiary to a Loan Party;

(g)Sales, transfers and dispositions by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party; and

(h)as long as no Default or Event of Default then exists or would arise therefrom, [~~sales~~]Dispositions of Real Estate of any Loan Party (or [~~sales~~]Dispositions of any Person or Persons created to hold such Real Estate or the Equity Interests in such Person or Persons), including sale-leaseback transactions involving any such Real Estate pursuant to leases on market terms, as long as, (A) such [~~sale~~]Disposition is made for fair market value, and (B) in the case of any sale-leaseback transaction permitted hereunder, the Agent shall have received from each such purchaser or transferee a Collateral Access Agreement on terms and conditions reasonably satisfactory to the Agent.

“Permitted Encumbrances” means:

(a)Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 0;

(b)Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Laws, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 0;

(c)Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA;

(d)Deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)Liens in respect of judgments that would not constitute an Event of Default hereunder;

(f)Easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of a Loan Party and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially interfere with the current use of the real property;

(g)Liens existing on the [~~Closing~~]Fourth Amendment Effective Date listed on Schedule 0 and Liens to secure any Permitted Refinancings of the Indebtedness with respect thereto;

(h)Liens on fixed or capital assets or on Real Estate of any Loan Party which secure Indebtedness permitted under clauses (c) and/or (d) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of the applicable assets, and (iii) such Liens shall attach only to the assets or Real estate acquired, improved or refinanced with such Indebtedness and shall not extend to any other property or assets of the Loan Parties;

(i)Liens in favor of the Agent;

(j)Landlords’ and lessors’ statutory Liens in respect of rent not in default;

(k)Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the Closing Date and other Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l)Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, Liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m)Liens arising from precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Loan Documents, the consignment of goods to a Loan Party;

(n)voluntary Liens on property (other than property of the type included in the Borrowing Base or the FILO Borrowing Base) in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party or any Subsidiary; and

(o)Liens in favor of customs and revenues authorities imposed by applicable Laws arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than thirty (30) days, or (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation.

“Permitted Indebtedness” means each of the following:

(a)Indebtedness outstanding on the [~~Closing~~]Fourth Amendment Effective Date listed on Schedule 0 and any Permitted Refinancing thereof;

(b)Indebtedness of any Loan Party to any other Loan Party;

(c)Purchase money Indebtedness of any Loan Party to finance the acquisition of any personal property consisting solely of fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancings thereof, provided, however, that the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed $5,000,000 at any time outstanding and further provided that, if requested by the Agent, the Loan Parties shall use commercially reasonable efforts to cause the holders of such Indebtedness to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Agent;

(d)Indebtedness incurred for the construction or acquisition or improvement of, or to finance or to refinance, any Real Estate owned by any Loan Party (including therein any Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder and any Synthetic Lease Obligations), provided that, the Loan Parties shall use commercially reasonable efforts to cause the holders of such Indebtedness and the lessors under any sale-leaseback transaction to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Agent;

(e)Contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business in connection with the construction or improvement of Stores;

(f) obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates, and not for purposes of speculation or taking a “market view” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(g)Indebtedness with respect to the deferred purchase price for any Permitted Acquisition, provided that such Indebtedness does not require the payment in cash of principal (other than in respect of working capital adjustments) prior to the Maturity Date, has a final maturity which extends beyond the Maturity Date, and is subordinated to the Obligations on terms reasonably acceptable to the Agent;

(h)Indebtedness of any Person that becomes a Subsidiary of a Loan Party in a Permitted Acquisition, which Indebtedness is existing at the time such Person becomes a Subsidiary of a Loan Party (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of a Loan Party);

(i)[~~The~~]the Obligations;

(j)Indebtedness evidenced by promissory notes entered into with merchandise vendors in satisfaction of outstanding account payables balances for existing goods that have already been shipped and with interest rates, maturity and other terms that are otherwise acceptable to the Agent in an aggregate principal amount not to exceed $15,000,000 in the aggregate; and

(k)Indebtedness not otherwise specifically described herein in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

“Permitted Investments” means each of the following:

(a)readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c)time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (b) of this definition and (iii)

has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof;

(d)Fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

(e)Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (a) through (d) above;

(f)Investments existing on the [~~Closing~~]Fourth Amendment Effective Date set forth on Schedule 7.02, but not any increase in the amount thereof or any other modification of the terms thereof;

(g)(i) Investments by any Loan Party and its Subsidiaries in their respective Subsidiaries outstanding on the Closing Date, (ii) additional Investments by any Loan Party and its Subsidiaries in Loan Parties, (iii) additional Investments by Subsidiaries of the Loan Parties that are not Loan Parties in other Subsidiaries that are not Loan Parties and (iv) so long as no Default or Event of Default has occurred and is continuing or would result from such Investment, additional Investments by the Loan Parties in wholly-owned Subsidiaries that are not Loan Parties; provided that (A) such Investments may only be made following the Closing Date to the extent that such Investments, together with the principal amount of any other intercompany loans permitted under this Agreement, shall not exceed $10,000,000 in the aggregate from and after the Closing Date, and (B) in the event that the aggregate amount of such Investments, together with the principal amount of any other intercompany loans permitted under this Agreement, exceeds $5,000,000, the Payment Conditions shall have been satisfied;

(h)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(i)Guarantees constituting Permitted Indebtedness;

(j)so long as no Default or Event of Default has occurred and is continuing or would result from such Investment, Investments by any Loan Party in Swap Contracts permitted hereunder;

(k)Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(l)advances to officers, directors and employees of the Loan Parties and Subsidiaries in the ordinary course of business in an aggregate amount not to exceed $400,000 at any time outstanding; provided that each such advance is for a term of not more than ninety (90) days from the date on which it is made and is paid within such 90-day period; provided that, all amounts due on account of advances permitted under this clause (l) shall constitute Collateral and shall be pledged to the Agent for the benefit of the Revolving Lenders;

(m)Investments constituting Permitted Acquisitions; and

(n)Other Investments not otherwise specifically described herein if the Payment Conditions are satisfied when such Investments are made and immediately after giving effect thereto.

provided, however, that notwithstanding the foregoing, (i) after the occurrence and during the continuance of a Cash Dominion Event, no such Investments specified in clauses (a) through (e) and clause (n) shall be permitted unless either (A) no Loans or, if then required to be Cash Collateralized, Letters of Credit are then outstanding, or (B) the Investment is a temporary Investment pending expiration of an Interest Period for a LIBOR Rate Loan, the proceeds of which Investment will be applied to the Obligations after the expiration of such Interest Period, and (ii) such Investments shall be pledged to the Agent as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Agent.

“Permitted Overadvance” means an Overadvance made by the Agent, in its discretion, which:

(a)[~~Is~~]is made to maintain, protect or preserve the Collateral and/or the Credit Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties; or

(b)[~~Is~~]is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation;

(c)[~~Is~~]is made to pay any other amount chargeable to any Loan Party hereunder; and

(d)[~~Together~~]together with all other Permitted Overadvances then outstanding, shall not (i) exceed [~~ten~~]five percent ([~~10~~]5%) of the Borrowing Base at any time or (ii) unless a Liquidation is occurring, remain outstanding for more than forty-five (45) consecutive Business Days or more than twice in any twelve month period, unless in each case, the Required Revolving Lenders and the FILO Agent otherwise agree[~~.~~];

provided however, that the foregoing shall not (i) modify or abrogate any of the provisions of Section 0 regarding the Revolving Lenders’ obligations with respect to Letters of Credit or Section 0 regarding the Revolving Lenders’ obligations with respect to Swing Line Loans, or (ii) result in any claim or liability against the Agent (regardless of the amount of any Overadvance) for Unintentional Overadvances, and such Unintentional Overadvances shall not reduce the amount of Permitted Overadvances allowed hereunder[~~,~~]; and further, provided that in no event shall the Agent make an Overadvance, if after giving effect thereto, the principal amount of the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments (as in effect prior to any termination of the Revolving Commitments pursuant to Sections 0 or 0 hereof).

“Permitted Refinancing” means, with respect to any Person, any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting a Permitted Refinancing); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premiums thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) the weighted average life to maturity of such Permitted Refinancing is greater than or equal to the weighted average life to maturity of the Indebtedness being Refinanced (c) such Permitted Refinancing shall not require any scheduled principal payments due prior to the Maturity Date, (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Credit Parties as those contained in the documentation governing the Indebtedness being Refinanced (e) no Permitted Refinancing shall have direct or indirect obligors who were not also obligors of the Indebtedness being Refinanced, or greater guarantees or security, than the Indebtedness being Refinanced, (f) such Permitted Refinancing shall be otherwise on terms not materially less favorable to the Credit Parties than those contained in the documentation governing the Indebtedness being Refinanced, including, without limitation, with respect to financial and other covenants and events of default, (g) the interest rate applicable to any such Permitted Refinancing shall not exceed the then applicable market interest rate, and (h) at the time thereof, no Default or Event of Default shall have occurred and be continuing.

“Permitted Store Closings” means (a) Store closures and related Inventory dispositions which do not exceed (i) in any Fiscal Year of the Lead Borrower and its Subsidiaries, ten percent (10%) of the number of the Loan Parties’ Stores as of the beginning of such Fiscal Year (net of new Store openings) and (ii) in the aggregate from and after the Closing Date, thirty-five percent (35%) of the number of the Loan Parties’ Stores in existence as of the Closing Date (net of new Store openings), and (b) the related Inventory is either moved to a distribution center or another retail location of the Loan Parties for future sale in the ordinary course of business or is disposed of at such Stores in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Agent.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan but excluding a Multiemployer Plan), maintained [~~for employees of~~]by the Lead Borrower or [~~any ERISA Affiliate or any such Plan~~]under or with respect to which the Lead Borrower [~~or~~]has any liability or contingent liability (including on account of any ERISA Affiliate[ ~~is required to contribute on behalf of any of its employees~~]).

“Platform” has the meaning specified in Section 0.

“Pre-Adjustment Successor Rate” has the meaning specified in Section 3.03(c).

“Public Lender” has the meaning specified in Section 0.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Option Event” has the meaning provided in Section 10.01.

“QFC Credit Support” has the meaning specified in Section 10.26.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recovery” has the meaning specified in Section 8.05.

“Real Estate” means all Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“Receivables Reserves” means such Reserves as may be established from time to time by the Agent in the Agent’s discretion with respect to the determination of the collectability in the ordinary course of Eligible Amazon Receivables, including, without limitation, Dilution Reserves.

“Recipient” means the Agent, the FILO Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 0.

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Lead Borrower and its Subsidiaries as prescribed by the Securities Laws.

“Related Adjustment” means, in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Agent applicable to such LIBOR Successor Rate:

(a)the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (x) is published on an information service as selected by the Agent from time to time in its reasonable discretion or (y) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Agent; or

(b)the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the [~~Federal Reserve Board~~]FRB and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the [~~Federal Reserve Board~~]FRB and/or the Federal Reserve Bank of New York[ ~~for the purpose of recommending a benchmark rate to replace LIBOR Rate in loan agreements similar to this Agreement~~].

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Reports” has the meaning provided in Section 0.

“Request for Credit Extension” means (a) with respect to a Borrowing, Conversion or continuation of Committed Loans or a Borrowing of the FILO Loan, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required FILO Lenders” means, as of any date of determination, FILO Lenders holding FILO Loans aggregating more than fifty percent (50%) of the aggregate amount of the FILO Loans outstanding.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the Aggregate Revolving Commitments and the Outstanding Amount of the FILO Loan or, if the Aggregate Revolving Commitments and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that (i) the Revolving Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (ii) at any time there are two or more Lenders (who are not Affiliates of one another or Defaulting Lenders), “Required Lenders” must include [~~a~~]at least two Lenders (who are not Affiliates of one another or Defaulting Lenders).

“Required Revolving Lenders” means, as of any date of determination, Revolving Lenders holding more than 50% of the sum of the Aggregate Revolving Commitments or, if the Aggregate Revolving Commitments and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated, Lenders holding in the aggregate more than 50% of the Total Revolving Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that (i) the Revolving Commitment of, and the portion of the Total Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders and (ii) at any time there are two or more Revolving Lenders (who are not Affiliates of one another or Defaulting Lenders), “Required Revolving Lenders” must include at least two Revolving Lenders (who are not Affiliates of one another or Defaulting Lenders).

“Required Supermajority Lenders” means, as of any date of determination, Lenders holding more than 66 2/3% of the sum of the Aggregate Revolving Commitments and the Outstanding Amount of the FILO Loan or, if the Aggregate Revolving Commitments and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated, Lenders holding in the aggregate more than 66 2/3% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that (i) the Revolving Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Supermajority Lenders and (ii) at any time there are two (2) or more Lenders (who are not Affiliates of one another or Defaulting Lenders), “Required Supermajority Lenders” must include [~~a~~]at least two Lenders (who are not Affiliates of one another or Defaulting Lenders).

“Rescindable Amount” has the meaning provided in Section 2.12 (b)(ii).

“Reserves” means all Inventory Reserves, Availability Reserves, Receivables Reserves and the FILO Push Down Reserve. The Agent, and in the case of Reserves in respect of any FILO Collateral, the FILO Agent, shall have the right, at any time and from time to time after the [~~Closing~~]Fourth Amendment Effective Date in its reasonable discretion to establish, modify or eliminate Reserves, in each case subject to Section 9.16.

“Resolution Authority” an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.  Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.

“Revolving Commitments” means, as to each Revolving Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Article II and (b) purchase participations in L/C Obligations and in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Facility” means, at any time, the revolving credit facility provided in this Agreement for the making of the Revolving Loans and the issuance of Letters of Credit.

“Revolving Lenders” means Lenders having Revolving Commitments from time to time or at any time.

“Revolving Loan” means a Committed Loan or Swing Line Loan, as the context may require.

“Revolving Loan Cap” means, at any time of determination, the lesser of (a) the Aggregate Revolving Commitments or (b) the Borrowing Base.

“Revolving Obligations” means (a) the due and punctual payment of (i) the principal of, and interest (including all interest that accrues after the commencement of any case or proceeding by or against any Loan Party under any Debtor Relief Laws, whether or not allowed in such case or proceeding) on the Revolving Loans, as and when due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Loan Parties under this Agreement or any other Loan Document in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of the Loan Parties to the Credit Parties (other than the FILO Agent and the FILO Lenders) under this Agreement and the other Loan Documents, including, without limitation, for all such items that accrue after the commencement of any case or proceeding by or against any Loan Party under any Debtor Relief Laws, whether or not allowed in such case or proceeding, (b) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents (other than those related to the FILO Loan), and (c) Other Liabilities; provided that Revolving Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“Revolving Purchase Date” has the meaning provided in Section 10.01.

“Revolving Purchase Notice” has the meaning provided in Section 10.01.

“Revolving Purchasing Creditors” has the meaning provided in Section 10.01.

“RP Conditions” means, at the time of determination with respect to the making of any Restricted Payment, that (a) no Default or Event of Default then exists or would arise as a result of the making of such Restricted Payment, and (b)(i) for the thirty (30) day period prior to the making of such Restricted Payment and after giving pro forma effect to such Restricted Payment, the Availability will be equal to or greater than the greater of (x) fifteen percent (15%) of the Revolving Loan Cap (calculated without giving effect to the FILO Push Down Reserve) and (y) $15,000,000, and (ii) after giving pro forma effect to such Restricted Payment, the Consolidated Fixed Charge Coverage Ratio, tested on a trailing twelve month basis, is equal to or greater than 1.0:1.0; provided that this clause (b)(ii) shall not apply if Availability for the thirty (30) day period prior to the making of such Restricted Payment and after giving pro forma effect to such Restricted Payment was equal to or greater than the greater of (x) twenty percent (20%) of the Revolving Loan Cap (calculated without giving effect to the FILO Push Down Reserve) and (y) $20,000,000.   Prior to undertaking any Restricted Payment which is subject to the RP Conditions, the Lead Borrower shall deliver to the Agent (i) a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of the Lead Borrower certifying that the conditions contained in clauses (a) and (b) of the preceding sentence have been satisfied, and (ii) evidence of satisfaction of the conditions contained in clause (b) (including a reasonably detailed calculation).

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in or determined to be resident in a country, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC (“SDN”), OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by:  (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority with jurisdiction over any Credit Party or any Loan Party or any of their respective Subsidiaries or Affiliates.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“Scheduled Unavailability Date” has the meaning [~~specified~~]set forth in Section 3.03([~~b~~]c).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment Effective Date”[~~:~~] means September 5, 2019.

“Securities Laws” means the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Security Agreement” means the Second Amended and Restated Security Agreement dated as of the Closing Date among the Loan Parties and the Agent.

“Security Documents” means the Security Agreement, the Account Control Agreements, the Credit Card Notifications, and each other security agreement or other instrument or document executed and delivered to the Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.

“Settlement Date” has the meaning [~~provided~~]set forth in Section 0.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Lead Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

“SOFR” with respect to any [~~day~~]Business Day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.

[~~“SOFR-Based Rate” means SOFR or Term SOFR.~~]

“Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.  The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.25).

[~~“Spot Rate” for a currency means the rate determined by the Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date of such determination; provided that the Agent may obtain such spot rate from another financial institution designated by the Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.~~]

“Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit and that (a) is used in lieu or in support of performance guaranties or performance, surety or similar bonds (excluding appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary casualty insurance carried by any of the Loan Parties, or (d) supports payment or performance for identified purchases or exchanges of products or services in the ordinary course of business.

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

“Store” means any retail store (which may include any Real Estate, fixtures, Equipment, Inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.

“Supported QFC” has the meaning [~~specified~~]set forth in Section 10.26.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 0.

“Swing Line Lender” means Bank of America, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning [~~specified~~]set forth in Section 0.

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 0, which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Note” means the promissory note of the Borrowers substantially in the form of Exhibit C-2, payable to the order of the Swing Line Lender, evidencing the Swing Line Loans made by the Swing Line Lender.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $15,000,000 and (b) the Aggregate Revolving Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments. A permanent reduction of the Aggregate Revolving Commitments shall not require a corresponding pro rata reduction in the Swing Line Sublimit; provided, however, that if the Aggregate Revolving Commitments are reduced to an amount less than the Swing Line Sublimit, then the Swing Line Sublimit shall be reduced to an amount equal to (or, at Lead Borrower’s option, less than) the Aggregate Revolving Commitments.

“Syndication Agent” means Wells Fargo Bank, National Association.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

[~~“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the~~] ~~Obligations is accelerated (or deemed accelerated) and the Aggregate Revolving Commitments are irrevocably terminated (or deemed terminated) in accordance with Article~~ [~~0~~]~~, or (iii) the termination of the Aggregate Revolving Commitments in accordance with the provisions of Section~~ [~~0~~] ~~hereof~~[~~.~~]

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant

Governmental Body, in each case as published on an information service as selected by the Agent from time to time in its reasonable discretion.

“Termination Date” means (a) with respect to Revolving Obligations, the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Revolving Obligations is accelerated (or deemed accelerated) and the Aggregate Revolving Commitments are irrevocably terminated (or deemed terminated) in accordance with Article 0, or (iii) the termination of the Aggregate Revolving Commitments in accordance with the provisions of Section 0 hereof; and (b) with respect to the FILO Obligations, the earliest to occur of (i) the Maturity Date or (ii) the date on which the maturity of the FILO Obligations are accelerated (or deemed accelerated) in accordance with Article VIII.

“Third Amendment Effective Date” means April 15, 2020.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Committed Loans, Swing Line Loans and all L/C Obligations.

“Trademark” has the meaning specified in the Security Agreement.

“Trading with the Enemy Act” has the meaning set forth in Section 0.

“TTM EBITDA” means, as of any date of determination, the Consolidated EBITDA of the Lead Borrower and its Subsidiaries for the most recently ended Measurement Period for which financial statements have been (or are required to be) delivered pursuant to Section 6.01.

“Type” means, with respect to a Committed[ ~~Loan or the outstanding portion of the FILO~~] Loan, its character as a Base Rate Loan or a LIBOR Rate Loan.

“UCC” or “Uniform Commercial Code” shall have the meaning given to such term in the Security Agreement.

“UCP 600” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UFCA” has the meaning [~~specified~~]set forth in Section 10.21(c).

“UFTA” has the meaning [~~specified~~]set forth in Section 10.21(c).

“UK Financial Institution” means any BRRD Undertaking (as defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unintentional Overadvance” means an Overadvance which, to the Agent’s knowledge, did not constitute an Overadvance when made but which has become an Overadvance resulting from changed circumstances beyond the control of the Credit Parties, including, without limitation, a reduction in the Appraised Value of property or assets included in the Borrowing Base or the FILO Borrowing Base or misrepresentation by the Loan Parties.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning [~~specified~~]set forth in Section 0.

“Use Period” means the period commencing on the date that the Agent commences the liquidation and sale of the Collateral (other than the FILO Collateral) and ending 120 days thereafter. If a court of competent jurisdiction has entered any stay or other order that prohibits the Agent from commencing and continuing any enforcement action or disposing of the Collateral, such 120-day period shall be tolled during the pendency of any such stay or other order and the Use Period shall be so extended.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning [~~specified~~]set forth in Section 10.26.

“U.S. Tax Compliance Certificate” has the meaning [~~specified~~]set forth in Section 0(III).

“Write-Down and Conversion Powers” means[~~, with respect to any EEA Resolution Authority,~~] (a) the write-down and conversion powers of [~~such~~]the applicable EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which [~~write-down and conversion~~ ]powers are described in the EU Bail-In Legislation Schedule; or (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in Dollars in full in cash or immediately available funds (or, in the case of contingent reimbursement obligations with respect to Letters of Credit and Bank Products (other than Swap Contracts), providing Cash Collateralization) of all of the Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Swap Contracts) other than (i) unasserted contingent indemnification Obligations, (ii) any Obligations relating to Bank Products (including Swap Contracts) that, at such time, are allowed by the applicable Bank Product provider to remain outstanding without being required to be repaid or Cash Collateralized, and (iii) any Obligations relating to Cash Management Services that, at such time, are allowed by the applicable provider of such Cash Management Services to remain outstanding without being required to be repaid.

(e)Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03Accounting Terms

(a)

Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
(b)

Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Agent, the Lenders and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of FASB ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a Capital Lease Obligation where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015.

1.04Rounding.

Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06Letter of Credit Amounts.

Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Documents related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time.

1.07Interest Rates

.  The Agent does not warrant, nor accept responsibility, nor shall the Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBOR Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01[~~Committed~~ ]Loans; Reserves.

(a) Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the lesser of (x) the amount of such Revolving Lender’s Revolving Commitment, or (y) such Revolving Lender’s Applicable Percentage of the Borrowing Base; subject in each case to the following limitations:

(i)after giving effect to any Committed Borrowing, the Total Revolving Outstandings shall not exceed the Revolving Loan Cap[~~,~~ ];

(ii)after giving effect to any Committed Borrowing, the aggregate Outstanding Amount of the Committed Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Lender’s Revolving Commitment[~~,~~]; and

(iii)The Outstanding Amount of all L/C Obligations shall not at any time exceed the Letter of Credit Sublimit.

Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 0, prepay under Section 0, and reborrow under this Section 0.

(b)Each FILO Lender severally agrees, on the terms and conditions hereinafter set forth, to make its portion of the FILO Loan to the Borrowers on the [~~Closing~~]Fourth Amendment Effective Date in a principal amount equal to its FILO Commitment.  Amounts [~~repaid in respect of the FILO Loan~~]borrowed under this Section 2.01(b) and repaid or prepaid hereunder may not be reborrowed. Upon each applicable FILO Lender’s making of its portion of the FILO Loan on the [~~Closing~~]Fourth Amendment Effective Date, the FILO Commitment of such FILO Lender shall be terminated.

2.02Borrowings, Conversions and Continuations of Committed Loans.

(a)Committed Loans (other than Swing Line Loans)[ ~~and the outstanding portion of the FILO Loan~~] shall be either Base Rate Loans or LIBOR Rate Loans as the Lead Borrower may request subject to and in accordance with this Section 0.  All Swing Line Loans shall be only Base Rate Loans.  Subject to the other provisions of this Section 0, Committed Borrowings of more than one Type may be incurred at the same time.

(b)Each Committed Borrowing, each Conversion of Committed Loans[ ~~or the outstanding FILO Loan~~] from one Type to the other, and each continuation of LIBOR Rate Loans shall be made upon the Lead Borrower’s irrevocable notice to the Agent, which may be given by telephone.  Each such notice must be received by the Agent not later than 1:00 p.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, Conversion to or continuation of LIBOR Rate Loans or of any Conversion of LIBOR Rate

Loans to Base Rate Loans, [~~and~~ ](ii) one (1) Business Day prior to the requested date of any Borrowing of Base Rate Loans and (iii) at least three (3) Business Days prior to the Fourth Amendment Effective Date (or such shorter period as may be acceptable to the FILO Agent) in respect of the Borrowing of FILO Loans on the Fourth Amendment Effective Date.  Each telephonic notice by the Lead Borrower pursuant to this Section 0 must be confirmed promptly by delivery to the Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower.  Each Borrowing of, Conversion to or continuation of LIBOR Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.  Except as provided in Sections 0 and 0, each Borrowing of or Conversion to Base Rate Loans shall be in sum minimum amounts as the Agent may require.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Lead Borrower is requesting a Committed Borrowing or, on the Fourth Amendment Effective Date, the FILO Loan, as applicable, a Conversion of Committed Loans[ ~~or the outstanding portion of the FILO Loan, as applicable~~,] from one Type to the other, or a continuation of LIBOR Rate Loans, (ii) the requested date of the Borrowing, Conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans[ ~~or the outstanding portion of the FILO Loan, as applicable~~,] to be borrowed, Converted or continued, (iv) the Type of Committed Loans [~~or the outstanding FILO Loan, as applicable,~~ ]to be borrowed or to which existing Committed Loans[ ~~or the outstanding FILO Loan, as applicable,~~] are to be Converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Lead Borrower fails to specify a Type of Committed Loan [~~or the outstanding portion of the FILO Loan, as applicable,~~ ]in a Committed Loan Notice or if the Lead Borrower fails to give a timely notice requesting a Conversion or continuation, then the applicable Committed Loans[ ~~or the outstanding portion of the FILO Loan, as applicable,~~] shall be made as, or Converted to, Base Rate Loans.  Any such automatic Conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loans.  If the Lead Borrower requests a Borrowing of, Conversion to, or continuation of LIBOR Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  Notwithstanding anything to the contrary herein, a Swing Line Loan may not be Converted to a LIBOR Rate Loan.

(c)Following receipt of a Committed Loan Notice, the Agent shall promptly notify each Revolving Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a Conversion or continuation is provided by the Lead Borrower, the Agent shall notify each Lender of the details of any automatic Conversion to Base Rate Loans described in Section 0.  In the case of a Committed Borrowing, each Revolving Lender shall make the amount of its Committed Loan available to the Agent in immediately available funds at the Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 0 (and, if such Borrowing is the initial Credit Extension, Section 0), the Agent shall make all funds so received available to the Borrowers in like funds as received by the Agent either by (i) crediting the account of the Lead Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Agent by the Lead Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Lead Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrowers as provided above.

(d)(x) The Agent, without the request of the Lead Borrower, may advance any interest, fee, service charge (including direct wire fees), expenses, or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account for the Revolving Facility notwithstanding that an Overadvance may result thereby and (y) the FILO Agent, without request of the Lead Borrower, may advance any interest, fee, service charge (including direct wire fees), expenses or other payments to which the FILO Agent or any FILO Lender is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account for the FILO Facility.  The Agent or the FILO Agent, as applicable, shall advise the Lead Borrower of any such advance or charge promptly after the making thereof.  Such action on the part of the Agent or the FILO Agent, as applicable, shall not constitute a waiver of the Agent’s or the FILO Agent’s rights and the Borrowers’ obligations under Section 0.  Any amount which is added to the principal balance of the Loan Account or the FILO Loan, as applicable and as provided in this Section 0, shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans or the FILO Loan, as applicable.

(e)Except as otherwise provided herein, a LIBOR Rate Loan may be continued or Converted only on the last day of an Interest Period for such LIBOR Rate Loan.  During the existence of a Default or an Event of Default, no Loans may be requested as, Converted to or continued as LIBOR Rate Loans without the Consent of the Required Revolving Lenders.

(f)The Agent shall promptly notify the Lead Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Agent shall notify the Lead Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(g)After giving effect to all Committed Borrowings, all Conversions of Committed Loans[ ~~or the outstanding FILO Loan, as applicable,~~] from one Type to the other, and all continuations of Committed Loans [~~or the outstanding FILO Loan, as applicable,~~ ]as the same Type, there shall not be more than [~~(i)~~ ]five (5) Interest Periods in effect with respect to the Revolving Loans that are LIBOR Rate Loans~~[ and (ii) one (1) Interest Period in effect with respect to the FILO Loan that is a LIBOR Rate Loan~~].

(h)The Agent, the Lenders, the Swing Line Lender and the L/C Issuer shall have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result.  The Agent may, in its discretion, make Permitted Overadvances without the consent of the Borrowers, the Lenders, the Swing Line Lender and the L/C Issuer and the Borrowers and each Lender and L/C Issuer shall be bound thereby.  Any Permitted Overadvance may, but shall not be required to, constitute a Swing Line Loan. A Permitted Overadvance is for the account of the Borrowers and shall constitute a Base Rate Loan and an Obligation and shall be repaid by the Borrowers in accordance with the provisions Section 0.  The making of any such Permitted Overadvance on any one occasion shall not obligate the Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding. The making by the Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 0 regarding the Revolving Lenders’ obligations to purchase participations with respect to Letter of Credits or of Section 0 regarding the Revolving Lenders’ obligations to purchase participations with respect to Swing Line Loans.  The Agent shall have no liability for, and no Loan Party or Credit Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Agent with respect to Unintentional Overadvances regardless of the amount of any such Overadvance(s).

2.03Letters of Credit.

(a)	The Letter of Credit Commitment.

(i)Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 0, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrowers and the other Loan Parties, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 0 below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers and the other Loan Parties and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Revolving Loan Cap, (y) the aggregate Outstanding Amount of the Committed Loans of any Revolving Lender, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Lead Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)The L/C Issuer shall not issue any Letter of Credit, if:

(A)subject to Section 0, the expiry date of such requested Standby Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B)the expiry date of such requested Commercial Letter of Credit would occur more than 120 days after the date of issuance, unless the Required Revolving Lenders have approved such expiry date; or

(C)the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either such Letter of Credit is Cash Collateralized on or prior to the date of issuance of such Letter of Credit (or such later date as to which the Agent may agree) or all the Revolving Lenders have approved such expiry date; or.

(D)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(E)the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(F)except as otherwise agreed by the Agent, such Letter of Credit is to be denominated in a currency other than Dollars; provided that if the L/C Issuer, with the consent of the Agent, issues a Letter of Credit denominated in a currency other than Dollars, all reimbursements by the Borrowers of the honoring of any drawing under such Letter of Credit shall be paid in the currency in which such Letter of Credit was denominated;

(G)such Letter of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or

(H)any Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrowers or such Revolving Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 0) with respect to the Defaulting Lender arising from either (x) the Letter of Credit then proposed to be issued or (y) that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iii)The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof or if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv)The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Agent in Article 0 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in Article 0 included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)	Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Lead Borrower delivered to the L/C Issuer (with a copy to the Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Lead Borrower.  Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer.  Such Letter of Credit Application must be received by the L/C Issuer and the Agent not later than 11:00 a.m. at least two (2) Business Days (or such other date and time as the Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.  Additionally, the Lead Borrower shall furnish to the L/C Issuer and the Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Agent may require.

(ii)Subject to the provisions of Section 0(iv) hereof, promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of such Letter of Credit Application from the Lead Borrower and, if not, the L/C Issuer will provide the Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Revolving Lender, the Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article 0 shall not then be satisfied or unless the L/C Issuer would not be permitted, or would have no obligation, at such time to issue such Letter of Credit under the terms hereof (by reason of the provisions of Section 0 or otherwise), then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or the applicable Loan Party or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices.  Immediately upon the issuance or amendment of each Letter of Credit, each Revolving Lender shall be deemed to (without any further action), and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer, without recourse or warranty, a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the Stated Amount of such Letter of Credit.  Upon any change in the Aggregate Revolving Commitments under this Agreement, it is hereby agreed that with respect to all L/C Obligations, there shall be an automatic adjustment to the participations hereby created to reflect the new Applicable Percentages of the assigning and assignee Revolving Lenders.

(iii)If the Lead Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Lead Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Standby Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Standby Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 0 or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Agent, any Revolving Lender or the Lead Borrower that one or more of the applicable conditions specified in Section 0 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)Any L/C Issuer (other than Bank of America or any of its Affiliates) shall notify the Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such L/C Issuer, provided that (A) until the Agent advises any such L/C Issuer that the provisions of Section 0 are not satisfied, or (B) the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by the Agent and the L/C Issuer, such L/C Issuer shall be required to so notify the Agent in writing only once each week of the Letters of Credit issued by such L/C Issuer during the immediately preceding week as well as the daily amounts outstanding for all Letters of Credit issued by it for the prior week, such notice to be furnished on such day of the week as the Agent and such L/C Issuer may agree.  The L/C Issuer will also deliver (contemporaneously with the notification set forth in the first sentence hereof) to the Lead Borrower and the Agent a true and complete copy of such Letter of Credit or amendment.

(v)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Lead Borrower and the Agent a true and complete copy of such Letter of Credit or amendment.

(c)	Drawings and Reimbursements; Funding of Participations.

(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Lead Borrower and the Agent thereof.  Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrowers shall reimburse the L/C Issuer through the Agent in an amount equal to the amount of such drawing.  If the Borrowers fail to so reimburse the L/C Issuer by such time, the Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Percentage thereof.  In such event, the Borrowers shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 0 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Loan Cap and the conditions set forth in Section 0 (other than the delivery of a Committed Loan Notice).  Any notice given by the L/C Issuer or the Agent pursuant to this Section 0 may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)Each Revolving Lender shall upon any notice from the Agent pursuant to Section 0 make funds available to the Agent (and the Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Agent, whereupon, subject to the provisions of Section 0, each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount.  The Agent shall remit the funds so received to the L/C Issuer.

(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 0 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate for Base Rate Loans.  In such event, each Revolving Lender’s payment to the Agent for the account of the L/C Issuer pursuant to Section 0 shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 0.

(iv)Until each Revolving Lender funds its Committed Loan or L/C Advance pursuant to this Section 0 to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)Each Revolving Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 0, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Committed Loans pursuant to this Section 0 is subject to the conditions set forth in Section 0 (other than delivery by the Lead Borrower of a Committed Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)If any Revolving Lender fails to make available to the Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 0 by the time specified in Section 0, the, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Revolving Lender (through the Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)	Repayment of Participations.

(i)At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender its L/C Advance in respect of such payment in accordance with Section 0, if the L/C Issuer, or the Agent for the account of the L/C Issuer, receives any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Agent pursuant to Section 0), the L/C Issuer shall distribute any payment it receives to the Agent and the Agent will distribute to such Revolving Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s L/C Advance was outstanding) in the same funds as those received by the Agent.

(ii)If any payment received by the L/C Issuer or by Agent for the account of the L/C Issuer pursuant to Section 0 is required to be returned under any of the circumstances described in Section 0 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)Obligations Absolute.  The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrowers or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrowers;

(v)any honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or any of their Subsidiaries; or

(ix)the fact that any Default or Event of Default shall have occurred and be continuing.

The Lead Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of non-compliance with the Lead Borrower’s instructions or other irregularity, the Lead Borrower will immediately notify the L/C Issuer.  The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)Role of L/C Issuer.  Each Revolving Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Loan Party or to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; (iii) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document, or (v) for any action, neglect or omission under or in connection with any Letter of Credit or Issuer Documents, including, without limitation, the issuance or amendment of any Letter of Credit, the failure to issue or amend any Letter of Credit, or the honoring or dishonoring of any demand under any Letter of Credit, and such action or neglect or omission will be binding upon the Loan Parties and the Revolving Lenders; provided that the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to punitive, consequential or exemplary, damages suffered by the Borrowers which the Borrowers pursuant to a final and non-appealable judgment of a court of competent jurisdiction were caused by the L/C Issuer's willful misconduct or gross negligence.  The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)Cash Collateral.  If, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations in an amount equal to 105% of the Outstanding Amount of all L/C Obligations, pursuant to documentation in form and substance satisfactory to the Agent and the L/C Issuer (which documents are hereby Consented to by the Lenders).  Sections 0, 0 and ~~[0]8.02(a)(iii)~~ set forth certain additional requirements to deliver Cash Collateral hereunder.  The Borrowers hereby grant to the Agent a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing to secure all Obligations.  Such cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.  If at any time the Agent determines that any funds held as cash collateral are subject to any right or claim of any Person other than the Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited as cash collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as cash collateral that the Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit as cash collateral, such funds shall be applied to reimburse the L/C Issuer and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations.

(h)Applicability of ISP and UCP; Limitation of Liability.  Unless otherwise expressly agreed by the L/C Issuer and the Lead Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the UCP shall apply to each Commercial Letter of Credit.  Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrowers for, and the L/C Issuer’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i)Letter of Credit Fees.  The Borrowers shall pay to the Agent for the account of each Revolving Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily Stated Amount under each such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit).  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 0.  Letter of Credit Fees shall be due and payable quarterly in arrears on the first day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate as provided in Section 0 hereof.

(j)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrowers shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at a rate equal to 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears.  Such fronting fees shall be due and payable quarterly in arrears on the first day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.   For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 0.  In addition, the Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04Swing Line Loans.

(a)The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender may, in its sole discretion, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 0, to make loans (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Revolving Lender acting as Swing Line Lender, may exceed the amount of such Revolving Lender’s Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Revolving Loan Cap, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Revolving Lender at such time, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Revolving Lender’s Revolving Commitment, and provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and provided further that the Swing Line Lender shall not be obligated to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 0, prepay under Section 0, and reborrow under this Section 0.  Each Swing Line Loan shall bear interest only at the Base Rate.  Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Applicable Percentage multiplied by the amount of such Swing Line Loan.  The Swing Line Lender shall have all of the benefits and immunities (A) provided to the Agent in Article 0 with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Line Loans made by it or proposed to be made by it as if the term “Agent” as used in Article 0 included the Swing Line Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Swing Line Lender.

(b)Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Lead Borrower’s irrevocable notice to the Swing Line Lender and the Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Agent (by telephone or in writing) that the Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Agent at the request of the Required Revolving Lenders prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the provisos to the first sentence of Section 0, or (B) that one or more of the applicable conditions specified in Article 0 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers either by (i) crediting the account of the Lead Borrower on the books of Bank of America with the amount of such funds or (ii) wire transferring such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Swing Line Lender by the Lead Borrower; provided, however, that if, on the date of the proposed Swing Line Loan, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrowers as provided above.

(c)	Refinancing of Swing Line Loans.

(i)In addition to settlements required under Section 0 hereof, the Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorize the Swing Line Lender to so request on their behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Revolving Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 0, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Loan Cap and the conditions set forth in Section 0.  The Swing Line Lender shall furnish the Lead Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Agent.  Each Revolving Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Agent in immediately available funds for the account of the Swing Line Lender at the Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 0, each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount.  The Agent shall remit the funds so received to the Swing Line Lender.

(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 0, the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Agent for the account of the Swing Line Lender pursuant to Section 0 shall be deemed payment in respect of such participation.

(iii)If any Revolving Lender fails to make available to the Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 0 by the time specified in Section 0, the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.   A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)Each Revolving Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 0 shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Committed Loans pursuant to this Section 0 is subject to the conditions set forth in Section 0.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d)	Repayment of Participations.

(i)At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender, or the Agent on behalf of the Swing Line Lender, receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute such payment to the Agent and the Agent shall distribute to each such Revolving Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)If any payment received by the Swing Line Lender, or the Agent on behalf of the Swing Line Lender, in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 0 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans.  Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 0 to refinance such Revolving Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)Payments Directly to Swing Line Lender.  The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05Prepayments.

(a)The Borrowers may, upon irrevocable notice from the Lead Borrower to the Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Agent not later than 1:00 p.m. (A) three (3) Business Days prior to any date of prepayment of LIBOR Rate Loans and (B) on the date of prepayment of Base Rate Loans; and (ii) any prepayment of LIBOR Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBOR Rate Loans, the Interest Period(s) of such Loans.  The Agent will promptly notify each Revolving Lender of its receipt of each such notice, and of the amount of such Revolving Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a LIBOR Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 0.  Subject to Section 0, each such prepayment shall be applied to the Committed Loans of the Revolving Lenders in accordance with their respective Applicable Percentages.

(b)The Borrowers may, upon irrevocable notice from the Lead Borrower to the Swing Line Lender (with a copy to the Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)[~~Except as provided in this Section 2.05(c), the FILO Loan may not be voluntarily prepaid in whole or in part until all other Obligations have been paid in full in cash, all L/C Obligations have been Cash Collateralized and the Aggregate Revolving Commitments have been terminated.  Notwithstanding the preceding sentence, after the one year anniversary of the Closing Date, as long as the~~]Subject to the satisfaction of Payment Conditions [~~are satisfied at the time of and immediately after giving pro forma effect to such prepayment, the FILO Loan may be voluntarily prepaid, in whole or in part, without premium or penalty, subject to and otherwise in accordance with the provisions of clause (c).  Any voluntary~~]with respect to any applicable prepayment[ ~~of~~], the [~~FILO Loan permitted by this clause (c) may be made by the Borrowers~~]Lead Borrower may, upon [~~irrevocable~~]written notice to the Agent and the FILO Agent, from time to time voluntarily prepay FILO Loans; provided that (i) such written notice must be received by the Agent and the FILO Agent not later than 1:00 p.m. [(~~A~~) ]three (3) Business Days prior to any date of prepayment of [~~any~~]the FILO[ ~~Loan constituting LIBOR Rate~~] Loans and~~[ (B) on the date of prepayment of any FILO Loan constituting Base Rate Loans~~;] (ii) any prepayment of [~~any~~ ]FILO [~~Loan constituting LIBOR Rate~~ ]Loans shall be in a principal amount of at least $1,000,000[ ~~or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of any FILO Loan constituting Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof~~].  Each such notice shall specify the date and amount of such prepayment [~~and provide evidence~~]of FILO Loans.  All such prepayments of [~~satisfaction of~~ ]the [~~Payment Conditions (including a reasonably detailed calculation~~)]FILO Loan shall be applied to the principal repayments thereof in inverse order of maturity.  The FILO Agent will promptly notify each FILO Lender of its receipt of each such notice, and of the amount of such FILO Lender’s ratable portion of such prepayment (based on such FILO Lender’s Applicable Percentage[ ~~of such prepayment~~]).  If such notice is given by the Lead Borrower, the [~~Borrowers~~]Lead Borrower shall make such prepayment [~~and the payment amount~~ ]specified in such notice shall be due and payable on the date specified therein, subject to compliance with the Payment Conditions.  [~~Any~~]Each prepayment of [~~a LIBOR Rate Loan~~]FILO Loans permitted under this clause (c) shall be accompanied by [~~all accrued interest on the amount prepaid, together with any additional amounts~~]the applicable FILO Prepayment Premium, if any, required [~~pursuant to Section~~ ][~~0~~][~~.  Subject to Section~~ ][~~0~~][, ~~each such prepayment shall be applied to the portion of the FILO Loan owed to each FILO Lender in accordance with its respective Applicable Percentage~~]by the FILO Fee Letter and all accrued but unpaid interest thereon.

(d)If for any reason the Total Revolving Outstandings at any time exceed the Revolving Loan Cap as then in effect, the Borrowers shall immediately prepay the Revolving Loans and L/C Borrowings and Cash Collateralize the L/C Obligations (other than L/C Borrowings) in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations (other than L/C Borrowings) pursuant to this Section 0 unless after the prepayment in full of the Revolving Loans the Total Revolving Outstandings exceed the Revolving Loan Cap as then in effect.[  ~~If after giving effect~~

~~to the payments required in this Section 2.05(d) an excess remains, the Borrowers shall prepay the FILO Loan in the amount of such excess~~.]

(e)The Borrowers shall prepay the Loans and, after the occurrence and during the continuance of an Event of Default or to the extent required by the provisions of Section 0, Cash Collateralize the L/C Obligations to the extent required pursuant to the provisions of Section 0 hereof.

(f)Upon the sale or other Disposition by any Loan Party of any FILO Collateral, the Borrowers shall prepay the FILO Loan in an amount equal to one hundred percent (100%) of the Net Proceeds of such Disposition, together with the amount of any FILO Prepayment Premium applicable thereto.  All such prepayments of the FILO Loan shall be applied to the principal repayments thereof in inverse order of maturity.

(g)Prepayments made pursuant to Section 0 and 0 above, first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Committed Loans, third, after the occurrence and during the continuance of an Event of Default, shall be used to Cash Collateralize the remaining L/C Obligations; fourth, shall be applied ratably to the Outstanding Amount of the FILO Loan; and fifth, the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans, Committed Loans and the FILO Loan outstanding at such time and the Cash Collateralization of the remaining L/C Obligations (to the extent required hereunder) in full shall be deposited by the Agent in a deposit account of the Lead Borrower and may be utilized by the Borrowers in the ordinary course of its business to the extent otherwise permitted hereunder.  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party) to reimburse the L/C Issuer or the Revolving Lenders, as applicable, and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations.

~~(g)~~[~~If the Borrowers elect to terminate the Aggregate Revolving Commitments (it being~~] ~~acknowledged and agreed that~~ [~~if the Aggregate Revolving Commitments shall be reduced to $0, such reduction shall constitute a termination) pursuant to Section 2.06(a), or if the Agent terminates the Aggregate Revolving Commitments pursuant to Section 8.02(a), the Borrowers shall immediately prepay the outstanding principal balance of the FILO Loan.  Any such prepayment shall be accompanied by all accrued but unpaid interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05 and all other Obligations outstanding with respect to the FILO Loan.~~]

2.06Termination or Reduction of Revolving Commitments.

(a)The Borrowers may, upon irrevocable notice from the Lead Borrower to the Agent, terminate the Aggregate Revolving Commitments or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments.

(b)If, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such Letter of Credit Sublimit or Swing Line Sublimit shall be automatically reduced by the amount of such excess.

(c)The Agent will promptly notify the Revolving Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Aggregate Revolving Commitments under this Section 0.  Upon any reduction of the Aggregate Revolving Commitments, the Revolving Commitment of each Revolving Lender shall be reduced by such Revolving Lender’s Applicable Percentage of such reduction amount.  If, as a result of such termination or reduction, (i) the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, the Borrowers shall contemporaneously with such reduction or termination, Cash Collateral such excess amount, and (B) the Committed Loans or the Swing Line Loans hereunder would exceed the Aggregate Revolving Commitments or the Swing Line Sublimit, as applicable, the Borrowers shall contemporaneously with such reduction or termination, pay the Agent an amount equal to such excess.

2.07Repayment of Obligations.

(a)Except as provided in Section 0 with respect to the collateralization of the Other Liabilities, the Borrowers shall repay to the Lenders on the Termination Date all Obligations (including, without limitation, the Committed Loans, the Swing Line Loans and the aggregate principal amount of the FILO Loan) outstanding on such date (other than contingent indemnification claims for which a claim has not been asserted) and shall cause each Letter of Credit to be returned to the L/C Issuer undrawn or shall Cash Collateralize all L/C Obligations (to the extent not previously Cash Collateralized as required herein).

(b)The Borrowers shall pay to the FILO Agent, for the account of the FILO Lenders, an amount equal to $218,750 to be applied to the repayment of principal on the FILO Loans on the last Business Day of each December, March, June and September, commencing on December 31, 2021.  If the proceeds of any Collateral are required to be applied in accordance with Sections 8.03 or 8.04, as applicable, at such time, all amounts paid, or to be paid, pursuant to this Section 2.07(b) shall be subject to, and applied in accordance, with Sections 8.03 or 8.04, as applicable; provided, that, the foregoing shall in no event be deemed to waive any Default or Event of Default resulting from the failure to pay such principal on the FILO Loans.

2.08Interest.

(a)Subject to the provisions of Section 0 below and Section 3.03([~~b~~]c), (i) each Revolving Loan that is a LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin for the Revolving Loans that are LIBOR Rate Loans; (ii) each Revolving Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for the Revolving Loans that are Base Rate Loans; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Revolving Loans that are Base Rate Loans.

(b)Subject to the provisions of Section 2.08(c) below, [~~(i) any portion of~~ ]the FILO[ ~~Loan that is a LIBOR Rate~~] Loan shall bear interest (computed on the [~~outstanding principal amount thereof for each Interest Period~~]basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the [~~LIBOR~~]sum of (i) the FILO Rate[ ~~for such Interest Period~~], plus (ii) the FILO Applicable Margin for FILO[ ~~Loans that are LIBOR Rate~~] Loans; [~~and (ii) any portion of the FILO Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof at~~]provided that, if the FILO Agent cannot determine the FILO Rate as provided in Section 3.03, then such rate shall be a rate per annum equal to the sum of (i) the Base Rate, plus [~~the~~](ii) the FILO Applicable Margin for FILO Loans[ ~~that are Base Rate Loans~~].  The FILO Rate for any monthly payment shall be determined on the first day of the calendar month for which such rate is applicable and will apply for the month then being paid.

(c)(i)If any amount payable under any Loan Document is not paid in cash when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise or automatically if an Event of Default exists under Section 8.01(f), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to (A) with respect to the Revolving Obligations, the Default Rate and (B) with respect to the FILO Obligations, the FILO Default Rate, in each case, to the fullest extent permitted by Law.

(ii)If any other Event of Default [~~exists~~]has occurred and is continuing, then the Agent [~~may, and~~](x) upon the request of the Required Revolving Lenders, shall[~~,~~] notify the Lead Borrower that all outstanding Revolving Obligations (excluding Other Liabilities) shall[ ~~thereafter~~] bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate [~~and thereafter such~~]to the fullest extent permitted by Law and (y) upon the request of the Required FILO Lenders, shall notify the Lead Borrower that all outstanding FILO Obligations shall bear interest at a fluctuating interest rate per annum at all times equal to the FILO Default Rate to the fullest extent permitted by Law.

(iii)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(d)Except as provided in Section 0, interest on each Loan shall be due and payable in arrears on each Interest Payment Date (or, if applicable, on each Interest Payment Date for FILO Loans) applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09Fees

.  In addition to certain fees described in subsections 0 and 0 of Section 0:

(a)Commitment Fee.  The Borrowers shall pay to the Agent for the account of each Revolving Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) equal to the Commitment Fee Percentage multiplied by the actual daily amount by which the Aggregate Revolving Commitments exceed the Total Revolving Outstandings (excluding outstanding Swing Line Loans) (subject to adjustment as provided in Section 0) during the immediately preceding quarter.  The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article 0 is not met, and shall be due and payable quarterly in arrears on the first day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period.

(b)Other Fees.  The Borrowers shall pay (i) to the [~~Arranger~~]Arrangers and the Agent[ ~~for their own respective accounts~~], the fees specified in the [~~amounts~~]Fee Letter and [~~at~~](ii) to the [~~times~~]FILO Agent, the fees specified in the FILO Fee Letter, in each case as and when payments of such fees are due as set forth therein and for the account of the parties specified therein.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10Computation of Interest and Fees

.  [~~All~~]Except with respect to the FILO Obligations, all computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest (including with respect to the FILO Obligations) shall be made on the basis of a 360-day year and actual days elapsed.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 0, bear interest for one day.  Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11Evidence of Debt.

(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by the Agent (the “Loan Account”) in the ordinary course of business.  In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Lender.  The accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Agent, the Borrowers shall execute and deliver to such Lender (through the Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.  Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

(b)In addition to the accounts and records referred to in Section 0, each Revolving Lender and the Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Agent and the accounts and records of any Revolving Lender in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.

2.12Payments Generally; Agent’s Clawback.

(a)General.  All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Agent, for the account of the respective Lenders to which such payment is owed, at the Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein, except that all payments of principal, interest, fees, and any premiums in respect of the FILO Loans shall be made to the FILO Agent not later than 2:00 p.m. on the date specified herein for application of the FILO Loans in accordance with the terms of this Agreement.  The Agent will, subject to Section 0 hereof, promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Agent after 2:00 p.m. shall, at the option of the Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  All payments received by the FILO Agent after 2:00 p.m. shall, at the option of the FILO Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day (other than with respect to payment of a LIBOR Rate Loan), and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)(i)Funding by Revolving Lenders; Presumption by Agent.  Unless the Agent shall have received notice from a Revolving Lender prior to (A) the proposed date of any Borrowing of LIBOR Rate Loans (or in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing), or (B) the date that such Revolving Lender’s participation in a Letter of Credit or Swing Line Loan is required to be funded, that such Revolving Lender will not make available to the Agent such Revolving Lender’s share of such Borrowing or participation, the Agent may assume that such Revolving Lender has made such share available on such date in accordance with Section 0 (or in the case of a Borrowing of Base Rate Loans, that such Revolving Lender has made such share available in accordance with and at the time required by Section 0), Section 0 or Section 0, as applicable, and may, in reliance upon such assumption, make available to the Borrowers, the L/C Issuer or the Swing Line Lender, as applicable, a corresponding amount.  In such event, if a Revolving Lender has not in fact made its share of the applicable Committed Borrowing or participation available to the Agent, then the applicable Revolving Lender and the Borrowers severally agree to pay to the Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Agent, at (A) in the case of a payment to be made by such Revolving Lender, the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation plus any administrative processing or similar fees customarily charged by the Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans.  If the Borrowers and such Revolving Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Revolving Lender pays its share of the applicable Committed Borrowing or participation to the Agent, then the amount so paid shall constitute such Revolving Lender’s Committed Loan included in such Committed Borrowing or participation in such Letter of Credit or Swing Line Loan.  Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Revolving Lender that shall have failed to make such payment to the Agent.

(ii)Payments by Borrowers; Presumptions by Agent and the FILO Agent.  Unless the Agent or the FILO Agent, as applicable, shall have received notice from the Lead Borrower prior to the [~~time at~~]date on which any payment is due to the Agent or the FILO Agent, as applicable, for the account of any of the Lenders or due to the Agent for the account of the L/C Issuer hereunder that the Borrowers will not make such payment, the Agent or the FILO Agent, as applicable, may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. [ ~~In such event, if~~]With respect to any payment that the Agent or the FILO Agent, as applicable, makes for the account of the Lenders or the Agent makes for the account of the L/C Issuer hereunder as to which the Agent or the FILO Agent, as applicable, determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made such payment[~~,~~]; (2) the Agent or the FILO Agent, as applicable, has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Agent or the FILO Agent, as applicable, has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Agent or the FILO Agent, as applicable, forthwith on demand the

[~~amount~~]Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent or the FILO Agent, as applicable, at the greater of the Federal Funds Rate and a rate determined by the Agent or the FILO Agent, as applicable, in accordance with banking industry rules on interbank compensation.

A notice of the Agent or the FILO Agent, as applicable, to any Lender or the Lead Borrower with respect to any amount owing under this [~~subsection~~ ][~~0~~]clause (b) shall be conclusive, absent manifest error.

(c)Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 0, and such funds are not made available to the Borrowers by the Agent because the conditions to the applicable Credit Extension set forth in Article 0 are not satisfied or waived in accordance with the terms hereof (subject to the provisions of the last paragraph of Section 0 hereof), the Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)Obligations of Lenders Several.  The obligations of the Revolving Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans, and the obligations of the FILO Lenders to make the FILO Loan and the obligations of the Lenders to make payments hereunder are several and not joint.  The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment hereunder on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment hereunder.

(e)Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13Sharing of Payments by Lenders

.  If any Credit Party shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, interest on, or other amounts with respect to, any of the Obligations resulting in such Credit Party’s receiving payment of a proportion of the aggregate amount of such Obligations greater than its pro rata share thereof as provided herein (including as in contravention of the priorities of payment set forth in Section 0 and Section 8.04), then the Credit Party receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Obligations of the other Credit Parties, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Credit Parties ratably and in the priorities set forth in Section 0[~~,~~]; provided that:

(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans, FILO Loan or subparticipations in L/C Obligations or Swing Line Loans to any Eligible Assignee or Participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14Settlement Amongst Revolving Lenders

(a)The amount of each Revolving Lender’s Applicable Percentage of outstanding Revolving Loans (including, for clarity, outstanding Swing Line Loans), shall be computed weekly (or more frequently in the Agent’s discretion) and shall be adjusted upward or downward based on all Loans and repayments of Revolving Loans received by the Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Agent.

(b)The Agent shall deliver to each of the Revolving Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Loans for the period and the amount of repayments received for the period.  As reflected on the summary statement, each Revolving Lender shall transfer to the Agent (as provided below) or the Agent shall transfer to each Revolving Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Committed Loans made by each Revolving Lender shall be equal to such Revolving Lender’s Applicable Percentage of all Committed Loans outstanding as of such Settlement Date.  If the summary statement requires transfers to be made to the Agent by the Revolving Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Revolving Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent.  If and to the extent any Revolving Lender shall not have so made its transfer to the Agent, such Revolving Lender agrees to pay to the Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent, equal to the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Agent in connection with the foregoing.

2.15Increase in Commitments.

(a)Request for Increase.  Provided no Default or Event of Default then exists or would arise therefrom, upon notice to the Agent (which shall promptly notify the Revolving Lenders), the Lead Borrower may from time to time, request an increase in the Aggregate Revolving Commitments by an amount (for all such requests) not exceeding $50,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000, and (ii) the Lead Borrower may make a maximum of three such requests (each such request, a “Commitment Increase”).  At the time of sending such notice, the Lead Borrower (in consultation with the Agent) shall specify the time period within which each Revolving Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Revolving Lenders).  Any Commitment Increase shall be on the same terms and pursuant to the same documentation applicable to the existing Revolving Commitments (other than with respect to any fees payable to the Revolving Lenders or Additional Commitment Lenders providing any Commitment Increase).

(b)Revolving Lender Elections to Increase.  Each Revolving Lender shall notify the Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase.  Any Revolving Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c)Notification by Agent; Additional Lenders.  The Agent shall notify the Lead Borrower and each Revolving Lender of the Revolving Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase and subject to the approval of the Agent, the L/C Issuer and the Swing Line Lender, to the extent that the existing Revolving Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Lead Borrower, the Agent, in consultation with the Lead Borrower, will use its reasonable efforts to arrange for other Eligible Assignees to become a Revolving Lender hereunder (each such Revolving Lender, an “Additional Commitment Lender”) and to issue commitments in an amount equal to the amount of the increase in the Aggregate Revolving Commitments requested by the Lead Borrower and not accepted by the existing Revolving Lenders (and the Lead Borrower may also invite additional Eligible Assignees to become Revolving Lenders), provided, however, that without the consent of the Agent, at no time shall the Revolving Commitment of any Additional Commitment Lender be less than $5,000,000.

(d)Effective Date and Allocations.  If the Aggregate Revolving Commitments are increased in accordance with this Section, the Agent, in consultation with the Lead Borrower, shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Agent shall promptly notify the Lead Borrower and the Revolving Lenders of the final allocation of such increase and the Increase Effective Date and on the Increase Effective Date (i) the Aggregate Revolving Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, and (ii) Schedule 2.01 shall be deemed modified, without further action, to reflect the revised Commitments and Applicable Percentages of the Revolving Lenders.

(e)Conditions to Effectiveness of Increase.  As a condition precedent to such increase, (i) the Lead Borrower shall deliver to the Agent a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article 0 and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of such earlier date, and except that for purposes of this Section 0, the representations and warranties contained in subsections 0 and 0 of Section 0 shall be deemed to refer to the most recent statements furnished pursuant to clauses 0 and 0, respectively, of Section 0, and (2) no Default or Event of Default exists or would arise therefrom, (ii) the Borrowers, the Agent, and any Additional Commitment Lender shall have executed and delivered a Joinder Agreement to the Loan Documents in such form as the Agent shall reasonably require; (iii) the Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders as the Lead Borrower and such Additional Commitment Lenders shall agree; (iv) the Borrowers shall have paid such arrangement fees to the Agent as the Lead Borrower and the Agent may agree; (v) if requested by the Agent, the Borrowers shall deliver an opinion or opinions, in form and substance reasonably satisfactory to the Agent, from counsel to the Borrowers reasonably satisfactory to the Agent and dated such date; (vi) the Borrowers and the Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Agent may reasonably have requested; and (vii) no Default or Event of Default exists.  The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 0) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Aggregate Revolving Commitments under this Section.

(f)Conflicting Provisions.  This Section shall supersede any provisions in Sections 0 or 0 to the contrary.

2.16Defaulting Lenders.

(a)Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Supermajority Lenders” and Section 0.

(ii)Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 0 or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 0 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender; fourth, as the Lead Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Lead Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 0 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Revolving Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 0. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 0 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.

(A)No Defaulting Lender shall be entitled to receive any fee payable under Section 0 for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 0.

(C)With respect to any fee payable under Section 0 or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 0 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Outstanding Amount of Obligations of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to them hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 0.

(b)Defaulting Lender Cure.  If the Lead Borrower, the Agent, the Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Revolving Lenders in accordance with their Applicable Percentages (without giving effect to Section 0), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY;

APPOINTMENT OF LEAD BORROWER

3.01Taxes.

(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Agent or the FILO Agent, as applicable) require the deduction or withholding of any Tax from any such payment by the Agent, the FILO Agent, or a Loan Party, then the Agent, the FILO Agent, or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)If any Loan Party, the Agent, or the FILO Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party, the Agent, or the FILO Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party, the Agent, or the FILO Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 0) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)Payment of Other Taxes by the Borrowers.  Without limiting the provisions of subsection 0 above, the Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Agent or the FILO Agent, as applicable, timely reimburse it for the payment of, any Other Taxes.

(c)Tax Indemnifications.

(i)The Loan Parties shall, and each Loan Party does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 0) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Lender or the L/C Issuer (with a copy to the Agent or the FILO Agent, as applicable), or by the Agent or the FILO Agent, as applicable, on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii)Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (x) the Agent and the FILO Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Agent or the FILO Agent, as applicable, for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 0 relating to the maintenance of a Participant Register and (z) the Agent, the FILO Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Agent, the FILO Agent, or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Agent or the FILO Agent shall be conclusive absent manifest error.  Each Lender and the L/C Issuer hereby authorizes the Agent and the FILO Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Agent or the FILO Agent, as applicable, under this clause (ii).

(d)Evidence of Payments.  Upon request by the Lead Borrower, the Agent or the FILO Agent, as the case may be, after any payment of Taxes by the Lead Borrower, by the Agent or by the FILO Agent to a Governmental Authority as provided in this Section 0, the Lead Borrower shall deliver to either the Agent or the FILO Agent, as applicable, or the Agent or the FILO Agent, as applicable, shall deliver to the Lead Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Lead Borrower, the Agent or the FILO Agent, as the case may be.

(e)Status of Lenders; Tax Documentation.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Lead Borrower and either the Agent or the FILO Agent, as applicable, at the time or times reasonably requested by the Lead Borrower, the Agent or the FILO Agent, such properly completed and executed documentation reasonably requested by the Lead Borrower, the Agent or the FILO Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Lead Borrower, the Agent or the FILO Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Lead Borrower, the Agent or the FILO Agent as will enable the Lead Borrower, the Agent or the FILO Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 0, 00 and 00 below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Lead Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Lead Borrower and either the Agent or the FILO Agent, as applicable, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower, the Agent or the FILO Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Lead Borrower and either the Agent or the FILO Agent, as applicable, (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower, the Agent or the FILO Agent), whichever of the following is applicable:

(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)executed originals of IRS Form W-8ECI;

(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W8BEN-E, as applicable; or

(IV)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax

Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Lead Borrower and either the Agent or the FILO Agent, as applicable, (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower, the Agent or the FILO Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Lead Borrower, the Agent or the FILO Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Lead Borrower and either the Agent or the FILO Agent, as applicable, at the time or times prescribed by law and at such time or times reasonably requested by the Lead Borrower, the Agent or the FILO Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Lead Borrower, the Agent or the FILO Agent as may be necessary for the Lead Borrower and either the Agent or the FILO Agent, as applicable, to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 0 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Lead Borrower and either the Agent or the FILO Agent, as applicable, in writing of its legal inability to do so.

(f)Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Agent or the FILO Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 0, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 0 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, the Borrowers, the Agent and the FILO Agent shall treat (and the Lenders hereby authorize the Agent and the FILO Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(h)Survival.  Each party’s obligations under this Section 0 shall survive the resignation or replacement of the Agent, the FILO Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02Illegality

.  Subject to the provisions set forth in Section 3.03([~~b~~]c) below, if any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Rate Loans, or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Lead Borrower through the Agent, (i) any obligation of such Lender to make or continue LIBOR Rate Loans or to Convert Base Rate Loans to LIBOR Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the LIBOR Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to the LIBOR Rate component of the Base Rate, in each case, until such Lender notifies the Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Agent), prepay or, if applicable, Convert all LIBOR Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to the LIBOR Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBOR Rate, the Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBOR Rate component thereof until the Agent is advised in writing by such Lender that it is no longer illegal  for such Lender to determine or charge interest rates based upon the LIBOR Rate.  Upon any such prepayment or Conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or Converted.

3.03Inability to Determine Rates.

(a)[~~Subject to Section 3.03(b) below, the Required~~] ~~Lenders determine that for any reason~~If in connection with any request for a LIBOR Rate Loan or a [~~Conversion~~]conversion to or continuation thereof, (i) the Agent determines that ([~~i~~]A) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Rate Loan, [~~(ii~~]or (B) (x) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan[~~, or~~] or in connection with an existing or proposed Base Rate Loan and ([~~iii~~]y) the circumstances described in Section 3.03(c)(i) do not apply (in each case with respect to this clause (i), “Impacted Loans”), or (ii) the Agent or the Required Revolving Lenders determine that for any reason the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such LIBOR Rate Loan, the Agent will promptly so notify the Lead Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended (to the extent of the affected LIBOR Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR Rate component of the Base Rate, the utilization of the LIBOR Rate component in determining the Base Rate shall be suspended, in each case until the Agent (or, in the case of a determination by the Required Revolving Lenders described in clause (ii) of Section 3.03(a), until the Agent [~~(~~]upon [~~the~~ ]instruction of the Required Revolving Lenders) revokes such notice.  Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of, [~~Conversion~~]conversion to or continuation of LIBOR Rate Loans (to the extent of the affected LIBOR Rate Loans or Interest Periods) or, failing that, will be deemed to have [~~Converted~~]converted such request into a request for a [~~Committed~~ ]Borrowing of Base Rate Loans in the amount specified therein.

(b)Notwithstanding the foregoing, if the Agent has made the determination described in clause (i) of Section 3.03(a), the Agent, in consultation with the Lead Borrower and Required Revolving Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of Section 3.03(a), (ii) the Agent or the Required Revolving Lenders notify the Agent and the Lead Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Agent and the Lead Borrower written notice thereof.

(c)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Agent determines (which determination shall be conclusive absent manifest error), or the Lead Borrower or Required Revolving Lenders notify the Agent (with, in the case of the Required Revolving Lenders, a copy to the [~~Lead~~ ]Borrower) that the Lead Borrower or Required Revolving Lenders (as applicable) have determined, that:

(ii)adequate and reasonable means do not exist for ascertaining LIBOR for any[ ~~requested~~] Interest Period hereunder or any other tenors of LIBOR, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(iii)the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Agent or such administrator has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iv)the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative; or

(v)syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR[~~,~~];

[~~then, reasonably promptly after~~]

then, in the case of clauses (i)-(iii) above, on a date and time determined by the Agent (any such date, the “LIBOR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and shall occur reasonably promptly upon the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, LIBOR will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):

(x)Term SOFR plus the Related Adjustment; and

(y)SOFR plus the Related Adjustment;

and in the case of clause (iv) above, the Lead Borrower and Agent may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and under any other Loan Document in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m., on the fifth Business Day after the Agent shall have notified all Lenders and the Lead Borrower of the occurrence of the circumstances described in clause  (iv) above unless, prior to such time, Lenders comprising the Required Revolving Lenders have delivered to the Agent written notice that such Required Revolving Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause;

provided that, if the Agent determines that Term SOFR has become available, is administratively feasible for the Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Agent notifies the Lead Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.

The Agent will promptly (in one or more notices) notify the Lead Borrower and each Lender of (x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a LIBOR Replacement Date and (z) the LIBOR Successor Rate.

Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Agent.

Notwithstanding anything else herein, if at any time any LIBOR Successor Rate as so determined would otherwise be less than the LIBOR Floor, the LIBOR Successor Rate will be deemed to be the LIBOR Floor for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a LIBOR Successor Rate, the Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Lead Borrower and the Lenders reasonably promptly after such amendment becomes effective.

If the events or circumstances of the type described in 3.03(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”

(d)Notwithstanding anything to the contrary herein, (i) after any such determination by the Agent or receipt by the Agent of any such notice[~~, as applicable~~] described under Section 3.03(c)(i)-(iii), as applicable, if the Agent determines that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section 3.03(c)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 3.03(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect and the Agent determines that none of the LIBOR Successor Rates is available, then in each case, the Agent and the Lead Borrower may amend this Agreement solely for the purpose of replacing LIBOR or any then current LIBOR Successor Rate in accordance with this Section 3.03 [~~with (x) one or more SOFR-Based Rates or (y)~~]at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, [~~in each case,~~ ]in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Agent from time to time in its reasonable discretion and may be periodically updated[ ~~(~~]. For the [~~“Adjustment;” and~~]avoidance of doubt, any such proposed rate[~~,~~] and adjustments shall constitute a [~~“~~]LIBOR Successor Rate[~~”), and any~~]. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Agent shall have posted such proposed amendment to all Lenders and the Lead Borrower unless, prior to such time, Lenders comprising the Required Revolving Lenders have delivered to the Agent written notice that such Required Revolving Lenders [~~(A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to~~ ]object to[ ~~any SOFR-Based Rate contained in any~~] such amendment.[   ~~Such~~] ~~LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Agent.~~

(e)If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with clauses (c) or (d) of this Section 3.03 and the circumstances under [~~clause~~ ]clauses (c)(i) or (c)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Agent will promptly so notify the Lead Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended, (to the extent of the affected LIBOR Rate Loans[ ~~or~~], Interest Periods, interest payment dates or payment periods), and (y) the LIBOR Rate component shall no longer be utilized in determining the Base Rate, until the LIBOR Successor Rate has been determined in accordance with clauses (c) or (d). Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans (to the extent of the affected LIBOR Rate Loans ~~or~~, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a [~~Committed~~ ]Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

(f)Notwithstanding anything ~~else herein,~~ [~~any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for~~] ~~purposes of this Agreement.~~

~~(c)In connection with the implementation of a LIBOR Successor Rate, the Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective~~to the contrary contained herein, if prior to the first day of a calendar month regarding any reference to the FILO Rate, the FILO Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the FILO Rate, the FILO Agent shall give notice thereof to the Lead Borrower by telephone or telecopy as promptly as practicable thereafter and, until the FILO Agent notifies the Lead Borrower that the circumstances giving rise to such notice no longer exist the FILO Loans shall bear interest with reference to the Base Rate and such interest shall be calculated as provided in Section 2.08(b).

3.04Increased Costs; Reserves on LIBOR Rate Loans.

(a)Increased Costs Generally.  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the L/C Issuer;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or[ ~~LIBOR Rate~~] Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Loan Parties will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital or liquidity of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Loan Parties will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement.  A certificate of [~~a~~]the Agent, the FILO Agent, any Lender, or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection 0 or 0 of this Section and delivered to the Lead Borrower shall be conclusive absent manifest error.  The Loan Parties shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Loan Parties shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)Reserves on LIBOR Rate Loans.  The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including [~~Eurocurrency~~]eurocurrency funds or deposits (currently known as “[~~Eurocurrency~~]eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBOR Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Lead Borrower shall have received at least 10 days’ prior notice (with a copy to the Agent) of such additional interest from such Lender.  If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

3.05Compensation for Losses

.  Upon demand of any Lender (with a copy to the Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)any continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or Convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Lead Borrower;

(c)any failure by the Borrowers (for a reason other than the failure of such FILO Lender to make a FILO Loan) to prepay, repay or borrow any FILO Loan on the date or in the amount notified by the Lead Borrower; or

(d)any assignment of a LIBOR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Lead Borrower pursuant to Section 0;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 0, each Lender shall be deemed to have funded each LIBOR Rate Loan made by it at the LIBOR Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded.

3.06Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office.  If any Lender requests compensation under Section 0, or the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 0, or if any Lender gives a notice pursuant to Section 0, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 0 or 0, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 0, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders.  If any Lender requests compensation under Section 0, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 0 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 0, the Borrowers may replace such Lender in accordance with Section 0.

3.07Survival

.  All of the Borrowers’ obligations under this Article 0 shall survive termination of the Aggregate Revolving Commitments, repayment of all other Obligations hereunder, and resignation of the Agent and/or the FILO Agent.

3.08Designation of Lead Borrower as Borrowers’ Agent; Joint and Several Liability.

(a)Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent to obtain Credit Extensions, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement.  As the disclosed principal for its agent, each Borrower shall be obligated to each Credit Party on account of Credit Extensions so made as if made directly by the applicable Credit Party to such Borrower, notwithstanding the manner by which such Credit Extensions are recorded on the books and records of the Lead Borrower and of any other Borrower.  In addition, each Loan Party other than the Borrowers hereby irrevocably designates and appoints the Lead Borrower as such Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.

(b)Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers.  Consequently, each Borrower [~~hereby assumes and agrees to discharge all Obligations of each of the other~~]shall have joint and several liability in respect of all Obligations, without regard to any defense (other than the defense of payment), setoff or counterclaim which may at any time be available to or be asserted by any other Loan Party against the Credit Parties, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers’ liability hereunder, in bankruptcy or in any other instance, and such Obligations of the Borrowers shall not be conditioned or contingent upon the pursuit by the Lenders or any other Person at any time of any right or remedy against any Borrower or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any Collateral or Facility Guaranty therefor or right of offset with respect thereto.  Each Borrower hereby acknowledge that this Agreement is the independent and several obligation of each Borrower (regardless of which Borrower shall have delivered a Request for Credit Extension) and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower.  Each Borrower hereby expressly waives, with respect to any of the Credit Extensions made to any other Borrower hereunder and any of the amounts owing hereunder by such other Loan Parties in respect of such Credit Extensions, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent, the FILO Agent, the L/C Issuer or any Lender exhaust any right, power or remedy or proceed against such other Loan Parties under this Agreement or any other agreement or instrument referred to herein or against any other Person under any other guarantee of, or security for, any of such amounts owing hereunder.

(c)The Lead Borrower shall act as a conduit for each Borrower (including itself, as a “Borrower”) on whose behalf the Lead Borrower has requested a Credit Extension.  Neither the Agent nor any other Credit Party shall have any obligation to see to the application of such proceeds therefrom.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01Conditions of Effectiveness of this Agreement [~~and Credit Extension~~]on the Closing Date

.  The effectiveness of this Agreement[ ~~and the obligation of the L/C Issuer and each Lender to make any Credit Extension hereunder~~] on the Closing Date [~~are~~]was subject to satisfaction of the following conditions precedent:

(a)The Agent’s receipt of the following, each of which shall be originals, telecopies or other electronic image scan transmission (e.g., “pdf” or “tif” “via e-mail”) (followed promptly by originals) unless otherwise specified, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Agent:

(i)counterparts of this Agreement each properly executed by a Responsible Officer of the signing Loan Party and the Lenders sufficient in number for distribution to the Agent, each Lender and the Lead Borrower;

(ii)a Note executed by the Borrowers in favor of each Lender requesting a Note;

(iii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Agent may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party;

(iv)copies of each Loan Party’s Organization Documents and such other documents and certifications as the Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing, and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect;

(v)a favorable opinion of Greenberg Traurig, LLP, counsel to the Loan Parties, addressed to the Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Agent may reasonably request;

(vi)a certificate of a Responsible Officer of the Lead Borrower certifying (A) that the conditions specified in Sections 0 and 0 have been satisfied, (B) that there has been no event or circumstance since the date of the Closing Date Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) to the Solvency of the Loan Parties as of the Closing Date

after giving effect to the transactions contemplated hereby, and (D) either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect;

(vii)evidence that all insurance required to be maintained pursuant to the Loan Documents and all endorsements in favor of the Agent required under the Loan Documents have been obtained and are in effect;

(viii)a payoff letter from the Term Loan Agent for the lenders under Existing Term Loan Agreement, satisfactory in form and substance to the Agent, evidencing that the Existing Term Loan Agreement has been or concurrently with the Closing Date is being terminated, all obligations thereunder have been or concurrently with the Closing Date are being paid in full, and all Liens securing obligations under the Existing Term Loan Agreement have been or concurrently with the Closing Date are being released;

(ix)the Security Documents and certificates evidencing any stock being pledged thereunder, together with undated stock powers executed in blank, each duly executed by the applicable Loan Parties;

(x)all other Loan Documents, each duly executed by the applicable Loan Parties;

(xi)appraisal based on forced liquidation value by a third party appraiser acceptable to the Agent of all Eligible Trade Names of the Borrowers;

(xii)results of searches or other evidence reasonably satisfactory to the Agent (in each case dated as of a date reasonably satisfactory to the Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements satisfactory to the Agent are being tendered concurrently with such extension of credit or other arrangements satisfactory to the Agent for the delivery of such termination statements have been made;

(xiii)(A)all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Agent, (B) the Credit Card Notifications, and Account Control Agreements required pursuant to Section 0 hereof shall have been obtained, and (C) control agreements with respect to the Loan Parties’ securities and investment accounts have been obtained; and

(xiv)such other assurances, certificates, documents, consents or opinions as the Agent reasonably may require.

(b)After giving effect to (i) the funding under the Loans, (ii) any charges to the Loan Account made in connection with the credit facility contemplated hereby and (iii) all Letters of

Credit to be issued at, or immediately subsequent to, the Closing Date, Availability shall be not less than twenty-five percent (25%) of the Revolving Loan Cap.

(c)The Agent shall have received a Borrowing Base Certificate dated the Closing Date, relating to the month ended on May 5, 2018, and executed by a Responsible Officer of the Lead Borrower.

(d)The Agent shall be reasonably satisfied that any financial statements delivered to it and the Lenders fairly present the business and financial condition of the Loan Parties and that there has been no Material Adverse Effect since the date of the Closing Date Audited Financial Statements.

(e)The Agent and the Lenders shall have received and be satisfied with (i) (x) a detailed financial projections and business assumptions on a quarterly basis for the one year period following the Closing Date, which shall include an Availability model (prepared on a twelve month basis), Consolidated income statement, balance sheet, and statement of cash flow, and (y) a detailed forecast on an annual basis for each of the three Fiscal Years thereafter, which shall include an Availability model, Consolidated income statement, balance sheet, and statement of cash flow, in each case prepared in conformity with GAAP and consistent with the Loan Parties’ then current practices and (ii) such other information (financial or otherwise) reasonably requested by the Agent.

(f)There shall not be pending any litigation or other proceeding, the result of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(g)There shall not have occurred any default of any Material Contract of any Loan Party.

(h)The consummation of the transactions contemplated hereby shall not violate any Law or any Organization Document.

(i)All fees required to be paid to the Agent or the Arranger on or before the Closing Date shall have been paid in full, and all fees required to be paid to the Lenders on or before the Closing Date shall have been paid in full.

(j)The Borrowers shall have paid all fees, charges and disbursements of counsel to the Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the Closing Date (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Agent).

(k)Upon the reasonable request of the Agent or any Lender made at least ten (10) days prior to the Closing Date, the Lead Borrower shall have provided to the Agent and such Lender the documentation and other information so requested in connection with applicable “know your customer”, Anti-Corruption Laws and Anti-Money Laundering, including the Act, in each case at least five (5) days prior to the Closing Date.   At least five (5) days prior to the Closing Date, any

Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower.

(l)No material changes in governmental regulations or policies affecting any Loan Party or any Credit Party shall have occurred prior to the Closing Date.

(m)There shall not have occurred any disruption or material adverse change in the United States financial or capital markets in general that has had, in the reasonable opinion of the Agent, a material adverse effect on the market for loan syndications or adversely affecting the syndication of the Loans.

Without limiting the generality of the provisions of Section 0, for purposes of determining compliance with the conditions specified in this Section 0, each Lender that has signed this Agreement shall be deemed to have Consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be Consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02Conditions to all Credit Extensions

.  The obligation of each Revolving Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a Conversion of Committed Loans[ ~~or the outstanding portion of the FILO Loan~~] to the other Type, or a continuation of LIBOR Rate Loans) and of each L/C Issuer to issue each Letter of Credit is subject to the following conditions precedent:

(a)The representations and warranties of each Loan Party contained in Article 0 or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects and (iii) for purposes of this Section 0, the representations and warranties contained in subsections 0 and 0 of Section 0 shall be deemed to refer to the most recent statements furnished pursuant to clauses 0 and 0, (and if applicable, clause (c)), respectively, of Section 0.

(b)No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)The Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)After giving effect to the Credit Extension requested to be made on any such date and the use of proceeds thereof, Availability shall be greater than zero.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a Conversion of Committed Loans[ ~~or the outstanding portion of the FILO Loan~~] to the other Type or a continuation of LIBOR Rate Loans) submitted by the Lead Borrower shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in Sections 0, 0 and (d) have been satisfied on and as of the date of the applicable Credit Extension.  The conditions set forth in this Section 0 are for the sole benefit of the Credit Parties but until the Required Revolving Lenders otherwise direct the Agent to cease making Loans and issuing Letters of Credit, the Revolving Lenders will fund their Applicable Percentage of all Loans and L/C Advances and participate in all Swing Line Loans and Letters of Credit whenever made or issued, which are requested by the Lead Borrower and which, notwithstanding the failure of the Loan Parties  to comply with the provisions of this Article 0, agreed to by the Agent, provided, however, the making of any such Loans or the issuance of any Letters of Credit shall not be deemed a modification or waiver by any Credit Party of the provisions of this Article 0 on any future occasion or a waiver of any rights or the Credit Parties as a result of any such failure to comply. Notwithstanding the immediately preceding sentence, other than in connection with (i) Permitted Overadvances and (ii) a Conforming DIP, the Agent will not waive any condition in this Section 4.02 if it knows that the Loan Parties would breach Section 7.15 after giving effect to the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Credit Parties to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, each Loan Party represents and warrants to the Agent and the other Credit Parties that:

5.01Existence, Qualification and Power

.  Each Loan Party (a) is a corporation, limited liability company, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.  Schedule 5.01 annexed hereto sets forth, as of the [~~Closing~~]Fourth Amendment Effective Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

5.02Authorization; No Contravention

.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Agent under the Security Documents); or (d) violate any Law.

5.03Governmental Authorization; Other Consents

.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan

Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents (including the first priority nature thereof) or (b) such as have been obtained or made and are in full force and effect.

5.04Binding Effect

.  This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05Financial Statements; No Material Adverse Effect.

(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Lead Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all Material Indebtedness and other liabilities, direct or contingent, of the Lead Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)The unaudited Consolidated balance sheet of the Lead Borrower and its Subsidiaries dated [~~April 7~~]October 30, [~~2018~~]2020, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for the Fiscal Month ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Lead Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)To the best knowledge of the Lead Borrower, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, (i) in any financial information delivered or to be delivered to the Agent or the Lenders, (ii) of the Borrowing Base or the FILO Borrowing Base, (iii) of covenant compliance calculations provided hereunder or (iv) of the assets, liabilities, financial condition or results of operations of the Lead Borrower and its Subsidiaries on a Consolidated basis.

(e)[ ~~(e)~~ ]The Consolidated forecasted balance sheet and statements of income and cash flows of the Lead Borrower and its Subsidiaries delivered pursuant to Section 0(e) or Section 0(d), as applicable, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ best estimate of its future financial performance.

5.06Litigation

.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07No Default

.  No Loan Party or any Subsidiary is in default under or with respect to, or party to, any Material Contract or any Material Indebtedness.  No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08Ownership of Property; Liens

(a)Each of the Loan Parties has good record and marketable title in fee simple to or valid leasehold interests in, all Real Estate necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Loan Parties has good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property and assets material to the ordinary conduct of its business.  The property of the Loan Parties are subject to no Liens, other than Liens permitted by Section 0.

(b)Schedule 5.08(b)(1) sets forth the address (including street address, county and state) of all Real Estate (excluding Leases) that is owned by the Loan Parties, together with a list of the holders of any mortgage or other Lien thereon as of the [~~Closing~~]Fourth Amendment Effective Date.  Each Loan Party has good, marketable and insurable fee simple title to the Real Estate owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Permitted Encumbrances.  Schedule 5.08(b)(2) sets forth the address (including street address, county and state) of all Leases of the Loan Parties, together with the name of each lessor and its contact information with respect to each such Lease as of the [~~Closing~~]Fourth Amendment Effective Date.  Each of such Leases is in full force and effect and the Loan Parties are not in default of the terms thereof.

5.09Environmental Compliance.

(a)No Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)None of the properties currently or formerly owned or operated by any Loan Party is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or, to the best of the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party.

(c)No Loan Party is undertaking, and no Loan Party has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party.

5.10Insurance

.  The properties of the Loan Parties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption, property damage and directors and officers liability insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operates.  Schedule 5.10 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the [~~Closing~~]Fourth Amendment Effective Date. As of the [~~Closing~~]Fourth Amendment Effective Date, each insurance policy listed on Schedule 5.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

5.11Taxes

.  The Loan Parties have filed all Federal, state and other tax returns and reports required to be filed, and have paid all Federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation.  There is no proposed tax assessment against any Loan Party that would, if made, have a Material Adverse Effect.  No Loan Party or any Subsidiary thereof is a party to any tax sharing agreement.

5.12ERISA Compliance.

(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service.  To the best knowledge of the Lead Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)There are no pending or, to the best knowledge of the Lead Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred, and neither the Lead Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Lead Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 80% or higher and neither the Lead Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 80% as of the most recent valuation date; (iv) neither the Lead Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Lead Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)Each Loan Party represents and warrants as of the [~~Closing~~]Fourth Amendment Effective Date that each Loan Party is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Loans, the Letters of Credit or the Commitments.

5.13Subsidiaries; Equity Interests

.  As of the [~~Closing~~]Fourth Amendment Effective Date, the Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary.  All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents.  Except as set forth in Schedule 5.13, there are no outstanding rights to purchase any Equity Interests in any Subsidiary.  As of the [~~Closing~~]Fourth Amendment Effective Date, the Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.  All of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-assessable and are owned in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents.  The copies of the Organization Documents of each Loan Party and each amendment thereto [~~provided pursuant to Section~~ ][~~0~~]delivered to the Agent and the FILO Agent on the Fourth Amendment Effective Date are true and correct copies of each such document, each of which is valid and in full force and effect.

5.14Margin Regulations; Investment Company Act.

(a)No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  None of the proceeds of the Credit Extensions shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Credit Extensions to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.

(b)None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

5.15Disclosure

.  Each Loan Party has disclosed to the Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. As of the Fourth Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

5.16Compliance with Laws

.  Each of the Loan Parties is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17Intellectual Property; Licenses, Etc.

.  The Loan Parties own, or possess the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.  To the best knowledge of the Lead Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon any rights held by any other Person.  Except as specifically disclosed in Schedule 5.17, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Lead Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18Labor Matters.

There are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of the Loan Parties comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters. No Loan Party has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law.  All payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule 5.18 no Loan Party is a party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party has made a pending demand for recognition. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

5.19Security Documents.

(a)The Security Agreement creates in favor of the Agent, for the benefit of the Secured Parties (as defined in the Security Agreement) referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  The financing statements, releases and other filings are in appropriate form and have been or will be filed in the offices specified in Schedule II of the Security Agreement.  Upon such filings and/or the obtaining of “control” (as defined in the UCC), the Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected under the UCC (in effect on the date this representation is made) by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control, in each case prior and superior in right to any other Person.

(b)When the Security Agreement (or a short form thereof) is filed in the United States Copyright Office and when financing statements, releases and other filings in appropriate form are filed in the offices specified on Schedule II of the Security Agreement, the Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Parties in copyrights and related assets constituting Intellectual Property Collateral (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Copyright Office may be necessary to perfect a Lien on copyrights acquired by the Loan Parties after the Closing Date).

5.20Solvency

After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to each Credit Extension, the Loan Parties, on a Consolidated basis, are and will be Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

5.21Deposit Accounts; Credit Card Arrangements.

(a)Annexed hereto as Schedule 5.21(a) is a list of all DDAs maintained by the Loan Parties as of the [~~Closing~~]Fourth Amendment Effective Date, which Schedule includes, with respect to each DDA (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; (iii) a contact person at such depository, and (iv) the identification of each Controlled Account Bank.

(b)Annexed hereto as Schedule 5.21(b) is a list describing all arrangements as of the [~~Closing~~]Fourth Amendment Effective Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party.

5.22Brokers

.  No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

5.23Customer and Trade Relations

.  There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any material adverse modification or change in the business relationship of any Loan Party with any supplier material to its operations.

5.24Material Contracts

.  Schedule 5.24 sets forth all Material Contracts to which any Loan Party is a party or is bound as of the [~~Closing~~]Fourth Amendment Effective Date.  The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Agent on or before the [~~Closing~~]Fourth Amendment Effective Date.  The Loan Parties are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of default under, or of the intention of any other party thereto to terminate, any Material Contract.

5.25Casualty

.  Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.26EEA Financial Institution.

None of the Loan Parties is an EEA Financial Institution.

5.27OFAC; Sanctions.

No Loan Party nor any of its Subsidiaries is in violation of any Sanctions.  No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects.  No proceeds of any loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any applicable Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws by any Person (including any Credit Party or other individual or entity participating in any transaction).

5.28Beneficial Ownership Certification.

As of the [~~Closing~~]Fourth Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification claims for which a claim has not been asserted), or any Letter of Credit shall remain outstanding, the Loan Parties shall, and shall (except in the case of the covenants set forth in Sections 0, 0, and 0) cause each Subsidiary to:

6.01Financial Statements

.  Deliver to the Agent (and, additionally, directly to the FILO Agent), in form and detail satisfactory to the Agent:

(a)as soon as available, but in any event within ninety-five (95) days after the end of each Fiscal Year of the Lead Borrower, a Consolidated and consolidating balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related Consolidated and consolidating statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be audited and accompanied by a report and unqualified opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and such consolidating statements to be certified by a Responsible Officer of the Lead Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of the Lead Borrower and its Subsidiaries;

(b)as soon as available, but in any event within fifty (50) days after the end of each of the Fiscal Quarters of each Fiscal Year of the Lead Borrower, a Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related Consolidated statements of income or operations and cash flows for such Fiscal Quarter and for the portion of the Lead Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 0(d)[ ~~hereof~~], (B) the corresponding Fiscal Quarter of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of the Lead Borrower as fairly presenting the financial condition, results of operations and cash flows of the Lead Borrower and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)as soon as available, but in any event within thirty (30) days after the end of each of the Fiscal Months of each fiscal year of the Lead Borrower, a Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Month, and the related Consolidated statements of income or operations and cash flows for such Fiscal Month, and for the portion of the Lead Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 0(d)[ ~~hereof~~], (B) the corresponding Fiscal Month of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of the Lead Borrower as fairly presenting the financial condition, results of operations and cash flows of the Lead Borrower and its Subsidiaries as of the end of such Fiscal Month in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(d)as soon as available, but in any event thirty (30) days after the end of each Fiscal Year of the Lead Borrower, forecasts prepared by management of the Lead Borrower, in form satisfactory to the Agent, of Availability and of the consolidated balance sheets and statements of income or operations and cash flows of the Lead Borrower and its Subsidiaries on a monthly basis for the immediately following Fiscal Year (including the Fiscal Year in which the Maturity Date occurs), and as soon as available, any significant revisions to such forecast with respect to such Fiscal Year.

6.02Certificates; Other Information

.  Deliver to the Agent (and, additionally, directly to the FILO Agent), in form and detail satisfactory to the Agent:

(a)concurrently with the delivery of the financial statements referred to in Sections 0 and 0 and 0, a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Lead Borrower shall also provide (i) a statement of reconciliation conforming such financial statements to GAAP and (ii) for financial statements delivered in accordance with Section 6.01(b), a copy of management’s discussion and analysis with respect to such financial statements;

(b)on the 15th day of each Fiscal Month (or, if such day is not a Business Day, on the next succeeding Business Day), a Borrowing Base Certificate showing the Borrowing Base and the FILO Borrowing Base as of the close of business as of the last day of the immediately preceding month, each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Lead Borrower; provided that at any time that an Accelerated Borrowing Base Delivery Event has occurred and is continuing, such Borrowing Base Certificate shall be delivered on Thursday of each week (or, if Thursday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding week;

(c)promptly upon receipt, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by its Registered Public Accounting Firm in connection with the accounts or books of the Loan Parties or any Subsidiary, or any audit of any of them, including, without limitation, specifying any Internal Control Event;

(d)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Loan Parties, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or with any national securities exchange;

(e)The financial and collateral reports described on Schedule 6.02 hereto, at the times set forth in such Schedule;

(f)[Reserved];

(g)[~~(g)~~][ ]promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any Subsidiary thereof or any other matter which, if adversely determined, could reasonably expected to have a Material Adverse Effect; and

(h)promptly, following any request therefor, information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Act, the Beneficial Ownership Regulation or other applicable Anti-Corruption Laws and Anti-Money Laundering Laws.

(i)promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 0, 0, or 0 or Section 0 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Lead Borrower’s behalf on an Internet or intranet website, if any, to which each Lender, the Agent, and the FILO Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) the Lead Borrower shall deliver paper or electronic copies of such documents to the Agent or any Lender that requests the Lead Borrower to deliver such paper or electronic copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (ii) the Lead Borrower shall notify the Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Loan Parties hereby acknowledge that (a) the Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”).  The Loan Parties hereby agree that so long as any Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 0); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

6.03Notices

.  Promptly notify the Agent and the FILO Agent:

(a)of the occurrence of any Default or Event of Default;

(b)of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect[~~,~~ ];

(c)of any breach or non-performance of, or any default under, a Material Contract or with respect to Material Indebtedness of any Loan Party or any Subsidiary thereof;

(d)of any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

(e)of the occurrence of any ERISA Event;

(f)of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(g)of any change in any Loan Party’s senior executive officers;

(h)of the discharge by any Loan Party of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;

(i)of any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent;

(j)of the filing of any Lien for unpaid Taxes against any Loan Party;

(k)of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed;

(l)of any transaction of the nature contained in Article 0 hereof, occurring after the Closing Date; and

(m)of any failure by any Loan Party to pay rent at (i) any of the Loan Parties’ distribution centers or warehouses or (ii) any of such Loan Party’s store locations if such failure would be reasonably likely to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Lead Borrower setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto.

6.04Payment of Obligations

.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (b) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, freight forwarders, consolidators, and carriers) which, if unpaid, would by Law become a Lien upon its property; and (c) all Material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, where ([~~a~~]i) the validity or amount thereof is being contested in good faith by appropriate proceedings, ([~~b~~]ii) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, ([~~c~~]iii) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, ([~~d~~]iv) no Lien has been filed with respect thereto and ([~~e~~]v) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Agent with respect to determining Reserves pursuant to this Agreement.

6.05Preservation of Existence, Etc.

  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 0 or 0; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its Intellectual Property, except to the extent such Intellectual Property is no longer used or useful in the conduct of the business of the Loan Parties.

6.06Maintenance of Properties

.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07Maintenance of Insurance

.  Maintain with financially sound and reputable insurance companies not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by Law, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Agent, provided that, the Agent acknowledges that pursuant to Section 10(G)(vii) of the Lease Agreement, dated February 1, 2006, by and between Spirit SPE Canton, LLC and Casual Male Retail Group, Inc., Spirit SPE Canton, LLC shall remain an “additional named insured” with respect to general liability insurance, an “additional named insured” with respect to real property and a “loss payee” with respect to all real property and rent value insurance.

(a)Maintain for themselves and their Subsidiaries, a Directors and Officers insurance policy, and a “Blanket Crime” policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property, and computer fraud coverage with responsible companies in such amounts as are customarily carried by business entities engaged in similar businesses similarly situated, and will upon request by the Agent furnish the Agent certificates evidencing renewal of each such policy.

(b)Cause fire and extended coverage policies maintained with respect to any Collateral to be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to Real Estate) and lenders’ loss payable clause (regarding personal property), in form and substance satisfactory to the Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Agent, (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer and (iii) such other provisions as the Agent may reasonably require from time to time to protect the interests of the Credit Parties.

(c)Cause commercial general liability policies to be endorsed to name the Agent as an additional insured.

(d)Cause business interruption policies to name the Agent as a loss payee and to be endorsed or amended to include (i) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Agent, (ii) a provision to the effect that none of the Loan Parties, the Agent, the Agent or any other party shall be a co‑insurer and (iii) such other provisions as the Agent may reasonably require from time to time to protect the interests of the Credit Parties.

(e)Cause each such policy referred to in this Section 0 to also provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Agent (giving the Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Agent.

(f)Deliver to the Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Agent, including an insurance binder) together with evidence satisfactory to the Agent.

(g)Permit any representatives that are designated by the Agent to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby.

None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 0.  Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees.  If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees.  The designation of any form, type or amount of insurance coverage by any Credit Party under this Section 0 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.

6.08Compliance with Laws

.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP; (b) such contest effectively suspends enforcement of the contested Laws, and (c) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09Books and Records; Accountants.

(a)(i) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or such Subsidiary, as the case may be.

(b)[~~at~~]At all times retain a Registered Public Accounting Firm which is reasonably satisfactory to the Agent and instruct such Registered Public Accounting Firm to cooperate with, and be available to, the Agent or its representatives to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Agent.

6.10Inspection Rights.

(a)Permit representatives and independent contractors of the Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Registered Public Accounting Firm, all at the reasonable expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided, however, that when a Default or an Event of Default exists the Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.

(b)Upon the request of the Agent after reasonable prior notice, permit the Agent or professionals (including investment bankers, consultants, accountants, and lawyers) retained by the Agent to conduct commercial finance examinations and other evaluations of the Loan Parties, including, without limitation, of (i) the Lead Borrower’s practices in the computation of the Borrowing Base and the FILO Borrowing Base (ii) the assets included in the Borrowing Base or the FILO Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, and (iii) the Loan Parties’ business plan, forecasts and cash flows.  The Loan Parties acknowledge that the Agent may[~~, in its discretion~~] (and upon the written request of the FILO Agent, shall), undertake up to one (1) commercial finance examinations in each twelve (12) month period at the Loan Parties’ reasonable expense; provided that if Availability is less than twenty percent (20%) of the Revolving Loan Cap (without giving effect to the FILO Push Down Reserve) at any at any time, the Agent may[~~, in its discretion~~] (and upon the written request of the FILO Agent, shall), undertake up to two (2) commercial finance examinations in the immediately succeeding twelve (12) month period.  Notwithstanding the foregoing, the Agent may cause additional commercial finance examinations to be undertaken (i) as it in its discretion deems necessary or appropriate, at the Credit Parties’ expense or, (ii) if required by Law or if a Default or Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.  It is understood and agreed that the examinations and evaluations referred to in this clause (b) shall be for the benefit of the Revolving Lenders and the FILO Lenders, and the FILO Agent shall not have a right to separate and/or independent examinations and evaluations.

(c)Upon the request of the Agent after reasonable prior notice, permit the Agent or professionals (including appraisers) retained by the Agent, in each case on behalf of the Lenders (including the FILO Lenders) to conduct appraisals of the Collateral on behalf of the Revolving Lenders and the FILO Lenders, including, without limitation, the Inventory [~~and trade names~~ ]included in the included in the Borrowing Base and the FILO Borrowing Base.  The Loan Parties acknowledge that the Agent may[~~, in its discretion~~] (and upon the written request of the FILO Agent, shall), undertake up to one (1) such Inventory appraisal [~~and one (1) such trade name appraisal~~ ]in each twelve (12) month period at the Loan Parties’ reasonable expense; provided that if Availability is less than twenty percent (20%) of the Revolving Loan Cap (without giving effect to the FILO Push Down Reserve) at any at any time, the Agent may[~~, in its discretion~~] (and upon the written request of the FILO Agent, shall), undertake up to two (2) Inventory appraisals [~~and two (2) trade name appraisals~~ ]in the immediately succeeding twelve (12) month period.  Notwithstanding the foregoing, the Agent may cause additional appraisals to be undertaken (i) as it in its discretion deems necessary or appropriate, at the Credit Parties’ expense or, (ii) if required by Law or if a Default or Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.  It is understood and agreed that the appraisals referred to in this clause (c) shall be for the benefit of the Revolving Lenders and the FILO Lenders, and, except as noted above, the FILO Agent shall not have a right to separate and/or independent examinations and evaluations.

(d)Upon the request of the FILO Agent after reasonable prior notice, permit the FILO Agent or professionals (including appraisers) retained by the FILO Agent, in each case on behalf of the Lenders (including the FILO Lenders) to conduct appraisals of the FILO Collateral, including any Intellectual Property included in the Borrowing Base and the FILO Borrowing Base, on behalf of the Revolving Lenders and the FILO Lenders.  The Loan Parties acknowledge that the FILO Agent may undertake up to one (1) such Intellectual Property appraisal in each twelve (12) month period at the Loan Parties’ reasonable expense.  Notwithstanding the foregoing, the FILO Agent may cause additional Intellectual Property appraisals to be undertaken (i) as it in its discretion deems necessary or appropriate, at the FILO Credit Parties’ expense or, (ii) if required by Law or if a Default or Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.  It is understood and agreed that the appraisals referred to in this clause (d) shall be for the benefit of the Revolving Lenders and the FILO Lenders, and, except as noted above, the Agent shall not have a right to separate and/or independent examinations and evaluations.

6.11Additional Loan Parties

.  Notify the Agent and the FILO Agent at the time that any Person becomes a Domestic Subsidiary, and promptly thereafter (and in any event within thirty (30) days), cause any such Person (a) which is not a CFC or the Immaterial Subsidiary to (i) become a Loan Party by executing and delivering to the Agent a Joinder Agreement to this Agreement or a Joinder Agreement to the Facility Guaranty or such other documents as the Agent shall deem appropriate for such purpose, (ii) grant a Lien to the Agent on such Person’s assets of the same type that constitute Collateral to secure the Obligations, and (iii) deliver to the Agent documents of the types referred to in clauses 0 and 0 of Section 0 and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause 0), and (b) if any Equity Interests or Indebtedness of such Person are owned by or on behalf of any Loan Party, to pledge such Equity Interests and promissory notes evidencing such Indebtedness (except that, if such Subsidiary is a CFC), the Equity Interests of such Subsidiary to be pledged may be limited to 65% of the outstanding voting Equity Interests of such Subsidiary and 100% of the non-voting Equity Interests of such Subsidiary, in each case in form, content and scope reasonably satisfactory to the Agent.  In no event shall compliance with this Section 0 waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 0 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Borrower or Guarantor hereunder or permit the inclusion of any acquired assets in the computation of the Borrowing Base and/or the FILO Borrowing Base.

6.12Cash Management.

(a)[~~On or~~]To the extent not previously delivered prior to the [~~Closing~~]Fourth Amendment Effective Date:

(i)deliver to the Agent copies of notifications (each, a “Credit Card Notification”) reasonably satisfactory in form and substance to the Agent, which have been executed on behalf of such Loan Party and delivered to such Loan Party’s credit card clearinghouses and processors listed on Schedule 5.21(b); and

(ii)enter into an Account Control Agreement satisfactory in form and substance to the Agent with each Controlled Account Bank (collectively, the “Controlled Accounts”).

(b)ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to a Controlled Account all amounts on deposit in each DDA (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject DDA by the depository institution at which such DDA is maintained) and all payments due from all Credit Card Issuers and Credit Card Processors.

(c)After the occurrence and during the continuance of a Cash Dominion Event, cause the ACH or wire transfer to the collection account maintained by the Agent at Bank of America (the “Collection Account”), no less frequently than daily (and whether or not there are then any outstanding Obligations), all cash receipts and collections received by each Loan Party from all sources, including, without limitation, the following:

(i)all available cash receipts from the sale of Inventory (including without limitation, proceeds of credit card charges) and other assets (whether or not constituting Collateral);

(ii)all proceeds of collections of Accounts;

(iii)all Net Proceeds, and all other cash payments received by a Loan Party from any Person or from any source or on account of any Disposition or other transaction or event;

(iv)the then contents of each DDA (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject DDA by the depository institution at which such DDA is maintained); and

(v)the then entire ledger balance of each Controlled Account (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject Controlled Account by the Controlled Account Bank).

(d)The Collection Account shall at all times during the continuance of a Cash Dominion Event be under the sole dominion and control of the Agent.  The Loan Parties hereby acknowledge and agree that (i) during the continuance of a Cash Dominion Event, the Loan Parties have no right of withdrawal from the Collection Account, (ii) the funds on deposit in the Collection Account shall at all times be collateral security for all of the Obligations and (iii) during the continuance of a Cash Dominion Event, the funds on deposit in the Collection Account shall be applied to the Obligations as provided in this Agreement.  In the event that, notwithstanding the provisions of this Section 0, any Loan Party receives or otherwise has dominion and control of any such cash receipts or collections, such receipts and collections shall be held in trust by such Loan Party for the Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Collection Account or dealt with in such other fashion as such Loan Party may be instructed by the Agent.

(e)Upon the request of the Agent, cause bank statements and/or other reports to be delivered to the Agent not less often than monthly, accurately setting forth all amounts deposited in each Controlled Account to ensure the proper transfer of funds as set forth above.

6.13Information Regarding the Collateral.

Furnish to the Agent at least thirty (30) days prior written notice of any change in: (i) any Loan Party’s name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties; (ii) the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility); (iii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization.  The Loan Parties shall not effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties.

6.14Physical Inventories.

(a)Cause not less than one (1) physical inventory per any Store to be undertaken, at the expense of the Loan Parties, in each Fiscal Year and one (1) periodic cycle count per any warehouse, in each case consistent with past practices, conducted by such inventory takers as are satisfactory to the Agent and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be satisfactory to the Agent. The Agent and the FILO Agent, at the expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party.   The Lead Borrower, within thirty (30) days following the completion of such inventory, shall provide the Agent and the FILO Agent with a reconciliation of the results of such inventory (as well as of any other physical inventory or cycle counts undertaken by a Loan Party) and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.

(b)Permit the Agent on behalf of the Revolving Lenders and the FILO Lenders, in its discretion, if any Default or Event of Default exists, to cause additional such inventories to be taken as the Agent determines (each, at the expense of the Loan Parties).

6.15Environmental Laws.

(a)Conduct its operations and keep and maintain its Real Estate in material compliance with all Environmental Laws; (b) obtain and renew all environmental permits necessary for its operations and properties; and (c) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, provided, however, that neither a Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP.

6.16Further Assurances.

(a)Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Law, or which any Agent may request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Agent, from time to time upon request, evidence satisfactory to the Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)If any material assets are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Documents that become subject to the perfected first-priority Lien under the Security Documents upon acquisition thereof), notify the Agent thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or shall be requested by any Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section 0, all at the expense of the Loan Parties. In no event shall compliance with this Section 0 waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 0 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute Consent to the inclusion of any acquired assets in the computation of the Borrowing Base or the FILO Borrowing Base.

(c)Upon the request of the Agent, cause each of its customs brokers, freight forwarders, consolidators and/or carriers to deliver an agreement (including, without limitation, a Customs Broker/Carrier Agreement) to the Agent covering such matters and in such form as the Agent may reasonably require.

6.17Compliance with Terms of Leaseholds.

Except as otherwise expressly permitted hereunder, (a) make all payments and otherwise perform all obligations in respect of all Leases to which any Loan Party or any of its Subsidiaries is a party, keep such Leases in full force and effect (b) not allow such Leases to lapse or be terminated or any rights to renew such Leases to be forfeited or cancelled except in the ordinary course of business, consistent with past practices, (c) notify the Agent of any default by any party with respect to such Leases and cooperate with the Agent in all respects to cure any such default, and (d) cause each of its Subsidiaries to do the foregoing.

6.18Material Contracts

.  (a) Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, (b) maintain each such Material Contract in full force and effect except to the extent such Material Contract is no longer used or useful in the conduct of the business of the Loan Parties in the ordinary course of business, consistent with past practices, (c) enforce each such Material Contract in accordance with its terms, and (d) cause each of its Subsidiaries to do the foregoing.

6.19OFAC; Sanctions.

Each Loan Party will, and will cause each of its Subsidiaries to, comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.  Each of the Loan Parties shall and shall cause their respective Subsidiaries to comply with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

6.20FILO Push Down Reserve.

The Loans Parties shall cause the FILO Push Down Reserve to be maintained at any time that the Outstanding Amount of the FILO Loan exceeds the FILO Borrowing Base.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification claims for which a claim has not been asserted), or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

7.01Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC or any similar Law or statute of any jurisdiction a financing statement that names any Loan Party or any Subsidiary thereof as debtor; sign or suffer to exist any security agreement authorizing any Person thereunder to file such financing statement; sell any of its property or assets subject to an understanding or agreement (contingent or otherwise) to repurchase such property or assets with recourse to it or any of its Subsidiaries; or assign or otherwise transfer any accounts or other rights to receive income, other than, as to all of the above, Permitted Encumbrances.

7.02Investments.

Make any Investments, except Permitted Investments; provided that, if any such Permitted Investment is made in a Person who is not a Loan Party and includes Intellectual Property used or useful in connection with the conduct of the Loan Parties’ business or use of the Collateral, the purchaser, assignee or other transferee thereof shall agree in writing to be bound by a non-exclusive royalty-free worldwide license of such Intellectual Property in favor of the Agent for use in connection with the exercise of the rights and remedies of the Credit Parties, which license shall be in form and substance reasonably satisfactory to the Agent and the FILO Agent.

7.03Indebtedness; Disqualified Stock; Equity Issuances.

(a)Create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Indebtedness, except Permitted Indebtedness; (b) issue Disqualified Stock, or (c) issue and sell any other Equity Interests unless (i) such Equity Interests shall be issued solely by the Lead Borrower and not by a Subsidiary of a Loan Party, (ii) such Equity Interests provide that all dividends required to be made under such Equity Interests and other Restricted Payments in respect thereof shall be made solely in additional shares of such Equity Interests, in lieu of cash, (iii) such Equity Interests shall not be subject to redemption other than redemption at the option of the Lead Borrower and in accordance with the limitations contained in this Agreement, and (iv) all Restricted Payments in respect of such Equity Interests are expressly subordinated to the Obligations.

7.04Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, (or agree to do any of the foregoing) (including, in each case, pursuant to a Division), except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a)any Subsidiary which is not a Loan Party may merge with (i) a Loan Party, provided that the Loan Party shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries which are not Loan Parties, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person;

(b)any Subsidiary which is a Loan Party may merge into any Subsidiary which is a Loan Party or into a Borrower, provided that in any merger involving a Borrower, a Borrower shall be the continuing or surviving Person; and

(c)in connection with a Permitted Acquisition, any Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of a Loan Party and such Person shall become a Loan Party in accordance with the provisions of Section 0 hereof, and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person.

7.05Dispositions.

Make any Disposition or enter into any agreement to make any Disposition, except Permitted Dispositions; provided that, if any such Permitted Disposition is made to a Person who is not a Loan Party and includes Intellectual Property used or useful in connection with the conduct of the Loan Parties’ business or use of the Collateral, the purchaser, assignee or other transferee thereof shall agree in writing to be bound by a non-exclusive royalty-free worldwide license of such Intellectual Property in favor of the Agent for use in connection with the exercise of the rights and remedies of the Credit Parties, which license shall be in form and substance reasonably satisfactory to the Agent and the FILO Agent.

7.06Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that at any time after December 31, 2020, each of the following shall be permitted so long as no Default or Event of Default shall have occurred and be continuing prior, or immediately after giving effect, to the following, or would result therefrom:

(a)each Subsidiary of a Loan Party may make Restricted Payments to any Loan Party;

(b)the Loan Parties and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)if the RP Conditions are satisfied, the Loan Parties and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it; and

(d)if the RP Conditions are satisfied, the Lead Borrower may declare or pay cash dividends to its stockholders;

provided that, if any such Restricted Payment is made to a Person who is not a Loan Party and includes Intellectual Property used or useful in connection with the conduct of the Loan Parties’ business or use of the Collateral, such Intellectual Property shall be subject to a non-exclusive royalty-free worldwide license of such Intellectual Property in favor of the Agent for use in connection with the exercise of the rights and remedies of the Credit Parties, which license shall be in form and substance reasonably satisfactory to the Agent and the FILO Agent.

7.07Prepayments of Indebtedness.

(a)Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, except (a) as long as no Default or Event of Default then exists, regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of Permitted Indebtedness, (b) voluntary prepayments, repurchases, redemptions or defeasances of Permitted Indebtedness as long as the Payment Conditions are satisfied, and (c) Permitted Refinancings of any such Indebtedness

(b)Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest and mandatory prepayments of principal and interest shall be permitted) any FILO Loans, except to the extent the Payment Conditions are satisfied after giving effect to any such prepayment, redemption, purchase, defeasance or other satisfaction of the FILO Loans.

7.08Change in Nature of Business.

In the case of each of the Loan Parties, engage in any line of business substantially different from the [~~Business~~]business conducted by the Loan Parties and their Subsidiaries on the Closing Date or any business substantially related or incidental thereto.

7.09Transactions with Affiliates

.  Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Parties or such Subsidiary as would be obtainable by the Loan Parties or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (a) a transaction between or among the Loan Parties, (b) transactions described on Schedule 7.09 hereto, (c) advances for commissions, travel and other similar purposes in the ordinary course of business to directors, officers and employees, (d) the payment of reasonable fees and out-of-pocket costs to directors, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Lead Borrower or any of its Subsidiaries, and (e) as long as no Change of Control results therefrom, any issuances of securities of the Lead Borrower (other than Disqualified Stock and other Equity Interests not permitted hereunder) or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans (in each case in respect of Equity Interests in the Lead Borrower) of the Lead Borrower or any of its Subsidiaries.

7.10Burdensome Agreements

.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary to Guarantee the Obligations, (iii) of any Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Agent; provided, however, that this clause (iv) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under clauses (c) or (d) of the definition of Permitted Indebtedness solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.11Use of Proceeds

.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose, (b) to make any payments to a Sanctioned Entity or a Sanctioned Person, to finance any investments in a Sanctioned Entity or a Sanctioned Person, to fund any operations of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, (c) for any purpose which would breach any Anti-Corruption Laws or Anti-Money Laundering Laws, (d) use the proceeds of any FILO Loan on the Fourth Amendment Effective Date for any purposes other than (i) to pay costs, expenses and fees associated with the Loan Documents entered into on the Fourth Amendment Effective Date and the transactions contemplated thereby, (ii) to repay outstanding FILO Loans (as defined in this Agreement immediately prior to the Fourth Amendment Effective Date), (iii) to repay a portion of the outstanding Revolving Loans, and (iv) for general corporate purposes, in each case, to the extent expressly permitted under Law and the Loan Documents, or ([~~d~~]e) for any purposes other than (i) the acquisition of working capital assets in the ordinary course of business, (ii) to finance Capital Expenditures of the Loan Parties, and (iii) for general corporate purposes, in each case to the extent expressly permitted under Law and the Loan Documents.

7.12Amendment of Material Documents.

Amend, modify or waive any of a Loan Party’s rights under (a) its Organization Documents in a manner materially adverse to the Credit Parties, or (b) any Material Contract or Material Indebtedness (other than on account of any Permitted Refinancing thereof), in each case to the extent that such amendment, modification or waiver would result in a Default or Event of Default under any of the Loan Documents, would be materially adverse to the Credit Parties, or otherwise would be reasonably likely to have a Material Adverse Effect.

7.13Fiscal Year.

Change the Fiscal Year of any Loan Party, or the accounting policies or reporting practices of the Loan Parties, except as required by GAAP.

7.14Deposit Accounts; Credit Card Processors.

Open new DDAs unless the Loan Parties shall have delivered to the Agent appropriate Account Control Agreements consistent with the provisions of Section 0 and otherwise satisfactory to the Agent.  No Loan Party shall maintain any bank accounts or enter into any agreements with Credit Card Issuers or Credit Card Processors other than the ones expressly contemplated herein or in Section 0 hereof.

7.15Financial Covenant.

Permit Availability at any time to be less than the greater of (x) ten percent (10%) of the Revolving Loan Cap (calculated without giving effect to the FILO Push Down Reserve) or (y) $10,000,000.

7.16Excess Cash Amounts.

The Loan Parties shall not permit the aggregate amount of cash in DDAs (including all disbursement accounts), the Controlled Accounts, and the Collection Account maintained by the Loan Parties to exceed $1,000,000 at any time that Availability is less than fifteen percent (15%) of the Borrowing Base (calculated without giving effect to the FILO Push Down Reserve).

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01Events of Default

.  Any of the following shall constitute an Event of Default:

(a)Non-Payment.  The Borrowers or any other Loan Party fails to pay when and as required to be paid, (i) any amount of principal of, or interest on, any Loan or any L/C Obligation, or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) any fee due hereunder, or (iii) any other amount payable hereunder or under any other Loan Document, which failure pursuant to this clause (iii) continues for five (5) Business Days; or

(b)Specific Covenants.  [~~(i)~~ ]Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 0, 0, 0, 0, 0, 0, 0, 0, [~~or~~ ]0, 6.20 or Article 0; or

(c)Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection 0 or 0 above) contained in any Loan Document on its part to be performed or observed and such failure continues for fifteen (15) days after the earlier of a Responsible Officer’s obtaining knowledge thereof or written notice from the Agent thereof; or

(d)Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith (including, without limitation, any Borrowing Base Certificate) shall be incorrect or misleading in any material respect when made or deemed made; or

(e)Cross-Default.  Any Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or

(f)Insolvency Proceedings, Etc.  Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for 90 calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 90  calendar days, or an order for relief is entered in any such proceeding; or

(g)Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 10 days after its issuance or levy; or

(h)Judgments.  There is entered against any Loan Party or any Subsidiary thereof (i) one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $3,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(i)ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000 or which would reasonably likely result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000 or which would reasonably likely result in a Material Adverse Effect; or

(j)Invalidity of Loan Documents.  (i)  Any provision of any Loan Document, at any time after its execution and delivery and for any reason, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document; or

(k)Change of Control.  There occurs any Change of Control; or

(l)Cessation of Business.  Except as otherwise expressly permitted hereunder, any Loan Party shall take any action, or shall make a determination, whether or not yet formally approved by any Loan Party’s management or board of directors, to (i) suspend the operation of all or a material portion of its business in the ordinary course, (ii) suspend the payment of any material obligations in the ordinary course or suspend the performance under material contracts in the ordinary course, (iii) solicit proposals for the liquidation of, or undertake to liquidate, all or a material portion of its assets or Store locations, or (iv) solicit proposals for the employment of, or employ, an agent or other third party to conduct a program of closings, liquidations, or “Going-Out-Of-Business” sales of any material portion of its business; or

(m)Loss of Collateral.  There occurs any uninsured loss to any material portion of the Collateral; or

(n)Breach of Contractual Obligation.  Any Loan Party or any Subsidiary thereof fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Contract or fails to observe or perform any other agreement or condition relating to any such Material Contract or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the counterparty to such Material Contract to terminate such Material Contract; or

(o)Indictment.  (i) Any Loan Party is (A) criminally indicted or convicted of a felony for fraud or dishonesty in connection with the Loan Parties’ business, or (B) charged by a Governmental Authority under any law that would reasonably be expected to lead to forfeiture of any material portion of Collateral, or (ii) any director or senior officer of any Loan Party is (A) criminally indicted or convicted of a felony for fraud or dishonesty in connection with the Loan Parties’ business, unless such director or senior officer promptly resigns or is removed or replaced or (B) charged by a Governmental Authority under any law that would reasonably be expected to lead to forfeiture of any material portion of Collateral; or

(p)Guaranty. The termination or attempted termination by any Loan Party, Subsidiary of a Loan Party, or Affiliate of a Loan Party of any Facility Guaranty prior to the payment in full of the Obligations (other than contingent indemnification claims for which a claim has not been asserted), except as expressly permitted hereunder or under any other Loan Document.

8.02Remedies Upon Event of Default

(a)Remedies Generally.  If any Event of Default occurs and is continuing, the Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:

(i)declare the Revolving Commitments of each Revolving Lender to make Revolving Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Revolving Commitments and obligations shall be terminated;

(ii)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other Obligations (excluding Other Liabilities not then due and payable) to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(iii)require that the Loan Parties Cash Collateralize the L/C Obligations; and

(iv)whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;

provided, however, that upon the occurrence of any Default or Event of Default with respect to any Loan Party or any Subsidiary thereof under Section 0, the obligation of each Revolving Lender to make Revolving Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans, all interest accrued thereon and all other Obligations shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Agent or any Lender.

No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

(b)FILO Standstill, Etc.  If at any time while the FILO Loan is outstanding any FILO Event of Default occurs and is continuing (unless the FILO Agent has waived such FILO Event of Default), the Agent, at the written request of the FILO Agent, shall, within a reasonable time after receipt of such request (but in any event within two (2) Business Days with respect to clause (i) below, only) take any or all of the following actions (provided that, with respect to the enforcement of any rights and remedies with respect to Collateral (other than FILO Collateral), the Agent shall not be required to take any such action until the FILO Standstill Period has expired):

(i)declare the unpaid principal amount of the outstanding FILO Loan, all interest accrued and unpaid thereon, the FILO Prepayment Premium (if applicable) with respect thereto, and all other amounts owing or payable hereunder or under any other Loan Document with respect to the FILO Loan to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties; or

(ii)whether or not the maturity of the FILO Loan shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise the rights and remedies under this Agreement, any of the other Loan Documents or applicable Law on behalf of the FILO Agent and the FILO Lenders, all in such manner as the Agent may determine in its reasonable discretion (or, with respect to any FILO Collateral, as requested and/or directed by the FILO Agent); provided, however, that with respect to any Collateral (other than the FILO Collateral),the FILO Agent will not request or direct the Agent to commence or continue the exercise of any secured creditor remedies or direct or request the Agent to seek or continue any rights and remedies under this Agreement, any of the other Loan Documents or applicable Law on behalf of the FILO Agent and the FILO Lenders so long as the Agent is diligently pursuing in good faith the exercise of its rights and remedies against all or a material portion of such Collateral, including through actions taken by the Loan Parties with the consent of the Agent.  For the avoidance of doubt, the Agent shall have no liability for a failure to follow any such request or direction (other than with respect to any FILO Collateral).

(iii)Without limiting any rights the Agent or any Revolving Lender may otherwise have under applicable law or by agreement, in the event of any sale or other disposition (including, without limitation, by means of a sale pursuant to Section 363 of the Bankruptcy Code) of the Collateral (other than the FILO Collateral), the

Agent, or any other Person (including any Revolving Lender) acting with the consent, or on behalf, of the Agent, shall have the right during the Use Period, to use the FILO Collateral (including, without limitation, Intellectual Property), in order to assemble, inspect, copy or download information stored on, take actions to perfect its Lien on, complete a production run of Inventory involving, take possession of, move, prepare and advertise for sale, sell (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any Loan Party’s business), store or otherwise deal with the Collateral that is not FILO Collateral, in each case without the involvement of or interference by the FILO Agent or any FILO Lender or liability to the FILO Agent or any FILO Lender. The FILO Agent may not sell, assign or otherwise transfer the related FILO Collateral prior to the expiration of the Use Period, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 8.02(b)(iii). None of the Agent nor any Revolving Lender shall be obligated to pay any rent, fee or other amounts to the FILO Agent or the FILO Lenders (or any person claiming by, through or under any of them, including any purchaser of the FILO Collateral) or to the Loan Parties, for or in respect of the use by the Agent and the Revolving Lenders of the FILO Collateral. The Agent and the Revolving Lenders shall (i) use the FILO Collateral in accordance with applicable Law; (ii) insure the FILO Collateral for damage to property and liability to persons, including property and liability insurance for the benefit of the FILO Agent and the FILO Agent shall be named as an additional insured and loss payee thereon; and (iii) indemnify the FILO Lenders from any claim, loss, damage, cost or liability (including reasonable attorneys’ fees and expenses) arising from the Agent’s and the Revolving Lenders’ use of the FILO Collateral (except for those arising from the gross negligence or willful misconduct of the FILO Agent or any FILO Lender).

8.03Application of [~~Funds~~]Proceeds of Collateral (Other than FILO Collateral)

.  After the exercise of remedies provided for in Section 0(a) (or after the Obligations have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 0(a)), any amounts received on account of the Obligations or on account of any Collateral (other than FILO Collateral) shall, subject to the provisions of Section 0, be applied by the Agent in the following order:

First, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Agent and FILO Agent and amounts payable under Article 0) payable to the Agent and FILO Agent;

Second, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting indemnities (including indemnities due under Section [~~0~~]10.04 hereof), Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Revolving Lenders and the L/C Issuer (including Credit Party Expenses to the respective Revolving Lenders and the L/C Issuer and amounts payable under Article 0), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to the extent not previously reimbursed by the Revolving Lenders, to payment to the Agent of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances;

Fourth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, payment to the Swing Line Lender of that portion of the Obligations constituting principal and accrued and unpaid interest on the Swing Line Loans;

Fifth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Committed Loans, L/C Borrowings and other Obligations (other than the FILO Loan), and fees (including Letter of Credit Fees and Commitment Fees), ratably among the Revolving Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fifth payable to them;

Sixth, to payment of that portion of the Obligations constituting unpaid principal of the Committed Loans and L/C Borrowings, ratably among the Revolving Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Sixth held by them;

Seventh, to the Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Eighth~~, to payment of that portion of the Obligations constituting accrued and unpaid interest on the FILO Loan, ratably among the FILO Lenders in proportion to the respective amounts described in this clause~~ [~~Eighth payable to them;~~]

[~~Ninth~~]~~, to payment of that portion of the Obligations constituting unpaid principal of the FILO Loan, ratably among the FILO Lenders in proportion to the respective amounts described in this clause~~ [~~Ninth held by them;~~]

[~~Tenth, to payment of all other Obligations~~] ~~(including without limitation the cash collateralization of unliquidated indemnification obligations as provided in Section~~ [~~0~~][~~, but excluding any Other Liabilities)~~]~~, ratably among the Credit Parties in proportion to the respective amounts described in this clause Tenth held by them;~~

~~Eleventh~~, to payment of that portion of the Obligations arising from Cash Management Services, ratably among the Credit Parties in proportion to the respective amounts described in this clause Eighth held by them;

Ninth, to payment of that portion of the Obligations arising from Bank Products in an amount not to exceed $1,250,000, ratably among the Credit Parties in proportion to the respective amounts described in this clause Ninth held by them;

Tenth, to payment of outstanding Obligations arising from other Bank Products in excess of the amount set forth in clause Ninth above for which the Agent has implemented an Availability Reserve, ratably among the Credit Parties in proportion to the respective amounts described in this clause Tenth held by them;

Eleventh, to payment of that portion of the Obligations constituting indemnities (including indemnities due under Section 10.04 hereof), Credit Party Expenses and fees (including the FILO Prepayment Premium (if applicable)) payable to the FILO Lenders, ratably among them in proportion to the amounts described in this clause Eleventh [~~held by~~]payable to them;

Twelfth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the FILO Loan, ratably among the FILO Lenders in proportion to the respective amounts described in this clause Twelfth payable to them;

Thirteenth, to payment of that portion of the Obligations constituting unpaid principal of the FILO Loan, ratably among the FILO Lenders in proportion to the respective amounts described in this clause Thirteenth held by them;

Fourteenth, ratably to pay any other outstanding Obligations (other than FILO Obligations) until paid in full, including outstanding Bank Products (including without limitation the cash collateralization of unliquidated indemnification obligations as provided in Section 10.04) not otherwise paid pursuant to clause Ninth or Tenth above;

Fifteenth, ratably to pay any other outstanding FILO Obligations until paid in full; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

Subject to Section 0, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Seventh above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to the Obligations otherwise set forth above in this Section.

8.04Application of Proceeds of FILO Collateral

.  After the exercise of remedies provided for in Section 0(a) (or after the Obligations have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 0(a)), any amounts received on account of any FILO Collateral shall, subject to the provisions of Section 0, be applied by the Agent in the following order:

First, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Agent and FILO Agent and amounts payable under Article 0) payable to the Agent and FILO Agent;

Second, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting indemnities (including indemnities due under Section 0 hereof), Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the FILO Lenders (including Credit Party Expenses to the respective FILO Lenders and amounts payable under Article 0), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the FILO Loan, ratably among the FILO Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the FILO Loan, ratably among the FILO Lenders in proportion to the respective amounts described in this clause Fourth, held by them;

Fifth, to the extent not previously reimbursed by the Revolving Lenders, to payment to the Agent of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances;

Sixth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, payment to the Swing Line Lender of that portion of the Obligations constituting principal and accrued and unpaid interest on the Swing Line Loans;

Seventh, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Committed Loans, L/C Borrowings and other Obligations, and fees (including Letter of Credit Fees and Commitment Fees), ratably among the Revolving Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Seventh payable to them;

Eighth, to payment of that portion of the Obligations constituting unpaid principal of the Committed Loans and L/C Borrowings, ratably among the Revolving Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Eighth held by them;

Ninth, to the Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Tenth, to payment of that portion of the Obligations arising from Cash Management Services, ratably among the Credit Parties in proportion to the respective amounts described in this clause Tenth held by them;

Eleventh, to payment of all other Obligations, including all [~~other~~ ]Obligations arising from Bank Products (including, without limitation, the cash collateralization of unliquidated indemnification obligations as provided in Section 10.04), ratably among the Credit Parties in proportion to the respective amounts described in this clause [~~Twelfth~~]Eleventh held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

Subject to Section 0, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause [~~Seventh~~]Ninth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to the Obligations otherwise set forth above in this Section.

8.05DIP Financings; Proceeds under Debtor Relief Laws

.  Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, if any Loan Party shall be subject to any proceeding with respect to any Debtor Relief Laws.

(a)If the Agent or any other Credit Party (other than the FILO Agent or the FILO Lenders) shall seek to provide any Loan Party with, or consent to a third party providing, any DIP Financing, with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code or other applicable Law would be Collateral), then each of the FILO Agent and the FILO Lenders agrees that it will raise no objection and will not support any objection to such DIP Financing or to the Liens securing the same (or securing any claim for diminution in value in connection therewith) on any grounds, so long as (i) the Agent retains its Lien on the Collateral to secure the Obligations with respect to the FILO Loan, and (A) as to the FILO Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the subject Debtor Relief Laws and any Lien on the FILO Collateral securing such DIP Financing is junior and subordinate to the Lien of the Agent on the FILO Collateral and (B) as to the Collateral (other than FILO Collateral), such Lien shall be subordinate to any DIP Financing which satisfies the terms and conditions of this Section 8.05 (or any Lien securing any claim for diminution in value in connection therewith), but otherwise shall have the same priority as existed immediately prior to the commencement of the case under the subject Debtor Relief Laws, and (ii) the aggregate principal amount of loans and letter of credit accommodations outstanding under any such DIP Financing, together with the aggregate outstanding principal amount of loans (other than the FILO Loans under this Agreement) and outstanding amount of letters of credit made, issued or incurred pursuant to this Agreement and the other Loan Documents (giving effect to any repayments), does not exceed the Maximum Revolving Insolvency Amount, (iii) such agreement contains a minimum Availability covenant, in each case, no less restrictive than contained in Section 7.15 of this Agreement, (iv) the agent under such DIP Financing shall implement, and maintain, at all times, a reserve against all borrowing bases in the amount of any carve out amount granted with respect to professional fees and expenses, court costs, filing fees, and fees and costs of the Office of the United States Trustee as granted by the court or as agreed to by the Agent in its reasonable discretion, and (v) to the extent any term or condition contained in such DIP Financing (x) corresponds to a term or condition contained in this Agreement the modification or waiver of which would, pursuant to Section 10.01 or, if applicable, Section 10.01-A, require the consent of the FILO Agent and/or the FILO Lenders and (y) would be less restrictive to the Loan Parties than the corresponding term or condition contained in this Agreement, such term or condition shall be approved by the FILO Agent and/or the FILO Lenders, as applicable, in their reasonable discretion (a DIP Financing complying with the provisions of this paragraph referred to herein as a “Conforming DIP”).  For purposes of determining whether a DIP Financing is a Conforming DIP (in addition, for certainty, to any approval of the lenders or borrowers party to such DIP Financing):  (i)  the “Maximum Revolving Insolvency Amount” shall be calculated as it and all component terms are defined herein, mutatis mutandis with respect to the DIP Financing, and any changes thereto which would result in an amount greater than the Maximum Revolving Insolvency Amount being available to be borrowed by the Borrowers shall be subject to the prior written consent of the FILO Agent and (ii) such DIP Financing shall be subject to a minimum availability covenant not less restrictive than that contained in Section 7.15, and any changes to such minimum availability covenant which would result in a greater amount available to be borrowed by the Borrowers shall be subject to the prior written consent of the FILO Agent.  If the FILO Agent consents to any change in any term or condition contained in this Agreement as hereinabove provided (including, without limitation, modifying the definition of “Maximum Revolving Insolvency Amount” in a manner that would result in a greater amount available to be borrowed by the Borrowers as hereinabove provided), then the FILO Agent and each FILO Lender agrees that it will raise no objection, and will not support any objection, to such DIP Financing or to the Liens securing the same (or securing any claim for diminution in value in connection therewith).  The FILO Agent and the FILO Lenders hereby agree that they shall not, and shall not permit any Affiliate controlled by any of them to, (i) provide or offer to provide any DIP Financing to the Loan Parties or (ii) endorse (except as provided in this clause (a) above) the provision of any DIP Financing to the Loan Parties in any proceeding with respect to Debtor Relief Laws, in each case of (i) and (ii), pursuant to which Liens that are senior or pari passu in priority to the Liens securing the Obligations are granted on the Collateral (other than the FILO Collateral).

(b)All adequate protection granted to the Agent in any proceeding with respect to Debtor Relief Laws, including all Liens granted to the Agent in any proceeding with respect to Debtor Relief Laws as adequate protection, are intended to be for the benefit of all Credit Parties and shall be subject to Section 8.03 and Section 8.04, subject to any court order affecting the rights and interests of the parties hereto not in conflict with the terms hereof.  Without limiting the foregoing, the FILO Agent, on behalf of the FILO Lenders, shall have the right to seek adequate protection for the FILO Loans solely in the form of payment of interest at the then applicable interest rate (including the FILO Applicable Margin) for the FILO Loans and reimbursement of reasonable expenses of the FILO Agent (including Credit Party Expenses of the FILO Agent); provided, however, that the Agent, on behalf of itself and the Revolving Lenders, may contest (or support any other Person contesting) any request by the FILO Agent or any FILO Lender for such adequate protection from proceeds of Collateral (other than FILO Collateral) unless each of the following conditions is satisfied: (w) such payments are approved by a final order of the United States Bankruptcy Court approving a DIP Financing consented to by the Agent or any Revolving Lender, (x) the Agent and the Revolving Lenders are also receiving adequate protection payments covering their interest, fees and expenses (other than from proceeds of FILO Collateral), (y) the amount of all such payments from proceeds of Collateral (other than FILO Collateral) is added to the Maximum Revolving Insolvency Amount, and (z) the FILO Agent, on behalf of the FILO Lenders, agrees to pay over an amount not to exceed the payments so received from proceeds of Collateral (other than FILO Collateral) if the Revolving Obligations and all obligations under such DIP Financing are not paid in full in such proceeding with respect to Debtor Relief Laws.

(c)The FILO Agent and each FILO Lender agrees not to (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any proceeding with respect to Debtor Relief Laws in respect of any Collateral (other than FILO Collateral) of any Loan Party, without the prior written consent of the Agent, or (ii) oppose any request by the Agent or any Revolving Lender for relief from the automatic stay or any other stay in any proceeding with respect to Debtor Relief Laws in respect of any Collateral (other than FILO

Collateral) of any Loan Party.  The Agent and each Revolving Lender agrees not to (A) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any proceeding with respect to Debtor Relief Laws in respect of any FILO Collateral of any Loan Party, without the prior written consent of the FILO Agent or (B) oppose any request by the FILO Agent, or any FILO Lender for relief from the automatic stay or any other stay in any proceeding with respect to Debtor Relief Laws in respect of any FILO Collateral of any Loan Party.

(d)In the event that the FILO Agent or any FILO Lender becomes a judgment lien creditor in respect of any Collateral (other than the FILO Collateral) securing the Obligations, such judgment lien shall be subordinated to any Lien on such Collateral securing the Revolving Obligations on the same basis and to the same extent as the Liens on the Collateral of the Agent securing the FILO Obligations are subordinated (including with respect to the proceeds thereof being subject to Section 8.03 and Section 8.04) to those Liens securing the Revolving Obligations hereunder.

8.06Avoidance and Reinstatement

.  If a Credit Party receives payment or property on account of any Revolving Obligations or any FILO Obligations and the payment is subsequently invalidated, avoided, declared to be fraudulent or preferential, set aside or otherwise required to be transferred to a trustee, receiver or the estate of any Loan Party (in each instance, to the extent required by applicable law, a “Recovery”), then, to the extent of the Recovery, the Revolving Obligations or the FILO Obligations intended to have been satisfied by the payment will be reinstated as Revolving Obligations or FILO Obligations, as applicable, as of the date of such payment, and no payment with respect to, or discharge of the Revolving Obligations or the FILO Obligations, as applicable, will be deemed to have occurred for all purposes hereunder.  If this Agreement is terminated prior to a Recovery, this Agreement will be reinstated in full force and effect, and such prior termination will not diminish, release, discharge, impair, or otherwise affect the obligations of the Loan Parties from the date of reinstatement.  Upon such reinstatement of the Obligations, each Credit Party will disgorge and deliver to the Agent any Collateral or proceeds thereof received in payment of, or to discharge, the Obligations to effect the reinstatement required pursuant to the terms hereof.  No Credit Party may benefit from a Recovery, and any distribution made to a Credit Party as a result of a Recovery will be paid over to the Agent for application to the Obligations in accordance with Section 8.03 and Section 8.04 (after application to any DIP Financing that is a Conforming DIP or is otherwise consented to by the FILO Agent).

8.07Payments Over

.  In the event that, notwithstanding the provisions of this Article VIII, payments or proceeds of Collateral shall be received by any Credit Party in violation of the priorities set forth herein, such payments or proceeds of Collateral shall be held in trust for the benefit of and shall be paid over to or delivered to the Agent upon the Agent’s or the Required Lenders’ written demand.

8.08Subrogation

.

(a)Until the Revolving Obligations are paid in full in cash, the FILO Agent and the FILO Lenders shall have no right of subrogation to the rights of the Revolving Lenders to receive payments or distributions of cash or property applicable to the Revolving Obligations.  For purposes of such subrogation, no payments or distributions to the Revolving

Lenders of any cash or property to which the FILO Lenders would be entitled except for the provisions of this Agreement, and no payment over to the Revolving Lenders pursuant to this Agreement by the FILO Lenders, as between any Loan Party, its creditors (other than the Revolving Lenders), and the FILO Lenders shall be deemed to be a payment by the Loan Parties to or on account of the FILO Obligations.

(b)Until the FILO Obligations are paid in full in cash, the Agent and the Revolving Lenders shall have no right of subrogation to the rights of the FILO Lenders to receive payments or distributions of cash or property applicable to the FILO Obligations.  For purposes of such subrogation, no payments or distributions to the FILO Lenders of any cash or property to which the Revolving Lenders would be entitled except for the provisions of this Agreement, and no payment over to the FILO Lenders pursuant to this Agreement by the Revolving Lenders, as between any Loan Party, its creditors (other than the FILO Lenders), and the Revolving Lenders shall be deemed to be a payment by the Loan Parties to or on account of the Revolving Obligations.

ARTICLE IX

THE [~~AGENT~~]AGENTS

9.01Appointment and Authority.

Each of the Lenders (in its capacity as a Lender), the Swing Line Lender and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the administrative agent and collateral agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof (including, without limitation, acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations), together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Agent and the other Credit Parties, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02Rights as a Lender

.  The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

9.03Exculpatory Provisions

.  The Agent or any Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Agent, or the Arrangers, as applicable:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Applicable Lenders, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;[ ~~and~~]

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity; and

(d)shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent herein.

The Agent shall not be liable for any action taken or not taken by it (i) with the Consent or at the request of the Applicable Lenders (as the Agent shall believe in good faith shall be necessary under the circumstances as provided in [~~Sections~~]Section 0 or, if applicable, Section 10.01-A and 0) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

The Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Agent by the Loan Parties, a Lender or the L/C Issuer.  In the event that the Agent obtains such actual knowledge or receives such a notice, the Agent shall give prompt notice thereof to each of the other Credit Parties.  Upon the occurrence of a Default or an Event of Default, the Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Applicable Lenders.  Unless and until the Agent shall have received such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Credit Parties.  In no event shall the Agent be required to comply with any such directions to the extent that the Agent believes that its compliance with such directions would be unlawful.

[~~The~~]Neither the Agent nor the FILO Agent shall[ ~~not~~] be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article 0 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

9.04Reliance by Agent.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Agent shall have received written notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05Delegation of Duties

.  The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Agent.  The Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agent.  The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06Resignation of Agent

The Agent may at any time give written notice of its resignation to the Lenders, the L/C Issuer and the Lead Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Lead Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Lead Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Lead Borrower and such successor.  After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 0 shall continue in effect for the benefit of such retiring Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent hereunder.

9.07Non-Reliance on Agent and Other Lenders

.  Each Lender and [~~the~~]each L/C Issuer expressly acknowledges that none of the Agent, the FILO Agent nor any Arranger has made any representation or warranty to it, and that no act by the Agent, the FILO Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Agent, the FILO Agent or any Arranger to any Lender or each L/C Issuer as to any matter, including whether the Agent, the FILO Agent or any Arranger have disclosed material information in their (or their Related Parties’) possession.  Each Lender and each L/C Issuer represents to the Agent, the FILO Agent and the Arrangers that it has, independently and without reliance upon the Agent[ ~~or~~], the FILO Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis [~~and~~]of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Agent, the FILO Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties.  Except as provided in Section [~~0~~]9.12, [~~the~~]neither the Agent nor the FILO Agent shall not have any duty or responsibility to provide any Credit Party with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Agent or the FILO Agent, as applicable.  Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

9.08No Other Duties, Etc.

  Anything herein to the contrary notwithstanding, none of the Bookrunner, Arranger or Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity as the Agent, a Lender or the L/C Issuer hereunder.

9.09Agent May File Proofs of Claim

.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer, the Agent and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer, the Agent, such Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer the Agent and such Credit Parties under Sections 0, 0 and 0, 0 and 0) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Agent and to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 0 and 0.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Credit Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Credit Party or to authorize the Agent to vote in respect of the claim of any Credit Party in any such proceeding.

The Credit Parties hereby irrevocably authorize the Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any other Debtor Relief Laws or similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Agent (whether by judicial action or otherwise) in accordance with any applicable Law; provided that the consent of the Required FILO Lenders shall be required to (x) credit bid all or any portion of the FILO Obligations or (y) accept some or all of the FILO Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise.  In connection with any such credit bid and purchase, the Obligations owed to the Credit Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the equity interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.01), (iii) the Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any equity interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Credit Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Credit Party or any acquisition vehicle to take any further action.

Notwithstanding anything to the contrary set forth in the foregoing paragraph, each of the Credit Parties hereby agrees that the Agent, on behalf of itself and the other Revolving Lenders, may credit bid the Revolving Obligations in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision of other applicable law, including the Uniform Commercial Code) and the FILO Agent and each FILO Lender agrees not to object to such credit bid, so long as such credit bid does not exceed the amount of the Revolving Obligations.  Each of the Credit Parties hereby agrees that the Required FILO Lenders may direct the Agent to, on behalf of the FILO Lenders, credit bid the FILO Obligations in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision of other applicable Law, including the Uniform Commercial Code), and the Agent agrees to take such direction from the Required FILO Lenders and to not object thereto, in each case, so long as such credit bid does not exceed the amount of the FILO Obligations and all Revolving Obligations shall be paid in full in cash upon the effectiveness of any such sale under Section 363 of the Bankruptcy Code (or any similar provision of other Debtor Relief Law) (and any such credit bid of the FILO Obligations shall provide for the same).  The Credit Parties hereby agree that, in the event the Agent takes any action to credit bid the FILO Obligations upon the direction of the Required FILO Lenders on behalf of the FILO Lenders, the Agent shall be entitled to all of the benefits of Sections 9.14 and 10.04 in connection with such action.

9.10Collateral and Guaranty Matters

.  The Credit Parties irrevocably authorize the Agent, at its option and in its discretion[~~,~~]:

(a)to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon termination of the Aggregate Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) and the expiration, termination or Cash Collateralization of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Applicable Lenders in accordance with Section 0;

(b)to subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (h) of the definition of Permitted Encumbrances; and

(c)to release any Guarantor from its obligations under the Facility Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Agent at any time, the Applicable Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty pursuant to this Section 0.  In each case as specified in this Section 0, the Agent will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 0.

9.11Notice of Transfer.

The Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and [~~Acceptance~~]Assumption shall have become effective as set forth in Section 0.

9.12Reports and Financial Statements.

By signing this Agreement, each Lender:

(a)agrees to furnish the Agent after the occurrence and during the continuance of a Cash Dominion Event (and thereafter at such frequency as the Agent may reasonably request) with a summary of all Other Liabilities due or to become due to such Lender. In connection with any distributions to be made hereunder, the Agent shall be entitled to assume that no amounts are due to any Lender on account of Other Liabilities unless the Agent has received written notice thereof from such Lender and if such notice is received, the Agent shall be entitled to assume that the only amounts due to such Lender on account of Other Liabilities is the amount set forth in such notice;

(b)is deemed to have requested that the Agent furnish, and the Agent agrees to furnish, such Lender, promptly after they become available, copies of all Borrowing Base Certificates and financial statements required to be delivered by the Lead Borrower hereunder ;

(c)is deemed to have requested that the Agent furnish, and the Agent agrees to furnish, such Lender, promptly after they become available, copies of all commercial finance examinations and appraisals of the Collateral received by the Agent (collectively, the “Reports”);

(d)expressly agrees and acknowledges that the Agent makes no representation or warranty as to the accuracy of the Borrowing Base Certificates, financial statements or Reports,

and shall not be liable for any information contained in any Borrowing Base Certificate, financial statement or Report;

(e)expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties' books and records, as well as on representations of the Loan Parties' personnel;

(f)agrees to keep all Borrowing Base Certificates, financial statements and Reports confidential in accordance with the provisions of Section 0[ ~~hereof~~]; and

(g)without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a Loan or Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

9.13Agency for Perfection.

Each Credit Party hereby appoints each other Credit Party as agent for the purpose of perfecting Liens for the benefit of the Credit Parties, in assets which, in accordance with Article 9 of the UCC or any other Law of the United States can be perfected only by possession or control.  Should any Credit Party (other than the Agent) obtain possession or control of any such Collateral, such Credit Party shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent's instructions.

9.14Indemnification of Agent

.  Without limiting the obligations of Loan Parties hereunder, to the extent that the Loan Parties for any reason fails to indefeasibly pay any amount required under Section 0 to be paid by them to the Agent (or any sub-agent thereof), the Lenders shall indemnify the Agent, any sub-agent thereof, the L/C Issuer and any Related Party, as the case may be ratably according to their Applicable Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent, any sub-agent thereof, the L/C Issuer and their Related Parties in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by the Agent, any sub-agent thereof, the L/C Issuer and their Related Parties in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s, any sub-agent’s, the L/C Issuer’s and their Related Parties’ gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.

9.15Relation among Lenders

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

9.16Reserves.

Notwithstanding anything to the contrary contained in this Agreement, as long as the FILO Loan remains outstanding, the Agent shall maintain Reserves of the type existing on the Fourth Amendment Effective Date, which Reserves shall be calculated using the same methodology used prior to the Fourth Amendment Effective Date; provided that (x) the Agent may eliminate any Reserve concurrent with, or after elimination of, the event or circumstance that gave rise to the establishment of such Reserve, and (y) the Agent may in its reasonable discretion change the methodology used to calculate any Reserve if the effect of such change is to increase the amount of such Reserve.  For clarity, the foregoing shall not limit the right of the Agent (a) to modify the amount of any of the Reserves based upon mathematical calculations (e.g., based on an increase or reduction in Customer Credit Liabilities at the time of calculation), including reducing the amount of any such Reserves to an amount less than those Reserves in effect on the Fourth Amendment Effective Date, or (b) without regard to clause (a) hereof, to increase any Reserve from the level in effect at the time of the Fourth Amendment Effective Date and thereafter to reduce the amount of such Reserve to an amount not less than the amount thereof in effect on the Fourth Amendment Effective Date, in the case of each of clauses (a) and (b), in a manner otherwise permitted by this Agreement.

9.17Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such

Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.18FILO Agent.

(a)Each FILO Lender hereby irrevocably designates PLC Agent LLC as FILO Agent under this Agreement and the other Loan Documents.  The FILO Lenders each hereby irrevocably authorizes the FILO Agent (x) to enter into the Loan Documents to which it is a party, and (y) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto.  The FILO Agent shall act on behalf of the FILO Lenders with respect to the FILO Loans and the FILO Obligations associated therewith, and the FILO Agent shall have all of the benefits and immunities provided to the Agent in this Article IX with respect to any acts taken or omissions suffered by FILO Agent in connection with the FILO Obligations as fully as if the term “Agent” as used in this Article IX included the FILO Agent with respect to such acts or omissions.

(b)The FILO Agent may resign at any time by giving thirty (30) Business Days’ written notice thereof to the other FILO Lenders, the Agent and the Lead Borrower.  Upon any such resignation of the FILO Agent, the Required FILO Lenders shall have the right to appoint a successor FILO Agent, which, shall be reasonably satisfactory to the Agent and, so long as there is no FILO Event of Default, shall be reasonably satisfactory to the Lead Borrower.  If no successor FILO Agent shall have been so appointed by the Required FILO Lenders, and/or none shall have accepted such appointment within thirty (30) days after the retiring FILO Agent’s giving of notice of resignation, the retiring FILO Agent may, on behalf of the other FILO Lenders, appoint a successor FILO Agent which shall either be a commercial bank (or an affiliate thereof) or a commercial finance company specializing in providing financings comparable to the FILO Loan, in either such case, organized under the laws of the United States of America or of any State thereof which, shall be reasonably satisfactory to the Agent and, so long as there is no FILO Event of Default, shall be reasonably satisfactory to the Lead Borrower. Upon the acceptance of any appointment as FILO Agent by a successor FILO Agent, such successor FILO Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring FILO Agent and the retiring FILO Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring FILO Agent’s resignation hereunder as FILO Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it (i) while it was FILO Agent under this Agreement and (ii) after such resignation for so long as it continues to act in any capacity hereunder or under the other Loan Documents.

9.19Recovery of Erroneous Payments.

(a)Without limitation of any other provision in this Agreement, if at any time the Agent or the FILO Agent, as applicable, makes a payment hereunder in error to any Credit Party, whether or not in respect of an Obligation due and owing by the Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Agent or the FILO Agent, as applicable, forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Agent, or the FILO Agent, as applicable, at the greater of the Federal Funds Rate and a rate determined by the Agent or the FILO Agent, as applicable, in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Agent or the FILO Agent, as applicable, shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE X

MISCELLANEOUS

10.01Amendments, Etc.

(a) Subject to Section 3.03([~~b~~]c) and Section 10.01-A, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no Consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Agent, with the Consent of the Required Lenders, and the Lead Borrower or the applicable Loan Party, as the case may be, and each such waiver or Consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(i)increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 0) without the written Consent of such Lender;

(ii)as to any Lender, postpone any date fixed by this Agreement or any other Loan Document for (i) any scheduled payment (including the Maturity Date) of principal, interest, fees or other amounts due hereunder or under any of the other Loan Documents without the written Consent of such Lender, or (ii) any scheduled or mandatory reduction or termination of the Aggregate Revolving Commitments hereunder or under any other Loan Document, without the written Consent of such Lender;

(iii)as to any Lender, reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing held by such Lender, or (subject to clause (iv) of the second proviso to this Section 0) any fees or other amounts payable hereunder or under any other Loan Document to or for the account of such Lender, without the written Consent of such Lender; provided, however, (A) that only the Consent of the Required Revolving Lenders shall be necessary ([~~i~~]x) to amend the definition of “Default Rate” up to an additional two percent (2.0%) and any amount over two percent (2.0%) shall require the consent of the Required Revolving Lenders, the Required FILO Lenders and the Lead Borrower or (y) to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate and (B) that only the Consent of the Required FILO Lenders shall be necessary to amend the definition of “FILO Default Rate” up to an additional two percent (2.0%) and any amount over two percent (2.0%) shall require the consent of the Required Revolving Lenders, the Required FILO Lenders and the Lead Borrower (it being expressly acknowledged and agreed that the neither the Consent of the Agent or the Required Lenders shall be necessary for any such modification);

(iv)as to any Lender, change Section 0 or Section 0 in a manner that would alter the pro rata sharing of payments required thereby without the written Consent of such Lender;

(v)change any provision of this Section or the definition of “Required Lenders”, “Required Revolving Lenders”, “Required FILO Lenders”, “Required Supermajority Lenders” or any other provision hereof or of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or thereunder, without the written Consent of each Lender;

(vi)except as expressly permitted hereunder or under any other Loan Document, release, or limit the liability of, any Loan Party without the written Consent of each Lender;

(vii)except for Permitted Dispositions or as provided in Section 0, release all or substantially all of the Collateral from the Liens of the Security Documents without the written Consent of each Lender;

(viii)except as provided in Section 0, increase the Aggregate Revolving Commitments without the written Consent of each Revolving Lender;

(ix)increase any advance rate percentage set forth in the definition of the terms “Borrowing Base” or “FILO Borrowing Base” without the written Consent of each Lender or otherwise change the definition of the terms “Borrowing Base” or “FILO Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased without the written Consent of the Required Supermajority Lenders[~~,~~]; provided that the foregoing shall not (i) limit the discretion of the Agent to change, establish or eliminate any Reserves; or (ii) prevent the Agent from restoring any component of Borrowing Base and/or the FILO Borrowing Base which had been lowered by the Agent back to the value of such component, as stated in this Agreement or to an intermediate value;

(x)modify the definition of Permitted Overadvance so as to increase the amount [~~thereof~~]permitted thereby or, except as otherwise provided in such [~~definition~~]definitions, the time period for which a Permitted Overadvance may remain outstanding without the written Consent of each Lender; and

(xi)except as expressly permitted herein or in any other Loan Document, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the written Consent of each Lender;

and, provided further, that (i) no amendment, waiver or Consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or Consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or Consent shall, unless in writing and signed by the Agent in addition to the Lenders required above, affect the rights or duties of any Agent under this Agreement or any other Loan Document;[ ~~and~~] (iv) no amendment, waiver or Consent shall, unless in writing and signed by the FILO Agent in addition to the Lenders required above, affect the rights or duties of the FILO Agent under this Agreement or any other Loan Document; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(b)Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (x) no provider or holder of any Bank Products or Cash Management Services shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or any Loan Party, and (y) any Loan Document may be amended and waived with the consent of the Agent at the request of the Lead Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause any Loan Document to be consistent with this Agreement and the other Loan Documents.

(c)If any Lender does not Consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the Consent of each Lender and that has been approved by the Required Lenders, the Lead Borrower may replace such Non-Consenting Lender in accordance with Section 0; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Lead Borrower to be made pursuant to this paragraph).

(d)Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Agent and the Borrowers (i) to add one or more additional revolving credit or term loan facilities to this Agreement, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share (on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Agent and approved by the Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

(e)Purchase Option.

(i)If the Agent shall notify the FILO Agent of its intention to (by itself or at the direction of the Required Lenders) sell, lease or otherwise dispose of all or substantially all of the Collateral whether by private or public sale in accordance with Section 8.02(b); provided that any notice from the Agent to the FILO Agent of the Agent’s intention to conduct such a sale shall be delivered by the Agent to the FILO Agent not less than five (5) Business Days prior to the commencement of any such sale (the foregoing event is referred to herein as a, “Purchase Option Event”), the FILO Lenders shall have the opportunity to purchase all (but not less than all) of the Obligations (other than the FILO Obligations); provided that such option shall expire if the applicable FILO Lenders fail to deliver a written notice (a “Revolving Purchase Notice”) to the Agent within five (5) Business Days following the first date the FILO Agent obtains knowledge of the occurrence of a Purchase Option Event, which Revolving Purchase Notice shall (A) be signed by the applicable FILO Lenders committing to such purchase (the “Revolving Purchasing Creditors”) and indicate the percentage of the Obligations (other than the FILO Obligations) to be purchased by each Revolving Purchasing Creditor (which aggregate commitments must add up to one hundred percent (100%) of the Obligations (other than the FILO Obligations)) and (B) confirm that the offer contained therein is irrevocable.  Upon receipt of such Revolving Purchase Notice by the Agent, the Revolving Purchasing Creditors shall have from the date of delivery thereof to and including the date that is five (5) Business Days after the Revolving Purchase Notice was received by the Agent to purchase all (but not less than all) of the Obligations (other than the FILO Obligations) (the date of such purchase, the “Revolving Purchase Date”).

(ii)On the Revolving Purchase Date, the Agent and the other Revolving Secured Parties shall, subject to any required approval of any Governmental Authority, if any, sell to the Revolving Purchasing Creditors all (but not less than all) of the Obligations (other than the FILO Obligations).  On such Revolving Purchase Date, the Revolving Purchasing Creditors shall (i) pay to the Agent, for the benefit of the Credit Parties (other than the FILO Agent and FILO Lenders), as directed by the Agent, in immediately available funds the full amount (at par) of all Obligations (other than the FILO Obligations) together with all accrued and unpaid interest and fees thereon, all in the amounts specified by the Agent and determined in good faith in accordance with the Loan Documents or other applicable documents, (ii) furnish such amount of cash collateral in immediately available funds as the Agent determines is reasonably necessary to secure the Credit Parties (other than the FILO Agent and FILO Lenders) on terms reasonably satisfactory to the Agent in connection with any (x) asserted indemnification claims, and (y) all Obligations (other than the FILO Obligations) in respect of or relating to Letters of Credit but not in any event in an amount greater than 105% thereof, and (iii) agree to reimburse the Credit Parties (other than the FILO Agent and FILO Lenders) for any loss, cost, damage or expense resulting from the granting of provisional credit for any checks, wire or ACH transfers that are reversed or not final or other payments provisionally credited to the Obligations (other than the FILO Obligations) and as to which the Agent and the other Credit Parties (other than the FILO Agent and FILO Lenders) have not yet received final payment as of the Revolving Purchase Date.  Such purchase price shall be remitted by wire transfer in immediately available funds to such bank account of the Agent (for the benefit of the applicable Credit Parties) as the Agent shall have specified in writing to the FILO Agent.  Interest and fees shall be calculated to but excluding the Revolving Purchase Date if the amounts so paid by the applicable Revolving Purchasing Creditors to the bank account designated by the Agent are received in such bank account prior to 11:00 a.m. and interest shall be calculated to and including such Revolving Purchase Date if the amounts so paid by the Revolving Purchasing Creditors to the bank account designated by the Agent are received in such bank account after 11:00 a.m.  Notwithstanding anything to the contrary contained in the Loan Documents, the Loan Parties hereby consent to and approve the assignment of the Obligations (other than the FILO Obligations) contemplated by this Section.

(iii)Any purchase pursuant to the purchase option described in this Section shall, except as provided below, be expressly made without representation or warranty of any kind by the Agent or the other Credit Parties (other than the FILO Agent and FILO Lenders) as to the Obligations, the Collateral or otherwise, and without recourse to the Agent and the other Credit Parties (other than the FILO Agent and FILO Lenders) as to the Obligations, the Collateral or otherwise, except that the Agent and each of the other Credit Parties (other than the FILO Agent and FILO Lenders), as to itself only, shall represent and warrant only as to (i) the principal amount of the Obligations being sold by it, (ii) that such Person has not created any Lien on, or sold any participation in, any Obligations being sold by it, and (iii) that such Person has the right to assign the Obligations being assigned by it.

(iv)In connection with any purchase of Obligations (other than the FILO Obligations) pursuant to this Section, each Credit Party (other than the FILO Agent and FILO Lenders) agrees to enter into and deliver to the Revolving Purchasing Creditors on the Revolving Purchase Date, as a condition to closing, an assignment agreement substantially in the form of Exhibit A to this Agreement or any other form approved by the Agent and, at the expense of the Loan Parties, each of the Credit Parties (other than the FILO Agent and FILO Lenders) shall deliver all possessory Collateral (if any), together with any necessary endorsements and other documents (including any applicable stock powers or note powers), then in such Credit Party’s possession or in the possession of its agent or bailee, or turn over control as to any pledged Collateral, deposit accounts or securities accounts of which such

Credit Party or its agent or bailee then has control, as the case may be, to the FILO Agent to act as the successor Administrative Agent and Collateral Agent and otherwise take such actions as may be reasonably appropriate to effect an orderly transition to the FILO Agent to act as the successor Administrative Agent and Collateral Agent.  Upon the consummation of the purchase of the Obligations (other than the FILO Obligations)  pursuant to this Section, the Administrative Agent and Collateral Agent shall be deemed to have resigned as an “agent” or “administrative agent” or “collateral agent” (or any similar role) for the Credit Parties, under the Loan Documents; provided the Administrative Agent and Collateral Agent (and all other agents under this Agreement) shall be entitled to all of the rights and benefits of a former “agent” or “administrative agent” or “collateral agent” under this Agreement.

(v)Notwithstanding the foregoing purchase of the Obligations (other than the FILO Obligations) by the Revolving Purchasing Creditors, the Credit Parties (other than the FILO Agent and FILO Lenders) shall retain those contingent indemnification obligations of the Loan Parties and other obligations under the Loan Documents which by their terms would survive any repayment of the Obligations.

10.01-A.Certain FILO Consent Rights, Etc.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in addition to any required consent under Section 10.01, (i) no amendment, waiver or consent shall, unless in writing and signed by the FILO Agent in addition to the Lenders required herein, affect the rights or duties of, or any fees or other amounts payable to, the FILO Agent under this Agreement or any other Loan Document, and (ii) no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall:

(a)except in connection with, and solely with respect to, the provision of a Conforming DIP, (i) increase the aggregate Revolving Commitments or (ii) subordinate the Liens granted hereunder or under the other Loan Documents on Collateral (other than FILO Collateral), to any other Indebtedness or Lien, as the case may be, in each case, without the consent of each FILO Lender;

(b)(i) change the definitions of “Borrowing Base” or any component definition thereof, or increase the advance rates applied to eligible assets in the Borrowing Base, or (ii) change the definitions of “Appraised Value,” “Availability”, “Average Revolving Availability”, “Customer Credit Liabilities”, “FILO Borrowing Base” or any component definition of the foregoing, or increase the advance rates applied to eligible assets in the FILO Borrowing Base, if in each case, as a result thereof, the amounts available to be borrowed by the Borrowers would be increased; provided that the foregoing shall not limit the discretion of the Agent (subject to Section 9.16) to change, establish or eliminate any Reserves without the consent of any Lenders, in each case, without the consent of each FILO Lender;

(c)change the definitions of “Permitted Overadvance” or “Unintentional Overadvance” or any component definition thereof, if in each case, as result thereof, the Maximum Revolving Insolvency Amount would be increased, in each case, without the consent of the Required FILO Lenders;

(d)change the definitions of “Conforming DIP”, “DIP Financing” or “Maximum Revolving Insolvency Amount”, in each case, without the consent of the Required FILO Lenders;

(e)change the definitions of “Bank Products”, “Borrowing Base Certificate”, “Cash Management Services”, “Loan Documents”, “Maturity Date”, “Termination Date”, “Other Liabilities”, “Eligible Assignee” (in a manner which would directly make assignments of the FILO Loan more restrictive or would permit the Loan Parties or their Affiliates to be Eligible Assignees), “FILO Collateral”, “FILO Event of Default”, “FILO Facility”, “FILO Fee Letter”, “FILO Loan”, “FILO Obligations”, “FILO Prepayment Premium”, “FILO Standstill Period”, “Interest Payment Date for FILO Loans”, “Obligations” or “TTM EBITDA”, in each case, without the consent of the Required FILO Lenders;

(f)(i) change the definitions “FILO Push Down Reserve” (or any component definition of such term) or (ii) cease to deduct from the Borrowing Base (or fail to establish or maintain) the FILO Push Down Reserve, in each case, without the consent of the Required FILO Lenders;

(g)change the definitions of “Accelerated Borrowing Base Delivery Event” or “Cash Dominion Event” (or any component definition of such terms) in a way that would be more favorable to the Loan Parties, in each case, without the consent of the Required FILO Lenders;

(h)amend, modify or waive the provisions of Sections 6.20, 7.15 or 7.16;

(i)(x) change the definitions of “Consolidated EBITDA”, “Consolidated Fixed Charge Coverage Ratio” (or any component definition thereof), “Payment Conditions” or “RP Conditions”, in each case, in a way that would be more favorable to the Loan Parties or (y) eliminate any requirement to comply with the Payment Conditions or RP Conditions, as applicable, with respect any specified transaction subject to the requirement to comply therewith, in each case, without the consent of the Required FILO Lenders;

(j)(i) change the definitions of “Required FILO Lenders”, “Credit Party” or “Applicable Percentage”, in each case, without the consent of each FILO Lender;

(k)change the definition of “FILO Default Rate” or, if implemented, waive any application of the FILO Default Rate, in each case, without the consent of the Required FILO Lenders;

(l)increase the interest rates applicable to the Revolving Obligations as of the Fourth Amendment Effective Date (other than any increase occurring because of fluctuations in underlying rate indices or imposition of the Default Rate), without the consent of the Required FILO Lenders;

(m)change the definition of “Availability Reserves”, “Reserves”, or “Inventory Reserves”, in each case in a manner that restricts the rights of the FILO Agent to implement and maintain Reserves, in each case, without the consent of the Required FILO Lenders;

(n)except as provided in Section 2.15 (which Section may be amended with the consent of the Required Lenders and the FILO Agent), increase the Revolving Commitments;

(o)change, modify or waive any of the provisions of Section 6.01 without the consent of the Required FILO Lenders;

(p)change, modify or waive any of the provisions of Section 6.12 without the consent of the Required Revolving Lenders and the FILO Agent;

(q)release any FILO Collateral from the Lien of the Agent without the consent of Required FILO Lenders; or

(r)change, modify or waive any of the provisions of (i) Section 2.01, 2.07(b) or Section 2.08 in a manner that relates to the FILO Obligations, (ii) Section 2.09(b)(ii), (iii) [reserved], (iv) [reserved], (v) [reserved], (vi) Section 6.02(a) or (b) in a manner that reduces the frequency of the delivery of Compliance Certificates or Borrowing Base Certificates or eliminates any requirement to deliver Compliance Certificates or Borrowing Base Certificates as set forth in Section 6.02(a) or (b) as of the Fourth Amendment Effective Date, (vii) Section 6.10(b), (c) or (d) in a manner that reduces the frequency of and/or thresholds for appraisals or field examinations or is otherwise adverse to the FILO Lenders, (viii) [reserved], (ix) Section 6.14, (x) the last sentence of Section 4.02, (xi) Section 7.07 in a way that would further restrict prepayment of the FILO Obligations, (xii) Section 8.01 in any manner which would also constitute a waiver of any FILO Event of Default, (xiii) Section 8.02(b), (xiv) Sections 8.03 through 8.08, (xv) Section 9.09, (xvi) Section 9.10, (xvii) Section 9.16, (xviii) Section 9.18 or (xix) this Section 10.01-A, in each case, without the consent of each FILO Lender.

Notwithstanding Section 10.01, the FILO Fee Letter may be amended, or rights or privileges thereunder waived, in each case, at any time after the Fourth Amendment Effective Date, in a writing executed only by the parties thereto, and with the consent of the Agent.

For the avoidance of any doubt and notwithstanding Sections 10.01, 10.01-A or anything else to the contrary in this Agreement or any other Loan Document, the FILO Agent and each FILO Lender, agrees that, other than with respect to amounts payable pursuant to Section 8.05(c), the payment of principal, interest and fees on account of FILO Obligations may be limited in connection with the provision of a DIP Financing that is a Conforming DIP or is otherwise consented to by the FILO Agent.

Notwithstanding Sections 10.01, 10.01-A or anything else to the contrary in this Agreement or any other Loan Document, the FILO Agent and each FILO Lender, agrees that neither it nor they will raise any objection to, or oppose, and shall be deemed to have consented to the release of any Loan Party from its obligations under any Loan Document or to any private or public sale or other disposition of all or any portion of the Collateral (and any post-petition or post-filing assets subject to adequate protection Liens or comparable Liens under any Debtor Relief Law in favor of the Agent) free and clear of any Liens and other claims (a) at any time after the occurrence and during the continuance of an Event of Default under this Agreement if the Agent has consented to such release or sale; provided, however, that after the occurrence and during the continuance of an Event of Default under this Agreement and prior to the commencement of any proceeding under Debtor Relief Laws involving any Loan Party, any such sale by the Agent shall be made in accordance with applicable Law and the Agent shall provide not less than five (5) Business Days’ prior written notice to the FILO Agent of any proposed sale, or (b) under Section 363 of the Bankruptcy Code (or other similar provision of any Debtor Relief Law) in each case under the foregoing clauses (a) and (b), if the Agent has consented to such release or sale, and in connection with each of the foregoing clauses (a) and (b), each FILO Lender shall be deemed to have consented to such release and hereby irrevocably authorizes the Agent to release any Lien on any of the Collateral; provided that (x) any Lien of the Agent on such Collateral attaches to the net proceeds of such sale or other disposition of the Collateral received by the Agent and that all proceeds of the Collateral received by the Agent from such sale or other disposition are, after application to any DIP Financing, applied in accordance with Section 8.03 and Section 8.04 and (y) notwithstanding the foregoing, the consent of the FILO Agent shall be required with respect to any release of any FILO Collateral or any Loan Party that owns any FILO Collateral.  This paragraph shall be referred to herein as the “Specified Release Paragraph”.

10.02Notices; Effectiveness; Electronic Communications.

(a)Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection 0 below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to the Loan Parties, the Agent, the FILO Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection 0 below, shall be effective as provided in such subsection 0.

(b)Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Agent, and in the case of the FILO Facility, the FILO Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article 0 if such Lender or the L/C Issuer, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication.  The Agent or the Lead Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided further that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR

COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties’ or the Agent’s transmission of Borrower Materials through the Internet.

(d)Change of Address, Etc.  Each of the Loan Parties, the Agent, the FILO Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Lead Borrower, the Agent, the FILO Agent, the L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities laws.

(e)Reliance by Agent, L/C Issuer and Lenders.  The Agent, the FILO Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Loan Parties shall indemnify the Agent, the FILO Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties.  All telephonic notices to and other telephonic communications with the Agent may be recorded by the Agent or the FILO Agent, and each of the parties hereto hereby consents to such recording.

10.03No Waiver; Cumulative Remedies

.  No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with Section 0 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, or (c) any Lender from exercising setoff rights in accordance with Section 0 (subject to the terms of Section 0); and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Agent pursuant to Section 0 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 0, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses.  The Borrowers shall pay all Credit Party Expenses.

(b)Indemnification by the Loan Parties.  The Loan Parties shall indemnify the Agent (and any sub-agent thereof), the FILO Agent, each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee (including the allocated cost of internal counsel)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, any bank advising or confirming a Letter of Credit and any other Person seeking to enforce the rights of a Borrower, beneficiary, transferee, or assignee or Letter of Credit proceeds or the holder of an instrument or document related to any Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Controlled Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.  Without limiting the provisions of Section 0, this Section 0 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.

(d)Payments.  All amounts due under this Section shall be payable on demand therefor.

(e)Limitation of Liability.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(f)Survival.  The agreements in this Section shall survive the resignation of any Agent, the FILO Agent, the L/C Issuer or the Swing Line Lender, the assignment of any Commitment or Loan by any Lender, the replacement of any Lender, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05Payments Set Aside

.  To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Agent upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06Successors and Assigns.

(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written Consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 0, (ii) by way of participation in accordance with the provisions of subsection Section 0, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 0 (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection 0 of this Section and, to the extent expressly contemplated hereby, the Related

Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 0, participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender's Revolving Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned; and

(B)in any case not described in subsection 000of this Section, (i) the aggregate amount of the Revolving Commitment (which for this purpose includes Revolving Loans outstanding thereunder) or, if the Revolving Commitment is not then in effect, the principal outstanding balance of the Revolving Loans of the assigning Revolving Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 and (ii) the principal outstanding balance of the FILO Loan of the assigning FILO Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Agent (and in the case of the FILO Loans, the FILO Agent) and, so long as no Default or Event of Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by subsection 000 of this Section and, in addition:

(A)the consent of the Lead Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Default or Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund with respect to such Lender; and

(B)the consent of the Agent, the L/C Issuer and the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Revolving Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(iv)Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided, however, that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons.  No such assignment shall be made (A) to the Loan Parties or any of the Loan Parties’ Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries or Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(vi)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Lead Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to subsection 0 of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 0, 0, 0, and 0 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 0.

(c)Register.  The Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Lead Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations.  (i) Any Lender may at any time, without the consent of, or notice to, the Loan Parties or the Agent, sell participations to any Person (other than a natural person or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.  Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 0 as if such Participant was a Lender hereunder.

(ii)Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (iv) of the first proviso to Section 0 or, if applicable, Section 10.01-A that affects such Participant.  Subject to subsection 0 of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 0, 0 and 0 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 0.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 0 as though it were a Lender, provided such Participant agrees to be subject to Section 0 as though it were a Lender.

(iii)Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Agent and the FILO Agent (in [~~its capacity~~]their capacities as Agent and FILO Agent, respectively) shall have no responsibility for maintaining a Participant Register.

(e)Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 0 or 0 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower's prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 0 unless the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 0 as though it were a Lender.

(f)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)Resignation as L/C Issuer or Swing Line Lender after Assignment or Resignation.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection 0 above, or resigns as Agent in accordance with the provisions of Section 0, Bank of America may, (i) upon 30 days’ notice to the Lead Borrower and the Lenders, resign as L/C Issuer and/or (ii) with duplication of any notice required under Section 0, upon 30 days’ notice to the Lead Borrower, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Lead Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Lead Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 0).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 0.  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be,  (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit, and (c) the successor Swing Line Lender shall repay all outstanding Obligations with respect to Swing Line Loans due to the resigning Swing Line Lender.

10.07Treatment of Certain Information; Confidentiality

.  Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, Approved Funds, and to its and its Affiliates’ and Approved Funds’ respective partners, directors, officers, employees, agents, funding sources, attorneys, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement (including any electronic agreement contained in any Platform) containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Contract relating to any Loan Party and its obligations, (g) with the consent of the Lead Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties.

For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof, provided that, in the case of information received from any Loan Party or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Law, including Federal and state securities Laws.

10.08Right of Setoff

.  If an Event of Default shall have occurred and be continuing or if any Lender shall have been served with a trustee process or similar attachment relating to property of a Loan Party, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Agent or the Required Lenders, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other property at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, regardless of the adequacy of the Collateral, and irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 0 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the Lead Borrower and the Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09Interest Rate Limitation

.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Law (the “Maximum Rate”).  If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans and other Obligations (other than Other Liabilities not then due and owing) or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10Counterparts; Integration; Effectiveness

.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 0, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

10.11Survival

.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.  Further, the provisions of Sections 0, 0, 0 and 0 and Article 0 shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration of the Letters of Credit or the termination of the Commitments or the termination of this Agreement or any provision hereof.  In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Agent may require such indemnities and collateral security as it shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, (y) any obligations that may thereafter arise with respect to the Other Liabilities, and (z) any Obligations that may thereafter arise under Section 0 hereof.

10.12Severability

.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 0, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13Replacement of Lenders

.  If any Lender requests compensation under Section 0, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 0, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and either the Agent or the FILO Agent, as applicable, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 0), all of its interests, rights (other than its existing rights to payments pursuant to Section 0 and 0) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)the Borrowers shall have paid to the Agent the assignment fee specified in Section 0;

(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 0) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)in the case of any such assignment resulting from a claim for compensation under Section 0 or payments required to be made pursuant to Section 0, such assignment will result in a reduction in such compensation or payments thereafter;

(d)such assignment does not conflict with Laws; and

(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

10.14Governing Law; Jurisdiction; Etc.

(a)GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN

DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)SUBMISSION TO JURISDICTION.  EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE AGENT, THE FILO AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)WAIVER OF VENUE.  EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

10.15Waiver of Jury Trial

.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES

HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16No Advisory or Fiduciary Responsibility

.  In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.

10.17USA PATRIOT Act Notice

.  Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party is in compliance, in all material respects, with the Act.  No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Anti-Corruption Laws.  The Loan Parties shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer”, Anti-Corruption Laws and Anti-Money Laundering Laws, including the Act and the Beneficial Ownership Regulation.

10.18Foreign [~~Asset~~]Assets Control Regulations

.  Neither of the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)).  To the extent applicable, each Loan Party is in compliance, in all material respects, with the Trading with the Enemy Act.  Furthermore, none of the Borrowers or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

10.19Time of the Essence

.  Time is of the essence of the Loan Documents.

10.20Press Releases.

(a)Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of the Agent or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to the Agent and without the prior written consent of the Agent unless (and only to the extent that) such Credit Party or Affiliate is required to do so under Law and then, in any event, such Credit Party or Affiliate will consult with the Agent before issuing such press release or other public disclosure.

(b)Each Loan Party consents to the publication by the Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo or trademark.  The Agent, FILO Agent, or such Lender shall provide a draft reasonably in advance of any advertising material to the Lead Borrower prior to the publication thereof.  The Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

10.21Additional Waivers.

(a)The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Agent or any other Credit Party, or (iv) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations after the termination of the Commitments).  The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations after the termination of the Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the

Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise.

(b)To the fullest extent permitted by Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. The Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all of the Obligations have been indefeasibly paid in full in cash and the Commitments have been terminated.  Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party.

(c)Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all of the Obligations and the termination of the Commitments. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness.  If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents.  Subject to the foregoing, to the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers.  As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101 (32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

10.22No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10.23Attachments.

The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

10.24Electronic Execution of Assignments and Certain Other Documents.

(a)The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.

(b)This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures.  Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.  Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent and each of the Credit Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything contained herein to the contrary, the Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Agent has agreed to accept such Electronic Signature, the Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

10.25Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Facility Guaranty or the grant of a security interest under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under the Facility Guaranty voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until [~~Payment~~]the indefeasible payment in [~~Full~~]full of the Obligations ~~have been indefeasibly paid~~ [~~and performed in full~~].  Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

10.26Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

10.27Acknowledgement and Consent to Bail-In of [~~EEA~~]Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or an L/C Issuer that is an [~~EEA~~]Affected Financial Institution arising under any Loan

Document, to the extent such liability is unsecured, may be subject to the [~~write-down~~]Write-Down and [~~conversion powers of an EEA~~]Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)[~~(a)~~ ]the application of any Write-Down and Conversion Powers by [~~an EEA~~]the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an [~~EEA~~]Affected Financial Institution; and

(b)[~~(b)~~ ]the effects of any Bail-In Action on any such liability, including, if applicable:

(i)[~~(i)~~ ]a reduction in full or in part or cancellation of any such liability;

(ii)[~~(ii)~~ ]a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such [~~EEA~~]Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)[~~(iii)~~ ]the variation of the terms of such liability in connection with the exercise of the [~~write-down~~]Write-Down and [~~conversion powers~~]Conversion Powers of any [~~EEA~~]applicable Resolution Authority.

10.28Amendment and Restatement.

This Agreement is an amendment and restatement of the Existing Credit Agreement, it being acknowledged and agreed that as of the Closing Date all obligations outstanding under or in connection with the Existing Credit Agreement and any of the other Loan Documents (such obligations, collectively, the “Existing Obligations”) constitute obligations under this Agreement.  This Agreement is in no way intended to constitute a novation of the Existing Credit Agreement or the Existing Obligations.  With respect to (i) any date or time period occurring and ending prior to the Closing Date, the Existing Credit Agreement and the other Loan Documents shall govern the respective rights and obligations of any party or parties hereto also party thereto and shall for such purposes remain in full force and effect; and (ii) any date or time period occurring or ending on or after the Closing Date, the rights and obligations of the parties hereto shall be governed by this Agreement (including, without limitation, the exhibits and schedules hereto) and the other Loan Documents.  From and after the Closing Date, any reference to the Existing Credit Agreement in any of the other Loan Documents executed or issued by and/or delivered to any one or more parties hereto pursuant to or in connection therewith shall be deemed to be a reference to this Agreement, and the provisions of this Agreement shall prevail in the event of any conflict or inconsistency between such provisions and those of the Existing Credit Agreement.

Schedule 2.01
Commitments and Applicable Percentages

Revolving Commitments:

Lender	Revolving Commitment	Applicable Percentage
Bank of America, N.A.	$55,000,000	44.000000000%
Wells Fargo Bank, National Association	$35,000,000	28.000000000%
Citizens Bank, N.A.	$35,000,000	28.000000000%
TOTAL	$125,000,000.00	100.000000000%

FILO Commitments:

Lender	FILO Commitment	Applicable Percentage
Pathlight Capital Fund II LP	$17,500,000.00	100.000000000%